EXHIBIT 10.1
                                                                    ------------


                              AMENDED AND RESTATED
                                 LOAN AGREEMENT

                              dated effective as of
                                  June 7, 2006

                                      among

                               GMX RESOURCES INC.,
                                  as Borrower,

                                       AND

                       CAPITAL ONE, NATIONAL ASSOCIATION,
                            as Administrative Agent,

                                       AND

                     THE BANKS LISTED ON THE SIGNATURE PAGE,
                                    as Banks

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                       AMENDED AND RESTATED LOAN AGREEMENT

                  THIS AMENDED AND RESTATED LOAN AGREEMENT ("Agreement"), dated effective as of June 7, 2006, is made among GMX RESOURCES INC., an Oklahoma corporation (the "Borrower"), the BANKS (as defined below), CAPITAL ONE, NATIONAL ASSOCIATION, a national banking association, as administrative agent for the Banks (and individually as a Bank), who agree as follows:


                              PRELIMINARY STATEMENT

                  WHEREAS, the Borrower and Capital One, National Association (under its former name Hibernia National Bank, the "Initial Bank"), are parties to the Loan Agreement dated effective as of August 15, 2000, as amended by the Interim Agreement dated as of November 3, 2005, and the Second Amendment thereto dated as of December 20, 2005 (as so amended, the "Prior Loan Agreement").

                  WHEREAS, the Borrower and the Initial Bank desire to amend the line of credit under said Prior Loan Agreement, to provide for the participation by other banks in said line of credit on an agented credit basis, to reflect the joinder of Union Bank of California as a Bank and an increase in the Borrowing Base, and to permit certain subordinated borrowing by the Borrower, and in connection therewith to amend and restate said Prior Loan Agreement in its entirety.

                  NOW, THEREFORE, in consideration of the premises, and the mutual agreements contained herein, the Borrower, the Initial Bank, the Agent and the Banks do hereby (i) agree that nothing in this Amended and Restated Loan Agreement shall constitute the satisfaction or extinguishment of the amount owed under the revolving promissory note issued under said Prior Loan Agreement, nor shall it be a novation of the amount owed under such revolving promissory note, and (ii) amend and restate said Prior Loan Agreement in its entirety as follows:


                                    ARTICLE 1

                                  GENERAL TERMS

                  Section 1.1 Terms Defined Above. As used in this Agreement, the terms "Agreement", "Borrower", "Initial Bank", and "Prior Loan Agreement" shall have the meanings indicated above.

                  Section 1.2 Certain Definitions. As used in this Agreement, the following terms shall have the meanings indicated (and as provided in
Section 10.14), unless the context otherwise requires:
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                  "Advances" shall mean the borrowings on the Closing Date under the Loan and all or any portion of such borrowings and other or subsequent reborrowings under the Loan so long as same remain outstanding and unpaid.

                  "Affiliate" shall mean, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified (and the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person through the ability to exercise voting power) (and the terms "controlling" and "controlled" have meanings correlative thereto).

                  "Agent" shall mean Capital One, National Association in its capacity as administrative agent of the Banks pursuant to
                  Article 9 and any successor administrative agent pursuant to
                  Section 9.1.

                  "Amount" shall mean thirty five million ($35,000,000.00) dollars. Although the aggregate face amount of the initial Notes under this Agreement is one hundred million ($100,000,000.00) dollars, the Amount (and hence the Commitment Limit) is acknowledged by Borrower to be a lesser number, subject to one or more future increases by the Banks in their sole discretion and the Borrower's request in conjunction with any future increases in the Borrowing Base and further bank management approvals. Such periodic increases in the Amount may be made without need of formal amendment to this Agreement (up to the notational amount of one hundred million ($100,000,000.00) dollars), but nonetheless evidenced in writing, and subject to any fees payable on the incremental increased portion under Section 2.5.

                  "Applicable LIBO Rate Margin" shall have the meaning set forth in the definition of "LIBO Rate".

                  "Banks" shall mean the lenders listed on Schedule 1 hereto and on the signature pages of this Agreement, and their respective successors and assigns in accordance with Section 9.6.

                  "Base Rate" shall mean, for any day, an interest rate per annum equal to the Prime Rate in effect on such day. Without notice to the Borrower, the Base Rate shall change automatically from time to time as and in the amount by which the Prime Rate shall

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                  fluctuate, with each such change in the Base Rate to be
                  effective as of the date of each change in the Prime Rate, adjusted daily.

                  "Borrowing Base" shall mean, at any time, the dollar amount calculated as the maximum loan value of the Collateral as determined by the Agent, in each case with the consent of the Required Banks or all the Banks, as applicable, as provided below in this definition, in their sole discretion, but based upon their respective customary standards and practices from time to time in effect with respect to secured oil and gas property lines of credit in determining the discounted present value of the Collateral's production and the Borrower's cash flows. Any good faith determination by the Agent and the Banks of the Borrowing Base shall be final and conclusive as to the Borrower. The Borrowing Base may be revised by Agent and the Banks at any time to reflect changes in the Collateral or the occurrence of events or economic conditions or otherwise pursuant to Agent's and the Banks' customary standards and practices as such exist at that particular time, and further will be subject to scheduled semi-annual redeterminations (approximately April 1 and October 1, starting October 1,
                  2006) during the term of this Loan. Additionally, the Borrower may request once per any six month period between scheduled redeterminations that an unscheduled redetermination be done by Agent and the Banks, subject to Borrower's payment to Agent for distribution to the Banks of a fee in accordance with
                  Section 2.5. The Agent shall notify the Borrower of the result of each Borrowing Base redetermination at least fifteen (15) days before its effective date. Each determination of the Borrowing Base shall be effective until redetermined by the Agent in accordance with this Agreement (or until the Maturity
                  Date). Such redetermination may lead to increased or decreased credit availability to the Borrower under the revised Borrowing Base schedule, and any increase shall be subject to Banks' credit approval process. The Borrowing Base after any redetermination may be subject to automatic Periodic Reductions (with notice to Borrower) as provided and defined in Subsection 2.4 (c). Without limiting the foregoing, the Agent may exclude, in its sole and absolute discretion, any property or portion of production therefrom from the Borrowing Base, at any time, because title information on, or the status of title to, such property is not reasonably satisfactory to Agent, such property is not Collateral, the Agent's Lien therein is not first and prior to all others, such property is subject to contractual agreements or commitments not

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                  reasonably satisfactory to Agent, or such property is not
                  assignable. The Borrower acknowledges that the determination of the Borrowing Base contains an equity cushion (market value in excess of loan value), which is acknowledged by the Borrower to be essential for the adequate protection of the Agent and the Banks. On the Closing Date, the Borrowing Base is $35,000,000.00. Thereafter, the Agent shall make a preliminary redetermination of the Borrowing Base each March 1 and September 1 of each year (assuming timely delivery of requested information from the Borrower), and otherwise at such times as deemed appropriate by the Agent or the Required Banks (including as may be provided by Section 3.3). The Agent promptly shall notify the Banks in writing of each such preliminary redetermination. Each Bank shall notify the Agent in writing of either its approval or disapproval of any such preliminary redetermination of the Borrowing Base within ten
                  (10) Business Days after its receipt of such notice. Each re-determination of the Borrowing Base which results in an increase shall require the consent of all of the Banks; each other redetermination of the Borrowing Base (which results in no change or a decrease) shall require the consent of the Required Banks. Upon approval of all the Banks or the Required Banks, as applicable, of each redetermination, the Agent shall notify the Borrower as provided above.

                  "Business Day" shall mean (a) for all purposes other than as covered by clause (b) of this definition, a day other than a Saturday, Sunday or legal holiday for commercial banks in either New Orleans, Louisiana, or New York, New York, and (b) with respect to all requests, notices and determinations in connection with LIBO Rate Loans, a day which is a Business Day described in clause (a) of this definition and which is a day for trading by and between banks for dollar deposits in the London interbank market.

                  "Closing Date" shall mean the date on which the Notes are executed and delivered by the Borrower to the Banks and all the other conditions in Section 7.1 are met or waived (temporarily or otherwise).

                  "Code" shall mean the Internal Revenue Code of 1986, as amended.

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                  "Collateral" shall mean the properties and property rights described in the Collateral Documents described in Section 3.1 as primary security for the Indebtedness.

                  "Collateral Documents" shall mean collectively the documents from time to time required by the Agent and the Banks to obtain the security interest in the Collateral, or otherwise guarantee or secure the Indebtedness, or otherwise pertaining to this Agreement (including without limitation the letter of credit applications described in Subsection 2.1(f) below), such documents which exist on the Closing Date being described in Article 3 hereof, as all such documents are amended, restated or renewed from time to time.

                  "Commitment Limit" shall mean, at any particular date, the lesser of (x) the Amount (as it may be increased by the Banks from time to time) or (b) the Borrowing Base as most recently determined and in effect (including the effect of any Periodic Reductions).

                  "Commitments" shall mean the commitments of each of the Banks for the Loan set forth on Schedule 1 hereto as amended from time to time.

                  "Companies" shall mean collectively, on the Closing Date, the Borrower, Endeavor, and Diamond, and thereafter all such Persons plus any Subsidiary formed or acquired after the Closing Date, and "Company" shall mean any one of the Companies.

                  "Contracts" shall mean those agreements, contracts and other instruments to which the Borrower's interest in the oil, gas and mineral leases comprising the Collateral are subject.

                  "Debt" shall mean any and all amounts and/or liabilities owing from time to time by a Company to any Person, including any Secured Party, direct or indirect, liquidated or contingent, now existing or hereafter arising, including without limitation (i) indebtedness for borrowed money or the deferred purchase price of property; (ii) unfunded portions of commitments for money to be borrowed; (iii) the amounts of all standby and commercial letters of credit and bankers acceptances, matured or unmatured, issued on behalf of such Company, and (without duplication) all drafts drawn thereon;
                  (iv) guaranties of the obligations of any other Person, whether direct or indirect, whether by agreement to purchase the indebtedness of any other Person or by agreement for the furnishing of funds to any other Person through the purchase or

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                  lease of goods, supplies or services (or by way of stock
                  purchase, capital contribution, advance or loan) for the purpose of paying or discharging the indebtedness of any other Person, or otherwise; (v) indebtedness of the types described above secured by any Lien on any property owned by such Company, to the extent attributable to such Company's interest in such property, even though such Company has not assumed or become liable for the payment thereof personally; (vi) the present value of all obligations for the payment of rent or hire of property of any kind (real or personal) under leases or lease agreements required to be capitalized under generally accepted accounting principles, (vii) trade payables and operating leases incurred in the ordinary course of business or otherwise; (viii) Hedging Obligations; (ix) obligations of such Company owing in respect of redeemable preferred stock; and (x) obligations of such Company owing in connection with production payments.

                  "Deed of Trust" shall mean the Texas Deed of Trust described in Section 3.1(i), as amended, supplemented or restated from time to time.

                  "Default" shall mean the occurrence of any of the events specified in Article 8 hereof, whether or not any requirement for notice or lapse of time or other condition precedent has been satisfied.

                  "Default Rate" shall mean, on any particular date, the Prime Rate plus five (5%) percent per annum, but in no event to exceed the Maximum Rate.

                  "Diamond" shall mean Diamond Blue Drilling Co., an Oklahoma corporation and a wholly owned Subsidiary of the Borrower.

                  "Diamond Note" shall mean the promissory note issued by Diamond payable to the order of the Borrower, meeting the requirements of and pursuant to Section 5.20.

                  "EBITDA" shall mean, for each period of four preceding fiscal quarters, the sum of the Borrower's (i) net income for that period, plus (ii) any extraordinary loss and other expenses not considered to be operating in nature reflected in such net income, minus (iii) any extraordinary gain, interest income and other income not considered operating in nature reflected in such net income, plus (iv) depreciation, depletion, amortization and all other non-cash expenses for that period, plus (v) all interest, fees, charges and

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                  related expenses paid or payable (without duplication) for that period to a lender in connection with borrowed money or the deferred purchase price of assets that are considered "interest expense" under generally accepted accounting principles, together with the portion of rent paid or payable (without duplication) for that period under capital lease obligations that should be treated as interest in accordance with Financial Accounting Standards Board Statement No. 13, plus (vi) the aggregate amount of federal and state taxes on or measured by income for that period (whether or not payable during that period).

                  "Endeavor" shall mean Endeavor Pipeline Inc., an Oklahoma corporation, and a wholly owned Subsidiary of the Borrower.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                  "Event of Default" shall mean the occurrence of any of the events specified in Article 8 hereof, provided that any requirement for notice or lapse of time or any other condition precedent has been satisfied.

                  "Expedition" shall mean Expedition Natural Resources Inc., an Oklahoma corporation, formerly a wholly owned Subsidiary of the Borrower, merged into the Borrower on or about July 29, 2005.

                  "Hedge Agreement" shall mean any agreement or arrangement providing for payments which are related to, or the value of which is dependent upon, fluctuations of interest rates, currency exchange rates or forward rates, or fluctuations of commodity prices, including without limitation any swap agreement, cap, collar, floor, exchange transaction, forward agreement or exchange or protection agreement or similar futures contract or swap or other derivative agreement related to interest rates, currency exchange rates or hydrocarbons or other commodities, or any option with respect to such transaction.

                  "Hedging Obligations" of a Person shall mean any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising or evidenced (including all renewals, extensions and modifications thereof and substitutions therefor), under any and all Hedge Agreements and any and all cancellations, buybacks, reversals, terminations or assignments of any Hedge Agreement.

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                  "Indebtedness" shall mean any and all amounts, liabilities or obligations owing from time to time by the Borrower to the Agent or to all or any of the Banks pursuant to this Agreement, the Notes and the Collateral Documents (including attorneys' fees incurred in connection with the execution, enforcement or collection of the Borrower's obligations hereunder or thereunder or any part thereof and all fees payable in connection herewith to the Agent or to the Banks), whether such amounts, liabilities or obligations be liquidated or unliquidated, now existing or hereafter arising.

                  "Indemnified Parties" shall have the meaning provided in
                  Section 5.14.

                  "Intercreditor Agreement" shall mean the Intercreditor Agreement among the Agent and the Banks, on the one hand, and the Subordinated Holders, on the other, setting forth terms of subordination substantially as set forth on Addendum II.

                  "Interest expense" shall mean, for each period, the sum of all interest, fees, charges and related expenses payable (without duplication) for that period to a lender in connection with borrowed money or the deferred purchase price of assets that are considered "interest expense" under generally accepted accounting principles, plus the portion of rent paid or payable (without duplication) for that period under capital lease obligations that should be treated as interest in accordance with Financial Accounting Standards Board Statement No. 13.

                  "Issuing Bank" shall mean Capital One, National Association, and any successor issuing bank pursuant to Section 9.1.

                  "Letter of Credit Sublimit" shall mean ten million ($10,000,000.00) dollars.

                  "LIBO Rate" shall mean, during any Interest Period (as defined below) for any Advance, an interest rate per annum equal to the Reserve Adjusted LIBO Rate (as defined below) plus the Applicable LIBO Rate Margin (as defined below). "Reserve Adjusted LIBO Rate" shall mean with respect to each Interest Period for a LIBO Rate Advance, an interest rate per annum equal to the quotient (converted to a percentage, rounded upward to the nearest whole multiple of 1/100 of 1% per annum) of (i) the rate per annum as determined by the Agent at or about 10:00 a.m. Central Time (or as soon thereafter as practicable) on the second

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                  Business Day prior to the first day of each Interest Period, to be the annual rate of interest for deposits in United States dollars for the selected Interest Period as shown on the Dow Jones Telerate Matrix page for British Bankers Association Interest Settlement Rates as of two Business Days prior to the first day of such Interest Period, divided by
                  (ii) the amount by which 1.00 exceeds the LIBOR Reserve Requirement (as defined below), expressed as a decimal, for such Interest Period. "LIBOR Reserve Requirement" shall mean for any day during an Interest Period for any LIBO Rate Advance, that percentage (expressed as a decimal) which is specified by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, but not limited to, any marginal reserve requirement) for the Banks with respect to liabilities consisting of or including "Eurocurrency liabilities" (as defined in Regulation D of the Board of Governors of the Federal Reserve System) with a maturity equal to such Interest Period. In determining this percentage, the Agent may use any reasonable averaging and attribution method. "Interest Period" shall mean the period between the Business Day on which the LIBO Rate shall begin and the day on which the LIBO Rate shall end. The duration of each Interest Period for a LIBO Rate Advance shall be one (1) month, two (2) months, or three (3) months, at the Borrower's election, subject to the following:
                  (i) no Interest Period shall extend past the Maturity Date;
                  (ii) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, except that if the next succeeding Business Day would occur in the next following calendar month, the last day of such Interest Period shall be shortened to occur on the next preceding Business Day; (iii) whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month; and (iv) if the Borrower fails to designate an Interest Period, the Interest Period for a LIBO Rate Advance (recognizing that under Subsection 2.1(b) below the Banks are not obligated to make such a LIBO Rate Advance in the absence of such designation by the Borrower) shall be deemed to be one month until a different designation is made for a subsequent Interest Period. No Interest Period for a LIBO Rate Advance shall have a duration of less than

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                  one month, and if any such Interest Period would otherwise be a shorter period, the relevant Advance shall be a Base Rate Advance during such period. The "Applicable LIBO Rate Margin" shall mean the following per annum interest rate from time to time, determined for each fiscal quarter by reference to the Percentage Outstanding for the immediately prior fiscal quarter, in accordance with the following schedule:

                                                    Applicable LIBO
                  Percentage Outstanding              Rate Margin
                  ----------------------             -------------
                  0 to 50%                               1.50%
                  above 50% to 90%                       1.75%
                  above 90%                              2.25%

                  The Applicable LIBO Rate Margin shall remain fixed during each fiscal quarter of the Borrower's fiscal year, determined on the first day of each fiscal quarter depending upon the Percentage Outstanding for the immediately prior quarter. (During the first partial quarter of this Agreement, commencing on the Closing Date, the Applicable LIBO Rate Margin shall be 1.50% percent.) No more than four (4) LIBO Rate tranches at any one time are permitted for the Notes. The Borrower will comply with the provisions of Addendum I hereto, relating to the LIBO Rate, which is an integral part of this Agreement. The LIBO Rate shall remain fixed for the duration of the LIBO Rate Interest Period selected. The Borrower shall not have the right to voluntarily prepay Advances outstanding at the LIBO Rate prior to the end of the applicable LIBO Rate Interest Period unless the Borrower includes payment of amounts, if any, required to be paid pursuant to paragraph 6 of Addendum I.

                  "Lien" shall mean any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on jurisprudence, statute or contract, and including but not limited to the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, production payment, conditional sale, bond for deed or trust receipt or a lease, consignment or bailment for security purposes. The term "Lien" shall include reservations, exceptions, encroachments, easements, servitudes, usufructs, rights-of-way, covenants, conditions, restrictions, leases, and other title

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                  exceptions and encumbrances affecting property. For the
                  purposes of this Agreement, the Borrower shall be deemed to be the owner of any property which it has accrued or holds subject to a conditional sale agreement, financing lease or other arrangement pursuant to which title to the property has been retained by or vested in some other Person for security purposes.

                  "Loan" shall mean the line of credit and standby letters of credit as described in Article 2 hereof.

                  "Loan Excess" shall mean, at any point in time, the amount, if any, by which the outstanding principal balance of the Advances plus the undisbursed amount of all outstanding standby letters of credit issued pursuant to this Agreement exceeds the Commitment Limit then in effect.

                  "Maturity Date" shall mean the July 29, 2008, or such earlier date on which the Loan is accelerated pursuant to Section 8.2 hereof.

                  "Maximum Rate" shall mean the maximum nonusurious interest rate permitted under applicable law (determined under such laws after giving effect to any items which are required by such laws to be construed as interest in making such determination, including without limitation if required by such laws, certain fees and other costs), as such laws are presently in effect, or, to the extent allowed by applicable law, as such laws may hereafter be in effect and which allow a higher maximum non-usurious interest rate than such laws now allow.

                  "Maximum Subordinated Amount" shall mean forty five million ($45,000,000.00) dollars.

                  "Notes" shall mean the promissory notes executed by the Borrower, each substantially in the form of Exhibit A hereto, initially dated the Closing Date (and subsequently dated on the date that additional Banks become a party to this Agreement), payable to the order of each Bank in the amount of the Bank's Commitment, in representation of the Advances available to be made under the line of credit Loan, together with any and all amendments, modifications, extensions, renewals, increases or rearrangements thereof or therefor. (The Notes dated the Closing Date payable to the order of each Bank in the amount of the Bank's Commitment as shown on
                  Schedule 1 hereto have been given in renewal and extension of the indebtedness previously evidenced by

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                  that certain Line of Credit Note dated July 29, 2005, issued under the Prior Loan Agreement.)

                  "Operator" shall mean each Person which is an operator of any of the Borrower's properties.

                  "Patriot Act" shall have the meaning set forth in Section
                  4.22.

                  "Participation Agreement" shall mean the Participation Agreement dated December 29, 2003, by and among Penn Virginia Oil & Gas Corporation, the Borrower, and Expedition and Endeavor, as amended by the First Amendment dated February 27, 2004, the Second Amendment dated March 9, 2004, the Third Amendment dated April 6, 2004, the Amendment No. 4 dated August 11, 2004, the Amendment No. 5 dated February 25 and March 2, 2005, the Amendment No. 6 entered January 3 and 13, 2006, and as further amended after the Closing Date in accordance with this Agreement. PVOG is the successor to Penn Virginia Oil and Gas Corporation under the Participation Agreement.

                  "Percentage Outstanding" shall mean, for any fiscal quarter (or lesser time period as applicable), the fraction (expressed as a percentage) obtained by dividing (x) the average unpaid and outstanding aggregate principal balance of the Advances under the Notes plus the undisbursed amount of all standby letters of credit during such quarter, by (y) the average of the Commitment Limit for such quarter.

                  "Periodic Reduction" shall have the meaning provided in Subsection 2.4(c).

                  "Permitted Commodity Hedge" shall mean non-speculative transactions in futures, forwards, swaps or option contracts (including both physical and financial settlement transactions), engaged in by the Borrower or any Subsidiary as part of its normal business operations with the purpose and effect of hedging prices as a risk management strategy or hedge against adverse changes in the prices of natural gas or oil (including without limitation commodity price hedges, swaps, caps, floors, collars and similar agreements designed to protect the Borrower or such Subsidiary against fluctuations in commodity prices or any option with respect to any such transaction) and not intended primarily as a borrowing of funds, provided that all times: (1) no such contract fixes a price for a term of more than thirty six (36) months without the prior

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                  written consent of the Required Banks; (2) the aggregate
                  monthly production covered by all such contracts (considered both individually and in the aggregate) by the Borrower and all its Subsidiaries (determined, in the case of contracts that are not settled on a monthly basis, by a monthly proration acceptable to the Agent) for any single month during the next six (6) month period (on a rolling basis) does not exceed (x) for oil, one hundred (100%) percent of the Borrower's aggregate Existing Production (as defined below) of oil sold for the immediately preceding month, and (y) for gas, one hundred (100%) of Borrower's aggregate Existing Production of gas sold for the immediately preceding month; (3) the aggregate production covered by all such contracts (considered both individually and in the aggregate) by the Borrower and all its Subsidiaries does not in the aggregate exceed (x) for oil, seventy five (75%) percent of the Borrower's aggregate Projected Production (as defined below) of oil anticipated to be sold in the ordinary course of the Borrower's business for the time period(s) covered by such contracts, and (y), for gas, seventy five (75%) percent of the Borrower's aggregate Projected Production of gas anticipated to be sold in the ordinary course of the Borrower's business for the time period(s) covered by such contracts; (4) no such contract requires the Borrower or such Subsidiary to put up money, assets, letters of credit or other security against the event of its nonperformance prior to actual default by the Borrower or such Subsidiary in performing its obligations thereunder, other than letters of credit issued under this Agreement; and
                  (5) each such contract shall be either with any Bank or an Affiliate of any Bank (without restriction as to rating), or with a counterparty who (or have a guarantor of the obligation of the counterparty who), at the time the contract is made, has long-term obligations rated AA or Aa2 or better, respectively, by Standard & Poor's Corporation or Moody's Investors Services, Inc. (or a successor credit rating agency) or with a counterparty otherwise approved in advance by the Required Banks. As used herein, the term "Existing Production" means the actual production of oil or gas (measured by volume unit or BTU equivalent, not sales price), as applicable, sold in the ordinary course of the Borrower's business for a particular month from properties and interests owned by the Borrower which are Collateral and which have attributable to them proved developed oil or gas reserves as reflected in the most recent engineering report delivered pursuant to Subsection 5.2(c), after deducting production from any properties or interests sold that had been included in such report and after adding actual production from any properties or interests owned by the Borrower which have become Collateral and have not been reflected in such report that are reflected in a separate or supplemental report meeting requirements of such Subsection 5.2(c) or otherwise satisfactory to the Agent. As used herein, the term "Projected Production" means the projected production of oil or gas (measured by volume unit or BTU equivalent, not sales price), as applicable, for the term of the contracts or a particular month, as applicable, from properties and interests owned by the Borrower which are Collateral and which have attributable to them proved developed producing oil or gas reserves as reflected in the most recent engineering report delivered pursuant to Subsection 5.2(c), after deducting projected production from any properties or interests sold or under contract for sale that had been included in such report and after adding projected production from any properties or interests owned by the Borrower which have become Collateral and had not been reflected in such report that are reflected in a separate or supplemental report meeting requirements of such Subsection 5.2(c) and otherwise satisfactory to the Agent.

                  "Permitted Hedge Agreement" shall mean any Hedge Agreement which is a Permitted Commodity Hedge or a Permitted Interest Hedge.

                  "Permitted Hedge Obligations" shall mean any and all present and future amounts, obligations and liabilities, contingent or otherwise, of the Borrower and its Subsidiaries under, collectively, all Permitted Commodity Hedges and all Permitted Interest Hedges.

                  "Permitted Interest Hedge" shall mean any forward contract, futures contract, swap, option or other financial agreement or arrangement (including without limitation caps, floors, collars, puts and similar agreements or any option with respect to any such transaction) relating to, or the value of which is dependent upon, interest rates, entered into by the Borrower with one or more financial institutions or one or more futures exchanges as part of its normal business operations (recognizing that Borrower has not done so in the past) with the purpose and effect of hedging interest rates on a principal amount of the Borrower's Debt that is accruing interest at a variable rate as a risk-management strategy, and not for purposes of speculation and not intended primarily as a borrowing of funds, and which are designed to protect the Borrower against fluctuations in interest rates with respect to Debt, provided that at all times: (1) the aggregate notional amount of such contracts never exceeds one hundred (100%) percent of the anticipated outstanding principal balance of the Debt of the Borrower to be hedged by such contracts or an average of such principal balances calculated using a generally accepted method of matching interest swap contracts to declining principal balances; (2) the floating rate index of each such contract generally matches the index used to determine the floating rates of interest on the corresponding Debt of the Borrower to be hedged by such contract; and (3) each such contract shall be either with any Bank or any Affiliate of any Bank (without restriction as to rating), or with a counterparty who (or have a guarantor of the obligation of the counterparty who), at the time the contract is made, has long-term obligations rated AA or Aa2 or better, respectively, by Standard & Poors Corporation or Moody's Investors Services, Inc. (or a successor credit rating agency), or with a counterparty otherwise approved in advance by the Required Banks.

                  "Person" shall mean any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof, or any other form of entity.

                  "Plan" shall mean any plan subject to Title IV of ERISA and maintained by the Borrower, or any such plan to which the Borrower is required to contribute on behalf of its employees.

                  "Prime Rate" shall mean, at any particular date, the prime or base rate as reflected in The Wall Street Journal (or if such rate is not published or is no longer available, such other index satisfactory to the Agent). Without notice to the Borrower, the Prime Rate shall change automatically from time to time as and in the amount by which said index rate shall fluctuate, with each such change in the Prime Rate to be effective as of the date of each change in such index rate. The Wall Street Journal index rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer by the Agent or any Bank (or by such institutions comprising said index).

                  "Prior Loan Agreement" shall have the meaning provided in the Preliminary Statement of this Agreement.

                  "Qualified Redeemable Preferred Equity" shall mean redeemable preferred stock issued by the Borrower which (i) does not exceed in total consideration paid to or for the account of the Borrower in connection therewith, when added to the total principal amount of all Qualified Subordinated Debt issued by the Borrower, the Maximum Subordinated Amount, (ii) is not redeemable in any part earlier than five (5) years after its issuance date except only at the voluntary option of the Borrower, (iii) has a stated interest or dividend rate of less than ten (10%) percent per annum, (iv) sets forth covenants that in the judgment of the Agent and Agent's counsel are no more restrictive on the Companies and their operations and affairs than the covenants contained in this Agreement, and
                  (v) is unsecured by any Liens.

                  "Qualified Subordinated Debt" shall mean Debt of Borrower to any one or more Subordinated Holders which (i) does not exceed in aggregate principal amount, when added to the total consideration paid to or for the account of the Borrower in connection with all Qualified Redeemable Preferred Equity issued by the Borrower, the Maximum Subordinated Amount, (ii) has a maturity date of greater than one year after the Maturity Date, (iii) sets forth covenants that in the judgment of the Agent and Agent's counsel are no more restrictive on the Companies and their operations and affairs than the covenants contained in this Agreement, and (iv) is subordinated to the Indebtedness and the Secured Hedge Obligations both as to payment and as to liens and collateral pursuant to a written Intercreditor Agreement in favor of and satisfactory to the Agent and the Banks duly authorized and executed by each applicable Subordinated Holder.

                  "Required Banks" shall mean Banks in the aggregate holding at least sixty-six and two-thirds (66 2/3%) percent of the aggregate unpaid principal amount of the Notes (or if no Advances are outstanding then 66 2/3% of the aggregate Commitments).

                  "PVOG" shall mean Penn Virginia Oil & Gas, L.P., a wholly owned subsidiary of Penn Virginia Corporation.

                  "PVOG Production Payment" shall mean the dollar denominated production payment purchased by PVOG from the Borrower in the original amount of $2,233,435.76, repayable solely from 75% of the Borrower's share of production revenues from only four certain wells (Bryant #2, Bryant #3, Richardson #3 and Scott #1), without interest. On March 31, 2006, the balance owed was $1,929,613.43.

                  "Secured Hedge Agreements" shall mean all Hedging Agreements, whether now in existence or hereafter arising, which establish Secured Hedge Obligations by the Borrower or any Subsidiary in favor of a Secured Hedge Provider.

                  "Secured Hedge Obligations" shall mean any Permitted Hedge Obligations of the Borrower or any Subsidiary owing to any one or more of the (present and future) Secured Hedge Providers, and includes the due performance and compliance by the Borrower or any Subsidiary with all the terms, conditions and agreements contained in the Secured Hedge Agreement pertaining thereto.

                  "Secured Hedge Provider" shall mean any one or more of the (present and future) Banks under this Agreement, or any Affiliate of such Bank which is a party to one or more Secured Hedge Agreements with the Borrower or any Subsidiary, so long as any such Bank is a "Bank" under this Agreement at the time such Secured Hedge Obligation is entered into with such Bank or Affiliate of such Bank (even if such Bank subsequently ceases to be a "Bank" under this Agreement for any reason).

                  "Secured Liabilities" shall mean collectively the Indebtedness and the Secured Hedge Obligations.

                  "Secured Parties" shall mean the Agent, the Banks and the Secured Hedge Providers.

                  "Shared Collateral" shall have the meaning provided in Section 3.4.

                  "Subordinated Holder" shall mean each Person which is owed any portion of Qualified Subordinated Debt.

                  "Subsidiary" shall mean each corporation of which the Borrower owns, directly or indirectly, fifty percent or more of the outstanding capital stock, and each partnership, limited liability company or other Person of which the Borrower owns, directly or indirectly, fifty percent (50%) or more of the outstanding partnership, membership or other ownership or voting interest.

                  Section 1.3 Accounting Terms. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect from time to time (except for changes in accounting principles or practice approved by independent certified public accountants for the Borrower) on a basis consistent with the most recent financial statements of the Borrower.


                                    ARTICLE 2

                                   THE CREDIT

                  Section 2.1 Line of Credit and Letters of Credit. (a) Line of Credit. Subject to and upon the terms and conditions contained in this Agreement, and relying on the representations and warranties contained in this Agreement, on the Closing Date each Bank, severally, agrees to make a revolving line of credit available to the Borrower in the maximum aggregate principal amount equal to such Bank's Commitment set forth in Schedule I hereto. The aggregate amount of all Advances, plus the face amount of all standby letters of credit permitted to be issued under this Agreement, cannot exceed the Commitment Limit. The line of credit is represented by the Notes in the aggregate principal amount of one hundred million ($100,000,000.00) dollars, payable to the order of the Banks. Principal and all accrued and unpaid interest on the line of credit shall be payable in full on the Maturity Date, after which no further Advances will be made. Payments may be debited from the Borrower's accounts with the Agent as provided in this Agreement.

                  (b) Interest. The interest rate applicable to each Loan Advance beginning on the date such Advance is made shall be either (i) the Base Rate, adjusted daily, or (ii) the LIBO Rate, adjusted on the first day of each LIBO Rate Interest Period and remaining fixed for the duration of the LIBO Rate Interest Period, selected at the Borrower's option by written notice to Agent in accordance with the terms hereof, but in no event shall the interest rate applicable to any Loan Advance exceed the Maximum Rate. Effective on the first day following the end of any LIBO Rate Interest Period, the Borrower may from time to time change the interest rate which is to apply to the Advances or a portion thereof (including any yet to be made Advance which is made on the effective date of the interest rate change) by notifying the Agent of the Borrower's desire to change the interest rate not less than three (3) Business Days prior to the date on which such change shall be effective. No more than four (4) LIBO Rate tranches and one Base Rate tranche (all Base Rate Advances constituting one tranche) shall be permitted for the Notes at any one time. In the absence of any timely specific interest rate election by the Borrower (as provided above in this Subsection 2.1(b) and in the definition of LIBO Rate), unless otherwise agreed by the Agent, an Advance (if outstanding as a LIBO Rate Advance) will be automatically converted into a Base Rate Advance on the last day of the then current LIBO Rate Interest Period for such Advance or (if not then outstanding) an Advance shall bear interest at the Base Rate. The Borrower further will comply with the provisions of Addendum I hereto, relating to the LIBO Rate, which is an integral part of this Agreement. Interest on the Notes shall be payable (x) on Advances bearing interest at the Base Rate monthly in arrears on the last day of each month, and (y) on LIBO Rate Advances on the last day of each applicable LIBO Rate Interest Period for each LIBO Rate Advance. Interest on (i) Base Rate Advances and all other Indebtedness except for LIBO Rate Advances shall be calculated on the basis of a 365 (or in a leap year 366) day year and the actual number of days elapsed, and (ii) on LIBO Rate Advances shall be calculated on the basis of a 360-day year by applying the ratio of the annual interest rate over a year of 360 days, times the applicable principal balance, times the actual number of days such applicable principal balance is outstanding. Payments may be debited from the Borrower's accounts with the Agent as provided in this Agreement. The Maximum Rate shall be calculated based on a 365-day or 366-day year, as is applicable.

                  (c) Draw Requests. In accordance with the provisions in this Section, the Banks will make Advances to the Borrower from time to time on any Business Day on and after the Closing Date until and including the last Business Day before the Maturity Date in such amounts as the Borrower may request, up to the Commitment Limit, and the Borrower may make borrowings, repayments and reborrowings in respect thereof. Requests for Advances must be made by written notice from the Borrower sent to the Agent by mail, courier or facsimile in accordance with Section 10.1, specifying the amount of the Advance, subject to
Section 2.12. A request shall be fully authorized by the Borrower if made by any one of Ken Kenworthy Sr. or Ken Kenworthy Jr. or other individual designated by the Borrower as an authorized person in accordance with resolutions of the Board of Directors of the Borrower certified to the Agent. The Agent and the Banks may rely fully and completely upon the authority of the signatory of such request or confirmation unless such authority is terminated by written notice to the Agent, and any such termination shall be effective only prospectively. The request for any Advance by the Borrower shall constitute a certification by the Borrower that all of the representations and warranties contained in Article 4 (other than those representations and warranties, if any, that are by their specific terms limited in application to a specific date) are true and correct as of the date of such request and also as of the date of the Advance.

                  (d) Timing. Requests for Advances at the Base Rate shall be made on written notice from the Borrower to the Agent, received by the Agent no later than 10:00 a.m. (Central Time) on the first Business Day before such Base Rate Advance specifying the amount thereof. Request for Advances at the LIBO Rate shall be made on written notice from the Borrower to the Agent received by the Agent no later than 11:00 a.m. (Central Time) on the third (3rd) Business Day before such LIBO Rate Advance, specifying the amount thereof (including the amount of each tranche, if more than one) and the LIBO Rate Interest Period (or Interest Periods, if more than one tranche). Each such written notice by the Borrower shall be irrevocable by the Borrower. The Agent shall promptly give each Bank notice of such proposed Advance.

                  (e) Funding. Not later than 12:00 noon (Central Time) on the date of any Advance, each of the Banks shall make available to the Agent, in immediately available funds, the amount of such Bank's prorata portion (i.e., the percentage of its Commitment as compared to the aggregate of the Commitments) of the amount of the requested Advance. Upon receipt from each Bank of such amount, and upon fulfillment of the applicable conditions set forth in this Agreement in Article 7, the Agent (on behalf of the Banks) will make available to the Borrower the aggregate amount of such Advance in accordance with the further terms of this Section 2.1. The failure or refusal of any Bank to make available to the Agent at the aforesaid time and place on any date of an Advance the amount of its portion of the requested Advance shall not relieve any other Bank from its several obligation hereunder to make available to the Agent the amount of such other Bank's portion of any requested Advance (but no Bank shall be responsible for the failure of any Bank to make available to the Agent such other Bank's portion of any requested Advance).

                  The Agent may, unless notified to the contrary by any Bank prior to the date of an Advance, assume that each Bank has made available to the Agent on such date of the applicable Advance the amount of each Bank's portion of the Advance to be made on such date, and the Agent shall, in reliance upon such assumption, make available to Borrower a corresponding amount. If any Bank makes available to the Agent such amount on a date after the date of the applicable Advance, such Bank shall pay to the Agent on demand an amount equal to the product of (i) the average computed for the period referred to in clause
(iii) below, of the weighted average interest rate paid by the Agent for federal funds acquired by the Agent during each day included in such period, times (ii) the amount of such Bank's portion of such Advance, times (iii) a fraction, the numerator of which is the number of days that elapse from and including such date of the Advance to the date on which the amount of such Bank's portion of such Advance shall become immediately available to the Agent, and the denominator of which is 365; provided, that if such Bank has not paid to the Agent such Bank's portion of the Advance by 12:00 noon (Central Time) on the third (3rd) Business Day after the Advance was made to the Borrower, then the interest rate in clause (i) above shall be the Prime Rate (adjusted daily) from and after such second (2nd) Business Day after the Advance was made until and including the date such Bank makes available to the Agent such Bank's portion of the Advance; provided, further, that if such Bank has not paid to the Agent such Bank's portion of the Advance by 12:00 noon (Central Time) on the fifth (5th) Business Day after the Advance was made to Borrower, then the interest rate in clause (i) above shall be the Prime Rate (adjusted daily) plus three (3.0%) percent per annum from and after such fifth (5th) Business Day after the Advance was made until and including the date such Bank makes available to the Agent such Bank's portion of the Advance. A statement of the Agent submitted to each Bank with respect to any amounts owing under this paragraph shall be prima facie evidence of the amount due and owing to the Agent by such Bank. If any Bank fails to pay to Agent its portion of any Advance within thirty (30) days after an Advance or if any Bank twice fails to timely make its portion of Advances to be made to the Borrower available to the Agent before 12:00 noon (Central Time) on the dates Advances are made to the Borrower (counting failures in reimbursement under Subsection 2.1(g) as a failure hereunder), then, if requested to do so by the Borrower or any other Bank or the Agent, such Bank shall sell all of its interests, rights and obligations under this Agreement (including all of its Commitment and its portion of the Loan at the time owing to it) and the Note held by it to another Bank or bank under Section 9.6 hereof, provided such a willing, qualified assignee is identified by the requesting party.

                  Not later than 3:00 p.m. (Central Time) on the date properly and timely requested for the Advance and upon fulfillment of the applicable conditions set forth in Article 7 of this Agreement, the Agent will make such Advance available to the Borrower in same day funds in the account maintained by the Borrower with the Agent and the credit advice resulting therefrom shall be mailed by the Agent to the Borrower. The Borrower irrevocably agrees that the deposit of the proceeds of any Advance in any account of Borrower with the Agent, or the Agent's copy of any cashier's check representing all or any part of the proceeds of the disbursements, shall be deemed prima facie evidence of the Borrower's Indebtedness to the Banks under the Loan.

                  (f) Minimum. Notwithstanding anything in this Agreement to the contrary, the aggregate principal amount of all LIBO Rate Advances having the same LIBO Rate Interest Period shall be at least equal to $100,000.00; and if any LIBO Rate tranche would otherwise be in a lesser principal amount for any period, such tranche shall bear interest at the Base Rate during such period.

                  (g) Letters of Credit. As a portion of the line of credit availability up to the Letter of Credit Sublimit (and subject to the Borrowing Base and the other terms and conditions contained in this Agreement), the Issuing Bank will issue standby letters of credit for the account of the Borrower (including for the commercial needs of any one or more of the Borrower's wholly-owned Subsidiaries from time to time in existence, so long as such entity is wholly owned directly or indirectly) from time to time. The expiration of such letters of credit shall be on a Business Day not later than one year after issuance, and further shall not extend beyond the Maturity Date of the line of credit. The expiration date of a letter of credit may not be extended on or after the Maturity Date and no letter of credit may be renewed, replaced or increased on or after the Maturity Date. The Borrower shall pay to the Agent, for disbursement to the Banks in accordance with Subsection 9.1(a) except as provided in the next sentence, a fee for each standby letter of credit on the issuance date at the per annum rate equal to the Applicable LIBO Rate Margin then in effect on the face amount of the letter of credit for the period from the date of issuance to the expiration date, payable quarterly in arrears on each June 30, September 30, December 31 and March 31 (and on the Maturity
Date). From the fee for each standby letter of credit the Agent shall retain as a fronting fee, for its own account as letter of credit Issuing Bank, one-quarter of one (0.25%) percent on the face amount (i.e., the first 0.25% of the Applicable LIBO Rate Margin). The Borrower also shall pay to the Agent, for the account solely of the Issuing Bank, additional amounts customarily charged by the Issuing Bank for the issuance and processing of letters of credit. Each letter of credit shall be issued not later than the close of the Issuing Bank's business (Central Time) on the third (3rd) Business Day after receipt (including by facsimile pursuant to Section 10.1 hereof) by the Issuing Bank of the Borrower's written application in substantially the form of the Issuing Bank's then standard Application for Irrevocable Standby Letter of Credit and Letter of Credit Agreement, executed by the Borrower (by any one of the persons designated by the Borrower in writing to the Agent in accordance with the terms of Subsection 2.1(d) below). Such application and agreement shall be Collateral Documents under this Agreement, supplemental to and not in replacement of this Agreement and the other Collateral Documents, provided that in the event of a conflict between such application and agreement and this Agreement then this Agreement shall prevail (even if such application or agreement is executed later). In the event such written application is telecopied to the Issuing Bank, the Issuing Bank may but need not confirm such application before acting thereupon. The Issuing Bank may rely fully and completely upon the authority of the signatory of such written application and the contents thereof unless such authority is terminated by written notice to the Issuing Bank, and any such termination of authority shall be effective only prospectively. Such letters of credit will be documented on the Issuing Bank's standard forms. No letter of credit will be issued (x) if the face amount thereof plus the aggregate undisbursed amount of all standby letters of credit then outstanding would exceed the Letter of Credit Sublimit, or (y) if the face amount thereof plus the aggregate of all Advances then outstanding plus the aggregate undisbursed amount of all standby letters of credit then outstanding would exceed the Commitment Limit. Payment by the Issuing Bank of a draw on a standby letter of credit, if not reimbursed in full on the same day by the Borrower, automatically (notwithstanding the limitation in Subsection 2.1(a) above) shall be an Advance as a part of the Loan bearing interest from the date of such draw at the Prime Rate. Upon its issuance of any such letter of credit, the Issuing Bank shall promptly notify each other Bank of such issuance. Immediately upon the issuance by the Issuing Bank of any letter of credit, the Issuing Bank shall be deemed to have sold and transferred to each other Bank and each such other Bank shall be deemed irrevocably and unconditionally to have purchased and received from the Issuing Bank, without recourse or warranty, an undivided interest and participation in such letter of credit, each drawing made thereunder and the obligations of the Borrower under this Agreement with respect thereto, and any security therefor or guaranty pertaining thereto. The amount of such other Bank's participation shall be such other Bank's prorata portion (i.e., such Bank's Commitment as compared to the aggregate of the Commitments).

                  In the event that the Issuing Bank makes any payment under any letter of credit and the Borrower shall not have reimbursed such amount in full to the Issuing Bank on the date of such payment, the Issuing Bank shall promptly notify the Agent, which shall promptly notify each other Bank of such failure, and each other Bank shall promptly and unconditionally pay to the Issuing Bank the amount of such other Bank's prorata portion (i.e., such Bank's Commitment as compared to the aggregate of the Commitments) of such unreimbursed payment in immediately available funds. If the Agent so notifies, prior to 11:00 a.m. (Central Time) on any Business Day, each Bank shall make such payment on such Business Day. The failure or refusal by any Bank to make reimbursement to the Issuing Bank at the aforesaid time and place in the amount of its portion of such reimbursement shall not relieve any other Bank from its several obligation hereunder to make reimbursement to the Issuing Bank in the amount of such other Bank's portion of such requested reimbursement (but no Bank shall be responsible for the failure of any Bank to make reimbursement to the Issuing Bank of such other Bank's portion of such requested reimbursement). If any Bank makes reimbursement to the Issuing Bank of such amount on a date after the aforesaid date for reimbursement, such Bank shall pay to the Issuing

Bank on demand an amount computed on the basis set forth in Subsection 2.1(e) above (substituting such reimbursement due date for the Advance Date), which Subsection 2.1(e) shall be fully applicable to such failure.

                  The obligations of the other Banks to make reimbursement payments to the Issuing Bank with respect to letters of credit issued by it shall be irrevocable and not subject to any qualification or exception whatsoever. In determining whether to pay under any letter of credit, the Issuing Bank shall have no obligation relative to the other Banks other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to comply on their face with the requirements of such letter of credit. Any action taken or omitted to be taken by the Issuing Bank under or in connection with any letter of credit if taken or omitted in the absence of gross negligence or willful misconduct shall not create for the Issuing Bank any resulting liability to the Borrower or any Bank.

                  Letters of credit issued under the Prior Loan Agreement and still outstanding on the Closing Date shall hereafter be counted under and governed by this Agreement.

                  Section 2.2 Business Days. If the date for any payment, prepayment, Periodic Reduction, or fee payment hereunder falls on a day which is not a Business Day, then for all purposes of this Agreement (unless otherwise provided herein) the same shall be deemed to have fallen on the next following Business Day, and such extension of time shall in such case be included in the computation of payments of interest.

                  Section 2.3 Payments. The Borrower shall make each payment hereunder and under the Notes and any Collateral Documents in lawful money of the United States of America in same day funds to the Agent at its main office in New Orleans, Louisiana, not later than 11:00 a.m. (Central Time) on the day when due, or such other place in the United States as designated in writing by the Agent. The Agent shall promptly send to each Bank by federal wire transfer its respective proportionate share of all amounts to which the Banks are entitled in accordance with Subsection 9.1(a). The Borrower hereby authorizes the Agent to charge from time to time against the Borrower's accounts with the Agent any amount which is then so due, and acknowledges that such accounts will be established for that purpose (among other purposes) under Section 5.16 and
Section 5.17 and may be so used even in the absence of an Event of Default.

                  Section 2.4 Prepayment. (a) Voluntary. The Borrower may prepay the Loan in full or in part at any time without payment of premium or penalty; provided, however, that (i) the Borrower shall give the Agent notice of each such prepayment of all or any portion of a LIBO Rate Advance no less than three
(3) Business Days prior to prepayment, (ii) any LIBO Rate Advance may be prepaid only on the last day of the Interest Period for such LIBO Rate Advance, unless the Borrower includes payment of amounts, if any, required to be paid pursuant to paragraph 6 of Addendum I, (iii) the Borrower shall give the Agent notice of each such prepayment of all or any portion of a Base Rate Advance no less than one (1) Business Day prior to prepayment, (iv) the Borrower shall pay all accrued and unpaid interest on the amounts prepaid, and (v) no such prepayment shall serve to postpone the repayment when due of any other Indebtedness. Each such notice of a prepayment under this Section shall be irrevocable and the amounts specified in each such notice shall be due and payable on the date specified. Upon receipt of such notice, the Agent shall promptly notify each Bank thereof. Each partial prepayment shall be in an aggregate principal amount of (x) $100,000.00 or an integral multiple of $50,000.00 in excess thereof or (y) if the outstanding principal balance of the Loan is less than the minimum amount set forth in the preceding clause (i) of this sentence, then such lesser outstanding principal balance, as the case may be.

                  (b) Mandatory. The Agent shall notify the Borrower of the result of each Borrowing Base redetermination in accordance herewith. If at any time the Agent determines that a Loan Excess exists, then within ninety (90) days of receipt by the Borrower of notice of such Loan Excess the Borrower shall
(x) prepay the Advances (together with accrued interest on the amount to be prepaid to the date of payment) in an amount sufficient to reduce the Advances plus the face amount of all standby letters of credit then outstanding to the then Commitment Limit, and/or (y) execute, deliver and record or cause to be executed and delivered such additional Collateral Documents pursuant to Section 3.1, sufficient to induce the Agent and the Banks to make an increased redetermination of the Borrowing Base to an amount not less than the outstanding principal balance of the Advances plus the face amount of all standby letters of credit then outstanding. The Borrower specifically acknowledges that no additional grace period (beyond the period stated in the preceding sentence) is applicable under this Agreement to any failure to make such mandatory prepayment before such failure is an Event of Default hereunder.

                  (c) Periodic Reductions in Borrowing Base. As part of a Borrowing Base redetermination, the Agent may include as part of the Borrowing Base an automatic reduction schedule, monthly or quarterly, in an amount determined by the Agent in its sole discretion, but based upon the Agent's customary standards and practices from time to time in effect with respect to secured oil and gas property lines of credit, and with the approval of the Required Banks. Such automatic reductions, each in the amounts so determined and so scheduled (each a "Periodic Reduction"), shall cause an automatic reduction to the Borrowing Base on the dates set in the schedule so determined by the Agent, which shall be the last day of a month or quarter. Each reduction to the Borrowing Base by a Periodic Reduction shall be permanent, subject to any increase agreed to as part of a subsequent Borrowing Base redetermination. As part of the notification by the Agent to the Borrower of the result of a Borrowing Base redetermination, the Agent shall notify the Borrower of the terms and schedule of any Periodic Reductions included therein. Notwithstanding the foregoing provisions of Subsection 2.4(b), the Borrower shall pay the amount of any Loan Excess that results from the application of each Periodic Reduction to the Borrowing Base on the day that such Periodic Reduction takes effect. The Borrower specifically acknowledges that the ninety (90) day grace period set forth in Subsection 2.4(b) pertaining to a Loan Excess resulting from a Borrowing Base redetermination is not applicable to any failure to make such mandatory prepayment triggered by a Loan Excess due to a Periodic Reduction as provided in this Subsection 2.4(c). However, any changes in the Periodic

Reduction schedule shall not increase the amount of a Periodic Reduction which is to take effect sooner than ninety (90) days after the effective date of that Borrowing Base redetermination which includes such change in the Periodic Reduction schedule as a part thereof. On the Closing Date the Periodic Reduction in effect is a $1,500,000.00 quarterly reduction on June 30, 2006, and in the same amount on the last day of each calendar quarter thereafter, subject to waiver or change in the amount or schedule as part of a subsequent Borrowing Base redetermination.

                  Section 2.5 Fees. (a) The Borrower shall pay on the Closing Date an upfront commitment/origination fee equal to thirty five thousand ($35,000.00) dollars, being one-quarter of one percent (0.25%) percent of UBOC's portion of the Borrowing Base ($14,000,000.00. This upfront fee, in this sole instance, shall be paid entirely to the new Bank (Union Bank of California) in consideration of its new participation in the Loan. (Upfront fees in connection with future increases in availability under the Loan shall be paid and divided pro rata among the Banks as provided below in Subsection 2.5(f).) Further, the Borrower shall pay the Initial Bank, for its own account, on the Closing Date an unused facility fee under the Prior Loan Agreement in an amount equal to one-quarter of one percent (0.25%) per annum on (x) the Commitment Limit under the Prior Loan Agreement less (y) the average outstanding aggregate principal balance under the Advances under the Prior Loan Agreement plus the undisbursed amount of all standby letters of credit outstanding, during the period from April 1, 2006 through the Closing Date.

                  (b) The Borrower shall pay the Agent, for disbursement in accordance with Subsection 9.1(a) hereof to the Banks, an unused facility fee quarterly in arrears beginning June 30, 2006 (for the period from the Closing Date through such date) and on the last day of each succeeding September, December, March and June and on the Maturity Date of the Loan, in an amount equal to one-quarter of one percent (0.25%) per annum on (x) the Commitment Limit less (y) the average outstanding aggregate principal balance of the Advances under the Notes plus the undisbursed amount of all standby letters of credit then outstanding during such quarter (or lesser time period, as applicable.)

                  (c) Letter of credit fees are owed and paid as provided in Subsection 2.1(g).

                  (d) The Borrower shall pay to the Agent, for its own account, such fees as are agreed to in a separate agreement between the Borrower and the Agent with respect to the Agent's services provided hereunder and in connection herewith.

                  (e) The Borrower shall pay the Agent, for disbursement to the Banks (equally, not pro rata), a Borrowing Base redetermination fee in the amount equal to $7,500.00 for each Bank for each unscheduled redetermination requested by the Borrower at the time of such request. (For the avoidance of doubt, the Agent receives one fee under this subsection in its capacity as a Bank, but not as Agent.)

                  (f) The Borrower acknowledges that any subsequent increases in the Commitment Limit after the Closing Date (which will require the Borrower's and the Banks' unanimous mutual agreement) shall be subject to the payment of an appropriate upfront commitment fee, not to exceed one-quarter of one percent (0.25%), determined by the Banks on the incremental increased portion of the new Commitment Limit in excess of its previous highest level.

                  (g) All fees shall be paid on the dates due in immediately available funds. Fees paid shall not be refundable under any circumstances.

                  Section 2.6 Use of Proceeds. The Borrower shall use the proceeds of the Loan (i) in connection with the acquisition and development of oil and gas properties as well as general corporate and working capital purposes (including letters of credit hereunder) and (ii) to loan funds under the Diamond Note to Diamond in accordance with Section 5.20 and Section 6.3(h).

                  Section 2.7 Default Rate. Anything in the Notes or in any other agreement, document or instrument to the contrary notwithstanding, effective upon an Event of Default or upon the Maturity Date, the Agent and the Required Banks shall have the right to prospectively increase the interest rate under the Notes to the Default Rate until the Notes are paid in full. Upon the acceleration of the principal amount of the Indebtedness represented by the Notes, the accelerated principal balance of the Loan shall bear interest from the date of acceleration up to the actual payment (as well after as before judgment) at the Default Rate. All such interest at the Default Rate shall be payable upon demand.

                  Section 2.8 Additional Regulatory Costs. If any governmental authority, central bank, or other comparable authority shall at any time impose, modify or deem applicable any reserve (including without limitation any imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, the Agent or any Bank, or shall impose on the Agent or any Bank any other condition affecting an Advance or the obligation of the Agent or any Bank to make an Advance; and the result of any of the foregoing is to increase the cost to the Agent or such Bank of making or maintaining the Advances to the Borrower, or to reduce the amount of any sum received or receivable by the Agent or any Bank under this Agreement or under the Notes by an amount deemed by the Agent or such Bank to be material, then, within sixty
(60) days after demand by the Agent or such Bank, the Borrower shall pay to the Agent or such Bank, for its own account, such additional amount or amounts as will compensate the Agent or such Bank for such increased cost or reduction. The Agent or such Bank will promptly notify the Borrower of any event of which it has knowledge, occurring after the date hereof, which will entitle the Agent or such Bank to compensation pursuant to this Section. A certificate of the Agent or such Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error.

                  Section 2.9 Application of Payments to Indebtedness. Payments made under this Agreement, the Notes or the Collateral Documents, whether made when due or after foreclosure on Collateral, for application to the Indebtedness shall be applied to the Indebtedness as follows:

                  (i) To the Agent, with respect to fees and expenses accrued and outstanding (including without limitation reasonable attorneys' fees and expenses);

                  (ii) To the Banks, ratably according to their Commitments, with respect to fees, expenses and late charges accrued and outstanding;

                  (iii) To the Banks, ratably according to their Commitments, with respect to interest accrued and outstanding; and

                  (iv) To the Banks, ratably according to their Commitments, with respect to principal amounts of the Loan due and payable.

Payments made pursuant to realization under the Collateral Documents are also subject to the Section 3.4.

                  Section 2.10 Sharing of Payments among Banks. If any Bank, whether by setoff or otherwise, has payment made to it upon its portion of the Loan, other than pursuant to Section 2.8 or Addendum 1, in a greater proportion than that received by any other Bank, such Bank agrees, promptly upon demand, to purchase a portion of the Loan held by the other Banks so that after such purchase each Bank will hold its ratable proportion of the Loan. If any Bank, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Indebtedness or such amounts which may be subject to setoff, such Bank agrees, promptly upon demand, to take such action necessary such that all Banks share in the benefits of such Collateral ratable in proportion to their Commitment. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustment shall be made. However, nothing in this Section 2.10 is intended, or shall be construed, to amend the provisions of or alter the application of Section 3.4.

                  Section 2.11 Hedge Agreement Quotes. Upon the Borrower's request from time to time, the Agent will provide to Borrower interest rate swap quotes for interest rate Hedge Agreements pertaining to the Loan, not to exceed the Amount or the Maturity Date.

                  Section 2.12 Telephonic or Electronic Notice to Agent. Without in any way limiting the obligation of the Borrower to confirm in writing any telephonic notice of borrowing or the like given to the Agent, the Agent may act without liability upon the basis of telephonic notice of such request believed by the Agent in good faith to be from an authorized officer of the Borrower prior to receipt of written confirmation. In each such case, the Agent's records with regard to any such telephone notice shall be presumptive correct, absent manifest error. Additionally, the Borrower may transmit notices of borrowing or letter of credit requests or the like by electronic communication, if arrangements for doing so have been approved by the Agent.

                  Section 2.13   Lost Interest Recapture; Usury Savings.

                  (i) If, with respect to the Banks, the effective rate of interest contracted for under this Agreement, the Notes and the Collateral Documents (the "Loan Documents"), including the stated rates of interest and fees contracted for hereunder and any other amounts contracted for under the Loan Documents which are deemed to be interest, at any time exceeds the Maximum Rate, then the outstanding principal amount of the loans made by the Banks hereunder shall bear interest at a rate which would make the effective rate of interest for the Banks under the Loan Documents equal the Maximum Rate until the difference between the amounts which would have been due at the stated rates and the amounts which were due at the Maximum Rate (the "Lost Interest") has been recaptured by the Banks.

                  (ii) If, when the loans made hereunder are repaid in full, the Lost Interest has not been fully recaptured by a Bank pursuant to the preceding paragraph, then, to the extent permitted by law, for the loans made hereunder by such Bank the interest rates charged under Section 2.1 hereunder shall be retroactively increased such that the effective rate of interest under the Loan Documents was at the Maximum Rate since the effectiveness of this Agreement to the extent necessary to recapture the Lost Interest not recaptured pursuant to the preceding sentence and, to the extent allowed by law, the Borrower shall pay to such Bank the amount of the Lost Interest remaining to be recaptured by such Bank.

                  (iii) NOTWITHSTANDING THE FOREGOING OR ANY OTHER TERM IN THIS AGREEMENT AND THE LOAN DOCUMENTS TO THE CONTRARY, IT IS THE INTENTION OF THE BANKS AND THE BORROWER TO CONFORM STRICTLY TO ANY APPLICABLE USURY LAWS. ACCORDINGLY, IF A BANK CONTRACTS FOR, CHARGES, OR RECEIVES (INCLUDING WITHOUT LIMITATION FOLLOWING ACCELERATION OR PREPAYMENT) ANY CONSIDERATION WHICH CONSTITUTES INTEREST IN EXCESS OF THE MAXIMUM RATE, THEN ANY SUCH EXCESS SHALL BE CANCELED AUTOMATICALLY WITHOUT THE NECESSITY OF THE EXECUTION OF ANY NEW DOCUMENT AND, IF PREVIOUSLY PAID, SHALL AT SUCH BANK'S OPTION BE APPLIED TO THE OUTSTANDING AMOUNT OF THE LOAN MADE HEREUNDER BY SUCH BANK OR BE REFUNDED TO THE BORROWER.

                  (iv) All sums paid or agreed to be paid to Banks for the use, forbearance or detention of the Indebtedness shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of the Indebtedness until payment in full so that the rate or amount of interest on account of the Indebtedness does not exceed the applicable usury limit allowed by applicable law through the full term hereof.

                  Section 2.14 Business Loans. The Borrower warrants and represents that the Loan and Advances evidenced by the Notes are and shall be for business, commercial, investment, or other similar purposes and not primarily for personal, family, household, or agricultural use, as such terms are used in Chapter 306 of the Texas Finance Code. At all such times, if any, as Chapter 303 of the Texas Finance Code shall establish a Maximum Rate, the Maximum Rate shall be determined in accordance with Chapter 303 of the Texas Finance Code based on the "weekly ceiling" (as such term is defined in Chapter 303 of the Texas Finance Code) from time to time in effect.

                                    ARTICLE 3

                          SECURITY FOR THE OBLIGATIONS

                  Section 3.1 Security. (a) The Loan shall be primarily secured by the following:

                  (i) Texas Deed of Trust, Mortgage, Assignment, Security Agreement and Financing Statement, executed by the Borrower, granting a first priority mortgage, security interest and assignment of production in the Borrower's interests in various oil and gas properties in North Carthage Field in Harrison and Panola Counties, State of Texas (and after the Closing Date in future locations as Borrower and Agent and Required Banks may agree from time to time) and collateral relating thereto, together with UCC Financing Statements pertaining thereto.

                  (ii) Certain deposit accounts (and funds therein) maintained with the Agent.

                  (iii) Guaranty Agreement executed by Endeavor.

                  (iv) Security Agreement executed by the Borrower, granting a first priority security interest in 100% of the outstanding shares of Endeavor, together with a UCC Financing Statement pertaining thereto.

                  (v) Collateral documents executed by Endeavor, granting a first priority lien and security interest in its gas gathering system, together with a UCC Financing Statement pertaining thereto.

                  (vi) Liens assigned by IBC Bank to the Agent.

                  (vii) Such additional deeds of trust, mortgage and other collateral documents executed after the Closing Date encumbering such properties as the Borrower and the Agent and Required Banks may agree from time to time.

                  (viii) Security Agreement executed by the Borrower, granting a first priority security interest in 100% of the outstanding shares of Diamond, together with a UCC financing statement pertaining thereto, and together with the original stock certificate for the shares of Diamond, duly endorsed in blank and delivered to the Agent with an executed stock power.

                  (ix) The Diamond Note, pledged by the Borrower to the Agent pursuant to a security agreement, accompanied by delivery and endorsement of the Diamond Note, and an acknowledgment of pledge document in favor of the Agent executed by Diamond, together with a copy of the Security Agreement executed by Diamond securing the Diamond Note and the filed UCC Financing Statement pertaining thereto with Diamond as debtor and Borrower as secured party, and a UCC Amendment Statement assigning said Financing Statement to the Agent.

                  (x) Undated letters (in lieu of division or transfer orders) executed by Borrower, in form and substance satisfactory to the Agent, to each purchaser of production or disburser of the proceeds of production from or attributable to the Collateral, together with additional letters with the addressees left blank, authorizing and directing that payment of all production proceeds attributable to the Collateral and other properties in the Borrowing Base be made directly to the Agent. Such letters shall be held by Agent and not delivered, as provided in Subsection 8.2(c), until the occurrence of an Event of Default.

                  (b) The Borrower confirms that the Collateral Documents secure all of the Indebtedness to the Agent and to each of the Banks. The Borrower, the Agent and the Banks acknowledge that the Collateral Documents described in
Section 3.1 above secure both such Indebtedness and the Secured Hedge Obligations. The Banks confirm the application of Section 3.4 to govern the Collateral Documents, the Indebtedness and the Secured Hedge Obligations.

                  Section 3.2 Confirmation. (a) The Borrower hereby reaffirms its original intention as stated in the Collateral Documents executed prior to the Closing Date that said existing Collateral Documents secure the Indebtedness as extended and renewed from time to time, including without limitation this Agreement and the Notes executed by the Borrower pursuant to this Agreement. The Borrower confirms and agrees that said existing Collateral Documents securing the Indebtedness, this Agreement and the Notes include without limitation the documents described in Section 3.1 above. The Borrower hereby ratifies and confirms in all respects the existing Collateral Documents executed by it, which remain in full force and effect in accordance with all of their terms, conditions and provisions in favor of the Agent, for the ratable benefit of the Banks, and are hereby renewed and carried forward to secure the Indebtedness under this Agreement. To the extent necessary, the Borrower hereby grants anew all liens and security interests set forth in such Collateral Documents executed by it to Agent, for the ratable benefit of the Banks, as security for the Indebtedness.

                  (b) The Borrower will confirm the application of any Intercreditor Agreement to the Collateral.

                  Section 3.3 Acquisition Collateral. (a) After each acquisition by the Borrower or any Subsidiary of any interest in oil, gas and other mineral properties (wherever located) involving an expenditure (in money or property) the total amount of which (whether in one transaction or a series of related transactions) either (x), when added to the total consideration paid by the Borrower or any Subsidiary to or for the account of any Person in connection with all such acquisitions during the six months immediately preceding such acquisition date, exceeds two million five hundred thousand ($2,500,000.00) dollars, or (y) when added to the total consideration paid by the Borrower and any Subsidiary to or for the account of any Person in connection with all such acquisitions during the period from the Closing Date through and including such acquisition date, exceeds five million ($5,000,000.00) dollars, the Borrower at its expense will promptly, and in no event later than ninety (90) days after such acquisition, complete the execution and recordation of appropriate Collateral Documents in favor of the Agent, for the ratable benefit of the Secured Parties, and the submission of Title Opinions in favor of the Agent reasonably acceptable to the Agent, covering all such acquired properties.

                  (b) In connection with and at the time of each redetermination of the Borrowing Base, the Borrower at its expense will promptly, and in no event later than ninety (90) days after such redetermination, complete the execution and recordation of appropriate Collateral Documents in favor of the Agent, for the ratable benefit of the Secured Parties, covering all rights of way, easements, surface leases or other property rights utilized in the operation of the pipeline and gathering systems which are material to the operation and sale of the Collateral (including without limitation the production, transportation or marketing of Collateral hydrocarbons). As part of the foregoing requirement, the Borrower shall cause such rights of way and other interests to be recorded in the appropriate land title records.

                  (c) In connection with and at the time of each redetermination of the Borrowing Base, the Borrower at its expense will promptly, and in no event later than ninety (90) days after such redetermination, (i) complete the execution and recordation of appropriate Collateral Documents in favor of the Agent, for the ratable benefit of the Secured Parties, covering any property included within the Borrowing Base which is not already encumbered as Collateral, and (ii) submit title opinions in favor of the Agent reasonably acceptable to the Agent covering any wells within the Borrowing Base not previously covered by accepted title opinions, provided that clause (ii) is subject to the exception set forth in the following sentence. Upon the Borrower's request and demonstration of good cause satisfactory to the Agent and the Required banks (in their sole and absolute discretion, as part of the process of the Borrowing Base redetermination), a portion of the property within the Borrowing Base may be exempted from this covenant for acceptable title opinions. The continuing justification for each such exemption shall be reconsidered as part of each redetermination of the Borrowing Base. Nonetheless, the Borrower expressly acknowledges that, as provided in the definition of the Borrowing Base, the Agent may exclude, in its sole and absolute discretion, any property or portion of production therefrom from the Borrowing Base, at any time, because title information on, or the status of title to, such property is not reasonably satisfactory to Agent, such property is not collateral, the Agent's lien or security interest therein is not first and prior to all others, or such property is not assignable.

                  Section 3.4 Sharing among Secured Liabilities. (a) The Agent and the Banks hereby agree that upon the foreclosure, sale, set-off or other realization against any of the

Collateral which secures the Secured Liabilities (and not securing by its terms just the Indebtedness) (the "Shared Collateral"), the Secured Parties shall share in all of the proceeds of such Shared Collateral on a pari passu basis, ratably according to the Secured Liabilities owing to each Secured Party as specified in the following sentence. Proceeds from realization against such Shared Collateral shall be applied by the Agent as follows:

                  (i) To the Agent, with respect to fees and expenses accrued and outstanding (including without limitation reasonable attorneys' fees and expenses); and

                  (ii) To the Secured Parties, ratably according to the Secured Liabilities owing to the Secured Parties.

                  The Banks by unanimous consent may determine from time to time whether any, and which portions, of the Collateral is to be Shared Collateral beyond the Collateral described in Section 3.1.

                  (b) If any Secured Party has payment made to it of proceeds arising from the foreclosure, sale, set-off or other realization on any of the Shared Collateral pursuant to the remedies provided by the Collateral Documents in a greater proportion than that received by any other Secured Party (except for the Agent as specified in Subsection (a) above), such Secured Party shall (and each Bank agrees to cause any of its Affiliates which are such a Secured Party to) take such action as is necessary such that all Secured Parties shall share in the benefits of such Shared Collateral ratably in proportion to the Secured Liabilities owing to each Secured Party. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made. The foregoing sharing pertains solely to the realization against the Shared Collateral and the proceeds therefrom, and is not a general sharing arrangement regarding the Secured Hedge Providers and the Agent and the Banks for other purposes (including without limitation payments by the Borrower and Subsidiaries from the Borrower's and Subsidiaries' general funds, including funds derived from the Shared Collateral or the other Collateral). The Agent and the Banks shall have the right to receive, and the Borrower and Subsidiaries shall have the right and obligation to pay, all amounts owing as part of the Indebtedness to be paid by the Borrower and Subsidiaries to the Agent and the Banks as and when due. The Secured Hedge Providers shall have the right to receive, and the Borrower and Subsidiaries shall have the right and obligation to pay, all amounts owing as part of the Secured Hedge Obligations to be paid by the Borrower and Subsidiaries to the Secured Hedge Providers as and when due. The foregoing sharing arrangement pertains only to the proceeds arising from the foreclosure, sale, set-off or other realization pursuant to the remedies provided by the applicable Collateral Documents by the Agent, the Banks and the Secured Hedge Providers on any of the Collateral which secures all the Secured Liabilities.

                  (c) Should any payment or distribution from any such realization upon any Shared Collateral or proceeds thereof (except payments permitted by Subsection (b) above) be received by any Secured Party before either the Indebtedness has, or the Secured Hedge

Obligations have, as the case may be, been paid and satisfied in full and terminated such that no further liabilities will be incurred thereunder, that Secured Party shall (and each Bank shall cause any of its Affiliates which is a Secured Party to) deliver the same to the Agent in precisely the form received (except for the endorsement, without recourse, or assignment of that Secured Party where necessary), for application on the Secured Liabilities ratably as provided in Subsection (a) above, and, until so delivered, the same shall be held in trust by that Secured Party as property of the Agent.

                  (d) The agreement by the Agent and the Banks to so share the Shared Collateral with the Secured Hedge Providers is expressly conditioned upon and limited by (i) the right of the Agent and the Banks, at any time and from time to time, to enter into such agreement or agreements with the Borrower and Subsidiaries as the Agent and the Banks may deem proper extending the time of payment or increasing or renewing or otherwise altering the terms of all or any of the Indebtedness without notice to the Secured Hedge Providers and without in any way impairing or affecting this Agreement, (ii) the right of the Agent to release any portion or portions of the Collateral (including the Shared Collateral) from to time as the Agent and the Banks may agree, and in connection therewith for the Agent to have the express power to release any Secured Hedged Provider's lien on the Shared Collateral under the Collateral Documents insofar as it secures the Secured Hedge Obligations, without notice to or such Secured Hedge Provider's consent, so long as such Collateral is simultaneously released insofar as it secures the Indebtedness; and (iii) the right of the Agent and the Banks holding the Indebtedness to control all decisions and determinations in enforcing the Collateral Documents so long as any portion of the Indebtedness remains outstanding, and decisions and determinations of the Required Banks in enforcing the Collateral Documents and in guiding the Agent in such matters shall be binding upon the Secured Hedge Providers, including without limitation when and whether to realize upon the Collateral (including the Shared Collateral), and when and whether to authorize the Agent at the pro rata expense of all the Secured Parties (to the extent not reimbursed by the Borrower) to retain attorneys to seek judgment on the Collateral Documents. This Section 3.4 is expressly limited by the requirements and definitions in this Agreement for the creation of a Secured Hedge Obligation, and notwithstanding any provision in any commodity, interest rate or currency rate protection agreement to the contrary, liabilities thereunder which do not meet the requirements and definitions in this Agreement for the creation of a Secured Hedge Obligations shall not be secured by the Collateral or otherwise entitled to the benefits of this Section 3.4.

                  (e) This sharing of the Shared Collateral with respect to the Secured Liabilities shall remain in full force and effect not withstanding any filing of a petition for relief by or against the Borrower under the Federal Bankruptcy Code or similar laws from time to time in effect and shall apply with full force and effect with respect to all such Shared Collateral covered by the Collateral Documents acquired by the Borrower or any Grantor after the date of such petition and all Indebtedness and Secured Hedge Obligations incurred after the date of such petition. Such sharing shall apply with full force and effect with respect to all Shared Collateral covered by the Collateral Documents from time to time, including without limitation pursuant to supplements or amendments to the Collateral Documents after the date hereof, subject to the foregoing preserved right of the Agent and the Banks for partial releases. In the event of any liquidation, dissolution, receivership, insolvency or bankruptcy proceeding, any payment or distribution of any kind or character, either in cash or other property, which shall be payable or deliverable upon or with respect to any or all of the Shared Collateral shall be paid or delivered directly to the Agent for application as provided in Subsection (a).

                  (f) Neither the Agent nor any of its directors, officers, agents or employees shall be liable to any Secured Hedge Provider for any action taken or omitted to be taken by it under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, the Agent (i) may treat a Secured Hedge Provider as the payee of its Secured Hedge Obligations until the Agent receives written notice of the assignment or transfer thereof, signed by such Secured Hedge Provider in a form satisfactory to the Agent; (ii) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Secured Hedge Provider and shall not be responsible to any Secured Hedge Provider for any statements, warranties or representations made in or in connection with this Agreement or the Collateral Documents; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the Collateral Documents, or to inspect any property (including the books and records) of the Borrower and Subsidiaries; (v) shall not be responsible to any Secured Hedge Provider for the due execution, legality, validity, enforce ability, genuineness, sufficiency or value of this Agreement or the Collateral Documents; and (vi) shall incur no liability under or in respect to this Agreement or the Collateral Documents by acting upon any notice, consent, certificate or other instrument or writing (which may be by facsimile, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties. The Agent shall not have a fiduciary relationship in respect of any Secured Hedge Provider by reason of this Agreement. The Agent shall not have any implied duties to the Secured Hedge Providers, or any obligation to the Secured Hedge Providers to take any action under this Agreement or the Collateral Documents except any actions specifically provided by such documents to be taken by it. The Agent shall have the same rights and privileges under this Agreement as any other Secured Hedge Provider and may exercise the same as though it were not the Agent; and the term "Secured Hedge Provider" shall, unless otherwise expressly indicated, include the Agent in its individual capacity when applicable. The granting of benefits under this Agreement and the Collateral Documents to the Secured Hedge Providers is expressly conditioned upon the benefits and protections provided to the Agent under Article 9 of this Agreement applying with each force and effect to the Secured Hedge Providers.

                                    ARTICLE 4

                         REPRESENTATIONS AND WARRANTIES

                  In order to induce the Agent and the Banks to enter into this Agreement, the Borrower represents and warrants to the Agent and the Banks (which representations and warranties will survive the extensions of credit under this Agreement) that:

                  Section 4.1 Existence. (a) The Borrower is a corporation duly organized, legally existing, duly registered and in good standing under the laws of its state of formation (Oklahoma) and is duly qualified in all other jurisdictions wherein the property it owns or the business it transacts make such qualification necessary and the failure to so qualify would have a material adverse effect on its financial condition, business or operations.

                  (b) Each of Endeavor, Diamond and any other Subsidiary is a corporation duly organized, legally existing and in good standing under the laws of the state of incorporation (Oklahoma) and is duly qualified as a foreign corporation in all other jurisdictions wherein the property it owns or the business it transacts makes such qualification necessary and the failure to so qualify would have a material adverse effect on its financial condition, business or operations.

                  Section 4.2 Names, Numbers and Offices of Borrower. (a) The Borrower is not doing business under any name (including trade names) other than the exact name of the Borrower set forth above, and has never done business previously under any other name. The Borrower's Subsidiaries do business only under their exact names as provided in this Agreement.

                   (b) Each Company's location of its state of organization are accurately set forth in the Collateral Documents. Each Company's chief executive office has been continuously located in the State of Oklahoma on and after its respective formation.

                  Section 4.3 Power and Authorization. Each Company is duly authorized and empowered to execute, deliver and perform this Agreement, the Notes and the Collateral Documents executed by it. All corporate action on the part of each Company (including all shareholder action) requisite for the due creation and execution of the Loan and this Agreement, the Notes and Collateral Documents have been duly and effectively taken.

                  Section 4.4 Review of Documents; Binding Obligations. Each Company has reviewed this Agreement, the Notes and the Collateral Documents with counsel for the Companies and has had the opportunity to discuss the provisions thereof with the Agent prior to execution. This Agreement, the Notes and the Collateral Documents constitute valid and binding obligations of the Companies which are party thereto, enforceable in accordance with their terms (except that enforcement may be subject to any applicable bankruptcy, insolvency or similar laws generally affecting the enforcement of creditors' rights). Each Company further represents and warrants that it is in compliance with all of the affirmative and negative covenants contained in this Agreement and the Collateral Documents.

                  Section 4.5 No Legal Bar or Resultant Lien. This Agreement, the Notes and the Collateral Documents do not and will not violate any provisions of any Company's articles of incorporation or bylaws, will not violate any contract, agreement, law, regulation, order, injunction, judgment, decree or writ to which any Company is subject, and will not result in the creation or imposition of any Lien upon any property of any Company other than as contemplated by this Agreement.

                  Section 4.6 No Consent. The Companies' execution, delivery and performance of this Agreement, the Notes and the Collateral Documents do not require the consent or approval of any other Person, including without limitation any regulatory authority or governmental body of the United States or any state thereof or any political subdivision of the United States or any state thereof.

                  Section 4.7 Financial Condition. All financial statements of the Borrower and any affiliates delivered to the Agent and the Banks fairly and accurately present the financial condition of the parties for whom such statements are submitted and the financial statements of the Borrower and any affiliates have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, and there are no contingent liabilities not disclosed thereby which would adversely affect the financial condition of Borrower or any affiliates. Since the close of the period covered by the latest financial statement delivered to the Agent and the Banks with respect to Borrower and any affiliates, there has been no material adverse change in the assets, liabilities, or financial condition of Borrower or any affiliates. No event has occurred (including, without limitation, any litigation or administrative proceedings) and no condition exists or, to the knowledge of Borrower, is threatened, which (i) might render Borrower unable to perform its obligations under this Agreement, the Notes or the Collateral Documents, or (ii) would constitute a Default hereunder, or (iii) might adversely affect the financial condition of the Borrower or any affiliates or the validity or priority of the Lien of the Collateral Documents. Each Company is solvent and has the ability to pay its Debts when and as due.

                  Section 4.8 Taxes and Governmental Charges. Each Company has filed all tax returns and reports required to be filed and have paid all taxes, assessments, fees and other governmental charges levied upon it or upon its property or income which are due and payable, including interest and penalties, or is contesting the same in good faith by appropriate proceedings and has provided adequate reserves for the payment thereof.

                  Section 4.9 Defaults. The Companies are not in default under any indenture, mortgage, deed of trust, agreement or other instrument to which such Company is a party or by which it or any of its property is bound.

                  Section 4.10 Liabilities and Litigation. (a) Except for liabilities incurred in the normal course of business, the Borrower and its Subsidiaries have no material (individually or in the aggregate) liabilities, direct or contingent, except as disclosed in the most recent financial statements furnished to the Agent. Except as disclosed in the most recent financial statements furnished to the Agent, there is no litigation, legal or administrative proceeding, investigation or other action of any nature pending or, to the knowledge of Borrower, threatened against or affecting any Company which involves the possibility of any judgment or liability not fully covered by insurance which may materially and adversely affect the business or the property of the Borrower or such Subsidiary or its ability to carry on business as now conducted.

                  (b) Without limiting the foregoing, on the Closing Date there is no litigation, legal or administrative proceeding, investigation or other action pending or, to the knowledge of Borrower, threatened against or affecting the Borrower involving non-compliance by the Borrower or its properties with any Applicable Environmental Laws (as defined in Section 4.17).

                  (c) Without limiting the foregoing, there is no litigation, legal or administrative proceeding, investigation or other action pending, or to the knowledge of Borrower, threatened against or affecting the Borrower involving allegations that Borrower has failed to adequately develop its properties.

                  Section 4.11 Federal Regulations. None of the Loan proceeds will be used for the purpose of, and the Borrower is not engaged in the business of extending credit for the purpose of, purchasing or carrying any "margin stock" as defined in Regulation U of the Board of Governors of the Federal Reserve System (12 C.F.R. Part 221), or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry a margin stock or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of said Regulation U. The Borrower is not engaged principally, or as one of the Borrower's important activities, in the business of extending credit for the purpose of purchasing or carrying margin stocks. Neither the Borrower nor any Person acting on behalf of the Borrower has taken or will take any action which might cause this Agreement to violate Regulation U or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Securities Exchange Act of 1934 or any rule or regulation thereunder, in each case as now in effect or as the same may hereinafter be in effect. No part of the proceeds of the Loan will be used, directly or indirectly, to fund a personal loan to or for the benefit of a director or executive officer of the Borrower or any Subsidiary.

                  Section 4.12 Utility or Investment Company. No Company is engaged in the generation, transmission, or distribution and sale of electric power; operation of a local distribution system for the sale of natural or other gas for domestic, commercial, industrial, or other use; ownership or operation of a pipeline for the transmission or sale of natural or other gas, crude oil or petroleum products (except for ownership of interests in gathering line systems); provision of telephone or telegraph service to others; production, transmission, or distribution and sale of steam or water; operation of a railroad; or provision of sewer service to others; or any other activity which cause such Company to be subject to regulation as a utility. The Borrower is not an "investment company" within the meaning of the Investment Company Act of l940, as amended.

                  Section 4.13 Compliance with the Law. Each Company (i) is not in violation of any law, judgment, decree, order, ordinance, or governmental rule or regulation to which such Company or any of its property is subject; and
(ii) has not failed to obtain any license, permit, franchise or other governmental authorization necessary to the ownership of any of its property or the conduct of its business; in each case, which violation or failure could reasonably be anticipated to materially and adversely affect the business, prospects, profits, property or condition (financial or otherwise) of such Company.

                  Section 4.14 ERISA. The Borrower is in compliance in all material respects with the applicable provisions of ERISA, and no "reportable event", as such term is defined in Section 4043 of ERISA, has occurred with respect to any Plan of the Borrower.

                  Section 4.15 Other Information. All information, reports, papers and data given to the Agent and the Banks by the Borrower pursuant to this Agreement and in connection with the Borrower's application for the Loan and the Agent's commitment letter are accurate and correct in all material respects, and together constitute a complete and accurate presentation of all facts material thereto. All financial projections given to the Agent were prepared in good faith based on facts and circumstances existing at the time of preparation and were believed by the Borrower to be accurate in all material respects. No information, exhibit or report furnished by the Borrower to the Agent in connection with the negotiation of this Agreement contains any material misstatement of fact or fails to state a material fact or any fact necessary to make the statement contained therein not materially misleading.

                  Section 4.16 Collateral. (a) The Borrower has good and marketable title to the Collateral, and the Collateral Documents constitute the legal, valid and perfected Liens on the Collateral, free of all Liens except those permitted by this Agreement in Section 6.2.

                  (b) The Borrower has, with respect to the Collateral, the working interests and net revenue interests therein as reported to the Agent in connection with the negotiation of this Agreement. Without limiting the preceding sentence, except as otherwise specifically disclosed to the Agent in writing, all of the proved reserves (whether producing or not, and whether proved developed or proved undeveloped) included in the reserve report covering the Borrower's properties in the States of Texas and New Mexico most recently delivered to the Agent (on the Closing Date, the third party engineering report prepared by Sproule Associates Inc., dated effective as of January 1, 2006) are owned as so reported, are encumbered Collateral in favor of the Agent, and are properly described in the Collateral Documents. Except as otherwise specifically disclosed to the Agent in writing with respect to any particular part of the Borrower's properties, (i) the Borrower is not obligated, whether by virtue of any payment under any contract providing for the sale by the Borrower of hydrocarbons which contains a "take or pay" clause or under any similar arrangement or by virtue of any production payment or otherwise, to deliver hydrocarbons produced or to be produced from the Borrower's properties at any time after the Closing Date without then or thereafter receiving full payment therefor, except for Permitted Hedge Agreements; (ii) none of the Borrower's properties is subject to any contractual or other arrangement whereby payment for production is to be deferred for a substantial period after the month in which such production is delivered; (iii) none of the Borrower's properties is subject to an arrangement or agreement under which any purchaser or other Person is currently entitled to "make-up" or otherwise receive material deliveries of hydrocarbons at any time after the Closing Date without paying at such time the full contract price therefor; and
(iv) no Person is currently entitled to receive any material portion of the interest of the Borrower in any hydrocarbons or to receive cash or other payments from the Borrower to "balance" any disproportionate allocation of hydrocarbons under any operating agreement, cash balancing and storage agreement, gas processing or dehydration agreement, or other similar agreements. For purposes of this paragraph, "material" shall mean two hundred ($200,000.00) dollars (or more) or an amount of property with an equivalent value.

                  (c) None of the Collateral is subject to any calls on production of hydrocarbons or any gathering or transportation dedications or commitments of any kind.

                  (d) Endeavor has good and marketable title to the gas gathering system servicing the Collateral in East Texas.

                  (e) On the Closing Date all of the natural gas produced by the Borrower from (and as) Collateral in East Texas for which the Borrower is the operator is sold by the Borrower to Endeavor at the wellhead.

                  Section 4.17 Environmental Matters. No friable asbestos, or any substance containing asbestos deemed hazardous by federal or state regulations on the date of this Agreement, has been installed in any Collateral constituting real property. Such real property and the Companies are not in violation of or subject to any existing, pending, or threatened investigation or inquiry by any governmental authority or to any remedial obligations under any applicable laws pertaining to health or the environment (hereinafter sometimes collectively called "Applicable Environmental Laws"), including without limitation the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986 (as amended, hereinafter called "CERCLA"), the Resource Conservation and Recovery Act of 1976, as amended by the Used Oil Recycling Act of 1980, the Solid Waste Disposal Act Amendments of 1980, and the Hazardous and Solid Waste Amendments of 1984 (as amended, hereinafter called "RCRA"), and this representation and warranty would continue to be true and correct following disclosure to the applicable governmental authorities of all relevant facts, conditions and circumstances, if any, pertaining to such property and known to the Borrower. No hazardous substances or solid wastes have been disposed of or otherwise released on or to such property. The terms "hazardous substance" and "release" as used in this Agreement shall have the meanings specified in CERCLA, and the terms "solid waste" and "disposal" (or "disposed") shall have the meanings specified in RCRA; provided, in the event that the laws of any applicable state establish a meaning for "hazardous substance," "release," "solid waste," or "disposal" which is broader than that specified in either CERCLA or RCRA, such broader meaning shall apply.

                  Section 4.18 Governmental Requirements. Any Collateral constituting real (immovable) property is in compliance with all current governmental requirements affecting such property, including, without limitation, all current coastal zone protection, zoning and land use regulations, building codes and all restrictions and requirements imposed by applicable governmental authorities with respect to the construction of any improvements on such property and the contemplated use of such property.

                  Section 4.19 Contracts. (a) The Contracts when considered as a whole do not materially affect the rights, benefits or security of the Agent and the Banks under the Collateral Documents and the Contracts do not contain any provision which would prevent the Agent's practical realization of the benefits of the Collateral Documents as to the Collateral. After giving effect to the Contracts, the net revenue interests of the Borrower in the Collateral are not less than those set forth in the Collateral Documents.

                  (b) The Borrower has provided to the Agent true, accurate and complete copies of the Participation Agreement (including all amendments).

                  Section 4.20 Affiliates. (a) On the Closing Date, the Borrower has no Subsidiaries other than Endeavor and Diamond, and each of those Subsidiaries has no Subsidiary. On the Closing Date, none of the Companies has an ownership (direct or beneficial) interest in any Person (whether stock, partnership interest, membership interest or otherwise) other than as stated in the preceding sentence. The Borrower owns and controls 100% of the ownership and voting rights in Endeavor and Diamond. The Borrower has furnished to the Agent true, accurate and complete copies of the organizational documents (articles of incorporation and bylaws) of the Companies.

                  (b) None of the Collateral is owned by, or has record title to it in the name of, another company than Borrower and as to the gathering system Endeavor.

                  (c) The Borrower owns and controls 100% of the ownership and voting rights in Diamond. On the date that each advance by the Borrower to Diamond is made under the Diamond Note, Diamond will be (i) a duly organized and legally existing corporation in good standing under the laws of the State of Oklahoma, and (ii) solvent and having the ability to pay its debt when and as due. Diamond has no ownership (direct or beneficial) interest in any Person (whether stock, partnership interest, membership interest or otherwise).

                  Section 4.21 Debt and Preferred Stock. (a) The Borrower has no Debt for borrowed money from any Person (other than this new Loan), except the PVOG Production Payment (on the terms described in the definition thereof). The Borrower has no material accounts payable more than sixty days old. The only documents evidencing the PVOG Production Payment are the Participation Agreement (including all amendments).

                  (b) On the Closing Date, the Borrower has no preferred stock issued and outstanding.

                  Section 4.22 Patriot Act. To the extent applicable, each Company is in compliance, in all material respects, with the (i) federal Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (ii) Federal Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act of 2001) (the "Patriot Act"). No part of the proceeds of any Loan will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for office or any one use acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

                  Section 4.23 Operations. On the Closing Date, the Operators of the Borrower's Texas properties are as follows:

                  Operator                      Field
                  --------                      -----
                  PVOG                          Participation Agreement Areas I
                                                and II
                  Borrower                      Participation Agreement Area III
                  Hunt Petroleum Corporation    Joe Roberson Units

                  Section 4.24 Continuing Accuracy. All of the representations and warranties contained in this Article or elsewhere in this Agreement shall be true through and until the date on which all obligations of Borrower under this Agreement, the Notes and the Collateral Documents and any other documents executed in connection therewith are fully satisfied.


                                    ARTICLE 5

                              AFFIRMATIVE COVENANTS

                  Unless the Agent's and the Required Banks' (or if required by Section 10.4 hereof, all of the Banks') prior written consent to the contrary is obtained, the Borrower will at all times comply with the covenants contained in this Article 5 (including where applicable, without the necessity of expressly so stating in each instance, causing its Subsidiaries to comply with such covenant), from the date hereof and for so long as any part of the Indebtedness is outstanding.

                  Section 5.1 Performance of Obligations. The Borrower will repay the Indebtedness according to the reading, tenor and effect of the Notes and this Agreement. The Borrower will do and perform every act required of it by this Agreement, the Notes or in the Collateral Documents at the time or times and in the manner specified.

                  Section 5.2 Financial Statements and Reports. The Borrower will furnish or cause to be furnished to the Agent from time to time: (and the Agent shall furnish promptly to each Bank from time to time copies of all such documents received by the Agent from the

Borrower, except that documents under paragraphs (e), (i) and (n) below shall be forwarded by Agent only upon request by a Bank).

                  (a) Borrower's Annual Reports - as soon as available and in any event within 120 days after the close of each fiscal year of the Borrower, the consolidated audited balance sheet of the Borrower as of the end of such year, the consolidated audited statement of income of the Borrower for such year, the consolidated audited statement of changes in shareholder equity of the Borrower for such year, and the consolidated audited statement of cash flow of Borrower for such year, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, accompanied by a report of the Borrower's independent certified public accountants acceptable to the Agent. Such annual reports shall be accompanied by the certificates of compliance required by Section 5.3.

                  (b) Borrower's Quarterly Reports - as soon as available and in any event within 60 days after the end of each fiscal quarter in each fiscal year of the Borrower, the unaudited consolidated balance sheet of the Borrower as of the end of such fiscal quarter, the unaudited consolidated statement of income of the Borrower for the period from the beginning of the fiscal year to the close of such fiscal quarter, the unaudited consolidated statement of changes in shareholders equity of the Borrower for the period from the beginning of the fiscal year to the close of such fiscal quarter, and the unaudited consolidated statement of cash flow of Borrower for the period from the beginning of the fiscal year to the close of such fiscal quarter, setting forth in each case in comparative form the corresponding figures for the corresponding period of the preceding fiscal year (and showing without limitation any over or under produced imbalances of production). Such internally prepared quarterly reports shall be accompanied by the certificates of compliance required by
Section 5.3.

                  (c) Semi-Annual Engineering Reports - as soon as available and in any event by April 1 and October 1 of each year, a semi-annual engineering report covering the Borrowing Base properties, with an effective date of December 31 for the April 1 report and no more than 60 days earlier for the October 1 report, in form and substance acceptable to the Agent. The report for the April 1 determination shall be reviewed by an independent third party petroleum engineers firm acceptable to the Agent. The report for the October 1 determination may be an internal update report furnished by the Borrower with technical review in a meeting between the Borrower and Agent's Energy Technical Services. Without limiting the foregoing sentences, such reports shall include a discussion of assumptions as to engineering, pricing and expenses, and an economic evaluation together with the reserve value of each well of each property in the Borrowing Base, and further categorized as Collateral or non-Collateral and as Proved Developed Producing Reserves, Proved Developed Non-Producing Reserves, or Proved Undeveloped Reserves. (The Borrower acknowledges that the Agent reserves the right to determine the Borrowing Base based on the provisions hereof and Agent's own evaluations of rates, volumes, prices, assumptions and other factors regardless of this outside engineering data or then market prices.)

                  (d) Quarterly Reports - within 60 days after the end of each calendar quarter, three production and price tracking monthly reports pertaining to the Borrowing Base properties on a well by well basis in form acceptable to the Agent's Energy Technical Services, including production volumes, sales volume, sales revenues, production taxes, operating expenses, capital expenditures, and revenue and expense statements. Such report shall include the status of all gas balancing (if any) affecting any of the Borrowing Base properties.

                  (e) Periodic Title Information - periodically as available and in any event no later than the date for the delivery of the semi-annual engineering reports under Subsection 5.2(c), copies of drill site title opinions or division order title opinions covering newly drilled wells included in the Collateral which are not covered by title opinions previously delivered to the Agent (i.e., wells drilled within the preceding period); and in addition promptly upon the Agent's request, detailed information concerning any and all requirements or exceptions set forth in any title opinions concerning any of the Collateral.

                  (f) Environmental - (I) promptly upon receipt thereof, complete documentation pertaining to any fines levied during the prior year against the Borrower, or to the extent known and available to the Borrower against an Operator of any Collateral, for non-compliance with all applicable federal, state and local environmental laws and regulations; and (II) promptly upon learning thereof, notice of Borrower's acquisition of actual knowledge of the presence of any hazardous materials or solid waste (as defined elsewhere in this Agreement) on or under any Collateral.

                  (g) Notices - when required by the terms thereof, the notices required under Section 5.11.

                  (h) Audit Reports -promptly upon receipt thereof, one copy of each report (if any) submitted to the Borrower by independent accountants in connection with any annual, interim or special audit made by them of the books of the Borrower.

                  (i) Insurance Report - within 30 days after the end of each fiscal year of the Borrower, an annual insurance coverage report detailing the insurance program maintained by or for the Borrower.

                  (j) S.E.C. Reports -promptly upon becoming available, copies of all (i) regular, periodic or special reports, schedules and other material which the Borrower may be required to file with or deliver to any securities exchange or the Securities and Exchange Commission (or any other governmental authority succeeding to the functions thereof) and (ii) material news releases and annual reports relating to the Borrower. Such documents shall be deemed to have been delivered on the date such document is included in materials otherwise filed with the Securities and Exchange Commission electronically so as to be publicly available on an internet website to which the Agent has access.

                  (k) Hedge Agreements - promptly after entering into such contract if requested by the Agent but in any event at the end of each fiscal quarter, written notice of the fact that the Borrower or a Subsidiary has entered into a Hedge Agreement, together with a list of all Hedge Agreements of the Borrower and its Subsidiaries describing the material terms thereof. Absent a specific request, this information may be provided as part of the Borrower's Form 10-Q.

                  (l) Participation Agreement - promptly after execution thereof, copies of each amendment or supplement to or replacement of the Participation Agreement.

                  (m) Other Information - promptly upon the request of the Agent or any Bank, all regular budgets and such other financial, technical or other information regarding the business and affairs and financial condition of the Borrower as the Agent or such Bank may reasonably request (for review and copying).

                  (n) Diamond Note - concurrently with the furnishing of the certificates of compliance under Section 5.3, and at other times promptly upon the request of the Agent, a report detailing the status of the loan evidenced by the Diamond Note as to loan amount, payment history and default (if any), all as the Agent may reasonably request.

All balance sheets and other financial reports referred to above shall be in such detail as the Agent or the Required Banks may reasonably request and shall conform to the standards described in Section 1.3.

                  Section 5.3 Certificates of Compliance. (a) So long as not contrary to the then current rules, regulations or recommendations of the American Institute of Certified Public Accountants or similar body, concurrently with the furnishing of the annual financial statements described above, the Borrower will cause to be furnished to the Agent a certificate from the independent certified public accountants for the Borrower stating that in the ordinary course of their audit of the Borrower, insofar as it relates to accounting matters, their audit has not disclosed the existence of any condition which constitutes a Default, or if their audit has disclosed the existence of any such condition, specifying the nature, period of existence and status thereof; provided, however, that the independent certified public accountants shall not be liable to the Agent and the Banks for their failure to discover a Default.

                  (b) Concurrently with the furnishing of the annual and quarterly financial statements described above, the Borrower will furnish to the Agent, for distribution to the Banks, a certificate signed by the principal financial officer of the Borrower, stating either that no Default occurred during such quarter (or if it did but no longer exists, the nature and duration thereof) and that no Default then exists, or if a Default exists, the nature, period of existence and status thereof, and specifically setting forth the calculations showing the Borrower's compliance with the financial covenants in
Section 5.15.

                  Section 5.4 Taxes and Other Liens. Each Company will file all tax returns and reports required to be filed and pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon income or upon any of its property (including production, severance, windfall profit, excise and other taxes assessed against or measured by the production of, or the value or proceeds of production of, the Collateral) as well as all claims of any kind (including claims for labor, materials, supplies and rent) which, if unpaid, might become a Lien upon any or all of its property; provided, however, such Company shall not be required to pay any such tax, assessment, charge, levy or claim if the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings diligently conducted and if the contesting party shall have set up reserves therefor adequate under generally accepted accounting principles (provided that such reserves may be set up under generally accepted accounting principles) and so long as the payment of same is not a condition to be met in order to maintain an oil, gas or mineral lease in force.

                  Section 5.5 Maintenance and Compliance. The Borrower will, and will cause each Subsidiary to, (i) maintain its corporate existence and rights and its current business operations; (ii) observe and comply (to the extent necessary so that any failure will not materially and adversely affect the business of such Person) with all valid existing and future laws, statutes, codes, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, certificates, franchises, permits, licenses, authorizations, directions and requirements (including without limitation applicable statutes, regulations, orders and restrictions relating to environmental standards or controls or to energy regulations) of all federal, state, county, municipal and other governments, departments, commissions, boards, courts, authorities, officials and officers, domestic or foreign; and (iii) maintain its properties (and any property leased by or consigned to it or held under title retention or conditional sales contracts) in generally good and workable condition at all times and make all repairs, replacements, additions, betterments and improvements to its properties to the extent necessary so that any failure will not materially and adversely affect the business of such Person.

                  Section 5.6 Further Assurances. The Borrower at its expense will, and will cause each Subsidiary to, promptly (and in no event later than 30 days after written notice from the Agent is received) cure any defects, errors or omissions in the creation, execution, delivery or contents of this Agreement, the Notes or the Collateral Documents, and execute and deliver to the Agent upon request all such other and further documents, agreements and instruments in compliance with or accomplishment of the covenants and agreements of the Companies in this Agreement, the Notes or in the Collateral Documents or to further evidence and more fully describe the Collateral (including without limitation any renewals, additions, substitutions, replacements or accessions to the Collateral), or to correct any omissions in the Collateral Documents, or more fully state the security obligations set out herein or in any of the Collateral Documents, or to perfect, protect or preserve any Liens and the priority thereof created pursuant to any of the Collateral Documents, or to make any recordings, to file any notices, or obtain any consents as may be necessary or appropriate in connection with the transactions contemplated by this Agreement.

                  Section 5.7 Reimbursement of Expenses. The Borrower will pay all reasonable legal fees and expenses incurred by the Agent and the Banks in connection with the preparation or administration of this Agreement, the Notes and the Collateral Documents. The Borrower will upon request promptly reimburse the Agent and the Banks for all amounts expended, advanced or incurred by the Agent and the Banks to satisfy any obligation of the Borrower under this Agreement, or to protect the property or business of any Company or to collect the Secured Liabilities, or to enforce the rights of the Agent and the Banks under this Agreement, the Notes, the Collateral Documents or the Secured Hedge Agreements, which amounts will include all court costs, attorneys' fees and expenses, fees and expenses of engineers, auditors and accountants, travel expenses and investigation expenses reasonably incurred by the Agent and the Banks in connection with any such matters, together with interest at the Default Rate on each such amount from the date that is thirty (30) days after demand by the Agent and the Banks therefor until the date of reimbursement to the Agent or such Bank. The Borrower also agrees to pay, and to hold the Agent and the Banks harmless from any failure or delay in paying, all recording taxes, documentary stamp taxes or other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of this Agreement, the Notes, the Collateral Documents, the Secured Hedge Agreements, or any modification or supplement thereof or thereto.

                  Section 5.8 Insurance. Each Company will maintain with financially sound and reputable insurers, insurance with respect to its properties and businesses against such liabilities, casualties, risks and contingencies and in such types and amounts as are reasonably satisfactory to the Agent and customary in accordance with standard industry practice or as more specifically provided in the Collateral Documents. Upon request of the Agent, the Borrower will furnish or cause to be furnished to the Agent from time to time a summary of the insurance coverage of the Companies in form and substance satisfactory to the Agent and if requested will furnish the Agent original certificates of insurance and/or copies of the applicable policies.

                  Section 5.9 Accounts and Records. The Borrower will keep books of record and accounts in which true and correct entries will be made as to all material matters of all dealings or transactions in relation to the Companies' business and activities.

                  Section 5.10 Right of Inspection. The Borrower will permit any officer, employee or agent of the Agent or any Bank at such Person's risk to visit and inspect any of the property of the Companies, examine the books of record and accounts of the Companies, take copies and extracts therefrom, and discuss the affairs, finances and accounts of the Companies with the Borrower's officers, accountants and auditors, and the Borrower will furnish information concerning the Collateral, including schedules of all internal and third party information identifying the Collateral (such as, for example, lease and well names and numbers assigned by the Borrower or the Operator of any mineral properties, division orders and payment names and numbers assigned by purchasers of the hydrocarbons, and internal identification names and numbers used by the Borrower in accounting for revenues, costs and joint interest transactions attributable to the mineral properties), all on reasonable notice, at such reasonable times without hindrance or delay and as often as the Agent or any Bank may reasonably desire. The Borrower will furnish to the Agent promptly upon request and in the form and content specified by the Agent lists of purchasers of hydrocarbons and other account debtors, schedules of equipment and other data concerning the Collateral as the Agent may from time to time specify.

                  Section 5.11 Notice of Certain Events. (a) The Borrower shall promptly notify the Agent if the Borrower learns of the occurrence of any event which constitutes a Default, together with a detailed statement by a responsible officer of the Borrower of the steps being taken to cure the effect of such Default.

                  (b) The Borrower shall promptly notify the Agent of any change in location of any Company's principal place of business or the office where it keeps its records concerning accounts and contract rights or a change in its name, state of organization or organizational status.

                  (c) The Borrower shall promptly notify the Agent of the arising of any litigation or dispute threatened against or affecting the Borrower or any Subsidiary which, if adversely determined, would have a material adverse effect upon the financial condition or business of the Borrower or such Subsidiary. In the event of such litigation, the Borrower will cause such proceedings to be vigorously contested in good faith and, in the event of any adverse ruling or decision, the Borrower shall prosecute all allowable appeals. The Agent may (but shall not be obligated to), after prior notice to Borrower, commence, appear in, or defend any action or proceeding purporting to affect the Loan, or the respective rights and obligations of Agent and the Banks and Borrower pursuant to this Agreement, and the Borrower agrees to repay the Agent upon demand all necessary expenses, including reasonable attorneys' fees and expenses, incurred by the Agent in connection with such proceedings or actions.

                  (d) The Borrower shall promptly notify the Agent of the occurrence of any material adverse change in the value of any oil or gas property or properties which is or are included in and in the aggregate represents at least five (5%) percent of the Borrowing Base, or from which any Company otherwise derives at least five (5%) percent of its revenue. Without limiting the foregoing, the Borrower shall promptly notify the Agent of any notice of default or cancellation from any lessor of any mineral lease in the Collateral. This paragraph does not apply to changes in value resulting from market price changes affecting the oil and gas industry generally.

                  (e) The Borrower shall promptly notify the Agent of the creation, incurrence, assumption, existence or filing of any Lien on any Borrowing Base property now owned or hereafter acquired, except for Liens permitted under Section 6.2.

                  (f) The Borrower shall promptly notify the Agent of each creation, acquisition, disposition, dissolution, merger or other change in the status of or addition or removal of any Subsidiary.

                  (g) The Borrower shall promptly notify the Agent (if possible in advance) of any change in the identity of the Operator of any of the Borrower's properties.

                  (h) The Borrower shall promptly notify the Agent of any notice of default received from or sent to (i) PVOG under the Participation Agreement or (ii) any Operator.

                  (i) The Borrower shall promptly notify the Agent of any event which would render any of the representations and warranties set forth in
Article 4 untrue or misleading in any material respect, except as such representations and warranties relate to matters as are changed as permitted by this Agreement.

                  (j) The Borrower shall promptly notify the Agent of the occurrence of any event which constitutes a default under the Qualified Subordinated Debt or the Qualified Redeemable Preferred Equity.

                  (k) The Borrower shall promptly furnish the Agent with a copy of any notice of default or waiver (retroactive or prospective) pertaining to the Qualified Subordinated Debt or the Qualified Redeemable Preferred Equity.

                  (l) The Borrower shall promptly furnish the Agent with copies of each amendment, modification or waiver pertaining to the Qualified Subordinated Debt or the Qualified Redeemable Preferred Equity or any new agreement pertaining to either.

The foregoing requirements of notice shall not be construed to imply permission or consent by the Agent and the Banks as to such events or to waive any representations, covenants and defaults set forth in this Agreement.

                  Section 5.12 ERISA Information and Compliance. The Borrower will promptly furnish to the Agent (i) promptly after the filing thereof with the United States Secretary of Labor or the Pension Benefit Guaranty Corporation, copies of each annual and other report with respect to each Plan or any trust created by the Borrower, and (ii) immediately upon becoming aware of the occurrence of any "reportable event," as such term is defined in Section 4043 of ERISA, or of any "prohibited transaction," as such term is defined in
Section 4975 of the Code, in connection with any Plan or any trust created by the Borrower, a written notice signed by the president or the principal financial officer of the Borrower specifying the nature thereof, what action the Borrower is taking or proposes to take with respect thereto, and, when known, any action taken by the Internal Revenue Service with respect thereto. The Borrower will comply with all of the applicable funding and other requirements of ERISA as such requirements relate to the Plans of the Borrower.

                  Section 5.13 Indemnification. (a) The Borrower will indemnify the Agent and the Banks and other Indemnified Parties and hold the Agent and the Banks and other Indemnified Parties harmless from claims of brokers with whom the Borrower has contracted in the execution hereof or the consummation of the transactions contemplated hereby. The Agent and each Bank, severally, will indemnify the Borrower and hold the Borrower harmless from claims of brokers with whom the Agent or such Bank, respectively, has contracted in connection with the transactions contemplated hereby.

                  (b) The Borrower will indemnify the Agent and the Banks and other Indemnified Parties and hold the Agent and the Banks and other Indemnified Parties harmless from any and all liabilities, obligations, losses, damages, penalties, claims, actions, suits, costs and expenses of whatever kind or nature which may be imposed on, incurred by or asserted at any time against the Indemnified Parties in any way relating to, or arising in connection with, the use or occupancy of any of the Collateral or any breach of any representation, warranty or covenant under the terms of this Agreement or the Collateral Documents.

                  Section 5.14 Environmental Indemnity. The Borrower shall defend, indemnify and hold the Agent and each Bank and its respective shareholders, directors, officers, agents, employees, subsidiaries and Affiliates (collectively the "Indemnified Parties", and each as "Indemnified Party") harmless from and against all claims, demands, causes of action, liabilities, losses, costs and expenses (including, without limitation, costs of suit, reasonable attorneys' fees and fees of expert witnesses) arising from or in connection with (i) the presence on or under all Collateral constituting real (immovable) property of any hazardous substances or solid wastes (as defined elsewhere in this Agreement), or any releases or discharges of any hazardous substances or solid wastes on, under or from such property, or (ii) any activity carried on or undertaken on or off such property, whether prior to or during the term of this Agreement, and whether by Borrower or any predecessor in title or any officers, employees, agents, contractors or subcontractors of Borrower or any predecessor in title, or any third persons at any time occupying or present on such property, in connection with the handling, use, generation, manufacture, treatment, removal, storage, decontamination, clean-up, transport or disposal of any hazardous substances or solid wastes at any time located or present on or under such property. The foregoing indemnity shall further apply to any residual contamination on or under such property, or affecting any natural resources, and to any contamination of any property or natural resources arising in connection with the generation, use, handling, storage, transport or disposal of any such hazardous substances or solid wastes, and irrespective of whether any of such activities were or will be undertaken in accordance with applicable laws, regulations, codes and ordinances. Without prejudice to the survival of any other agreements of the Borrower hereunder, the provisions of this Section shall survive the final payment of all Indebtedness and the termination of this Agreement and shall continue thereafter in full force and effect.

                  Section 5.15 Financial Covenants. The Borrower shall comply with the following financial covenants (determined in accordance with Section 1.3), except as specifically stated otherwise:

                  (a) Minimum Current Ratio. The Borrower shall maintain, on a quarterly basis as of the last day of each fiscal quarter, a current ratio in an amount not less than 1.00 to 1.00. For purposes of this Section, "current ratio" shall mean the ratio of (x) current assets plus the unused and available portion of the Commitment Limit (being the amount, if any, by which the Commitment Limit then in effect exceeds the sum of the principal balance of unpaid and outstanding Advances and the total undisbursed amount of all letters of credit outstanding as of such date of determination) to
(y) current liabilities (excluding therefrom the outstanding balance on the Loan). This calculation will not include the effects, if any, of marking to market Hedging Obligations pursuant to Financial Accounting Standards Board Statement No. 133.

                  (b) Minimum Net Worth. The Borrower shall have a net worth of not less than the amount established by the next sentence on the Closing Date, and thereafter shall maintain at all times the minimum net worth requirement as changed annually on the following basis. During 2006 the Borrower's minimum net worth requirement shall be $69,832,406.00, being 90% of the actual net worth number contained in the Borrower's interim financial statement (as of March 31) most recently submitted to the Agent before the Closing Date ($77,591,563.00). Thereafter, this minimum net worth requirement shall be changed annually by the Agent after the end of each fiscal year as to the amount to be met during the new calendar year, with the amount to be met during the new calendar year (tested quarterly as of the last day of each fiscal quarter) being increased (but not reduced) by the sum of (x) fifty (50%) percent of the Borrower's prior fiscal year's positive net income plus (y) one hundred (100%) percent of the net proceeds from stock or other equity offerings of any nature by the Borrower or any Subsidiary (including without limitation any Qualified Redeemable Preferred Equity). For purposes of this covenant, the non-cash effects, if any, of Hedging Agreements pursuant to Financial Accounting Standards Board Rule No. 133 (Accounting for Derivative Instruments and Hedging Activities) will not be included, nor will the effect, if any, of fair value adjustments or ceiling test write-downs pursuant to Regulation S-X 4-10 of the Securities and Exchange Commission be included.

                  (c) Minimum EBITDA to Interest Expense. The Borrower shall maintain, on a quarterly basis as of the last day of each fiscal quarter, a ratio (on a rolling four fiscal quarter basis) of EBITDA to Interest Expense during the four preceding fiscal quarters of not less than 3.00 to 1.00.

                  (d) Calculation. The Borrower acknowledges that any outstanding Qualified Subordinated Debt and any Qualified Redeemable Preferred Equity shall be counted and included as Debt for purposes of the financial covenants in this Section 5.15. Without limiting the foregoing, the dividends payable under the Qualified Redeemable Preferred Equity shall be counted and included within Interest Expense for purposes of the financial covenant in Subsection 5.15(c).

                  Section 5.16 Bank Accounts. (a) The Borrower shall maintain (and cause to be maintained) with the Agent the Companies' primary operating, money market/treasury management, collection and disbursement accounts, including without limitation as provided in Section 5.17.

                  (b) The Borrower hereby grants to the Agent for the benefit of the Secured Parties a continuing security interest in all of Borrower's deposit accounts now existing or hereafter maintained with Agent as security for the Secured Liabilities, and all funds, investment property and proceeds pertaining thereto.

                  (c) The Agent will be granted security interests by the Subsidiaries in all of their respective deposit accounts (if any) (separate from the Borrower's deposit accounts) maintained with Agent as security for the Secured Liabilities, and all funds, investment property and proceeds pertaining thereto.

                  Section 5.17 Revenues. (a) The Borrower and Endeavor each shall immediately deposit daily all payments for oil or natural gas sales from the Borrower's properties (whether or not such property is Collateral), or for resales thereof by Endeavor, to a revenue clearing deposit account with the Agent at all times. All such deposits shall be made no later than the first Business Day after collection by such Company. Without limiting the foregoing, the Borrower shall use its best efforts to cause all Operators of any Company's Collateral or purchasers from the Borrower or any Subsidiary (including Endeavor) which make payments for oil or natural gas sales or purchases by electronic transfer payments to change such electronic payments to be made directly to Borrower's or such Subsidiary's accounts with the Agent. (The foregoing covenant is separate from the Agent's right after an Event of Default to send letters in lieu of transfer orders signed by the Borrower under Sections 3.1(a)(x) and 8.2(c) below.)

                  (b) The Borrower, the Agent and the Banks acknowledge that Collateral is comprised in part of the Borrower's undivided interests in mineral properties for which the Borrower is operator, and accordingly a portion of the payments made to the Borrower from the sale of hydrocarbons from such properties may be owed by the Borrower to the non-operator working interest owners or to royalty or overriding royalty owners. In the event that revenues of another Person attributable to such other Person's working interest or royalty or overriding royalty interest ("Other Revenues") are deposited into the revenue clearing account at the Agent, then the Agent and the Banks agrees that such Other Revenues will be released by the Agent to such Persons (even if an Event of Default has occurred and is continuing) upon the receipt by the Agent of appropriate evidence that such funds are Other Revenues (i.e., are not the Borrower's funds). The Agent and the Banks shall not be liable, however, for any actions by Agent which are taken in compliance with the terms of this Agreement and the Collateral Documents with respect to funds in the revenue clearing account that are Other Revenues and which are taken before Agent received such evidence that such funds are Other Revenues.

                  (c) Upon the occurrence of any Event of Default, the Borrower shall upon Agent's or the Required Banks' request execute such division orders, transfer orders or letters in lieu thereof as are necessary to direct that all payments of mineral production due to the Borrower from its properties are paid directly to the Agent, including as further provided in the Deed of Trust.

                  Section 5.18 Hedging Program. At all times when the Percentage Outstanding exceeds seventy-five (75%), the Borrower shall enter into and maintain in effect a hedging program (the "Hedging Program") consisting of Permitted Hedge Agreements that are mutually satisfactory to the Agent, the Required Banks and the Borrower. Without limiting the foregoing, the Borrower acknowledges the Agent's and the Banks' general expectation that at such time the Permitted Hedge Agreements comprising the Hedging Program (i) shall in no contract fix a price for a term of more than three (3) years, and (ii) in the aggregate shall cover no more than seventy-five (75%) percent of the Borrower's projected oil and gas PDP production set forth in the most recent third party engineering report.

                  Section 5.19 Payables. The Companies shall pay all accounts payable for which applicable law grants the account holder a Lien against any property of such Company within 60 days from the date such payable is due and owing; provided, however, such Company shall not be required to pay any such account if the amount or validity thereof shall currently be contested in good faith by appropriate proceedings diligently conducted and if such Company shall have set up reserves therefore adequate under generally accepted accounting principles (provided that such reserves may be set up under generally accepted accounting principles) and so long as such contest proceedings conclusively operate to stay the sale of any property subject to such Lien to satisfy such account.

                  Section 5.20 Diamond Note. The Borrower shall cause all loan advances made by the Borrower to Diamond to be evidenced by a negotiable promissory note which (i) is payable to the order of the Borrower, (ii) waives Diamond's right to set off, (iii) is secured by a security interest in all of Diamond's drilling rigs, and (iv) is otherwise (together with the related security agreement and UCC financing statement by Diamond as debtor) in form and substance reasonably satisfactory to the Agent. The Borrower shall execute a security agreement pledging the Diamond Note, and endorse and deliver the Diamond Note to the Agent, together with a UCC-3 Amendment Statement. The Borrower shall further cause Diamond to execute and deliver an acknowledgment of the pledge of the Diamond Note by the Borrower to the Agent as further security for the Secured Liabilities, in form and substance reasonably satisfactory to the Agent. The Borrower shall make an initial or subsequent loan advance to Diamond only if such advance (x) is evidenced by the Diamond Note, and (y) is in compliance with Subsection 6.3(h). The Borrower shall not agree to any amendment, modification or waiver of the terms of the Diamond Note or the security agreement securing it or agree to any subordination pertaining to either, in each case without the prior written consent of the Agent and the Required Banks.

                                    ARTICLE 6

                               NEGATIVE COVENANTS

                  Unless the Agent's and the Required Banks' (or if required by Section 10.4 hereof, all of the Banks) prior written consent to the contrary is obtained, the Borrower will at all times comply with the covenants contained in this Article 6 (including where applicable, without the necessity of expressly so stating in each instance, causing its Subsidiaries to comply with such covenant), from the date hereof and for so long as any part of the Indebtedness is outstanding.

                  Section 6.1 Debts, Guaranties and Other Obligations. Each Company will not incur, create, assume or in any manner become or be liable in respect of any Debt direct or contingent, except for:

                  (a) The Indebtedness to the Agent and the Banks under this Agreement and the Notes.

                  (b) Customary trade payables or operating leases, and endorsements of negotiable instruments for deposit or collection, all from time to time incurred in the ordinary course of business.

                  (c) Debt under operating agreements, unitization and pooling agreements and orders, farmout agreements and gas balancing agreements, in each case that are customary in the oil, gas and mineral production business and that are entered into in the ordinary course of business. [For the avoidance of doubt, it is acknowledged that this covenant is separate and independent of the Event of Default under Section 8.1(n).]

                  (d) Taxes, assessments or other government charges which are not yet due or are being contested in good faith by appropriate action promptly initiated and diligently conducted, if such reserve as shall be required by generally accepted accounting principles shall have been made therefor.

                  (e) Hedging Obligations incurred under Permitted Hedge Agreements.

                  (f)      Debt owing by a Subsidiary to the Borrower.

                  (g) The PVOG Production Payment; provided, the Borrower shall not (i) prepay any portion of such Debt before it is due while a Default has occurred and is continuing, (ii) allow the amount owing thereunder to exceed at any one time $2,050,000.00 outstanding, nor (iii) amend any of the documents evidencing or pertaining to the PVOG Production Payment as in effect on the Closing Date or enter into any new agreements pertaining thereto which affect the terms of the PVOG Production Payment adversely to the Borrower, in each case without the Agent's and the Required Banks' prior written consent.

                  (h) Qualified Subordinated Debt, and Qualified Redeemable Preferred Equity, in combined amounts (as provided in the definitions thereof) which do not exceed the Maximum Subordinated Amount, provided that the conditions in Sections 6.10 and 6.11 are satisfied.

                  Section 6.2 Liens. The Borrower will not, and will not allow or suffer any Subsidiary to, create, incur, assume or permit to exist any Lien on any of its property now owned or hereafter acquired, except for:

                  (a) Liens for taxes, assessments, or other governmental charges not yet due or which are being contested in good faith by appropriate action promptly initiated and diligently conducted, if such reserve as shall be required by generally accepted accounting principles shall have been made therefor, and so long as the payment of same is not a condition to be met in order to maintain in force such Person's interest in such property or (if applicable) the Agent's first Lien therein.

                  (b) Liens of landlords, vendors, carriers, warehousemen, mechanics, laborers and materialmen arising by law in the ordinary course of business for sums either not more than 90 days past due or being contested in good faith by appropriate action promptly initiated and diligently conducted, if such reserve as shall be required by generally accepted accounting principles shall have been made therefor, and so long as the payment of same is not a condition to be met in order to maintain in force such Person's interest in such property or (if applicable) the Agent's first Lien therein.

                  (c) Inchoate liens arising under ERISA to secure the contingent liability of the Borrower permitted by this Agreement.

                  (d) The pledge of the Collateral and any other Liens in favor of the Agent to secure on a pari passu basis,
                           (i) the Indebtedness of the Borrower to the Agent and the Banks and (ii) (in some or all cases as determined by the Banks) the Secured Hedge Obligations permitted hereby.

                  (e) Minor imperfections of title or non-monetary Liens that do not materially impair the development, operation or value of property in its intended use or the title thereto and which are of a nature commonly existing with respect to properties of a similar character as the Collateral.

                  (f) Royalties, overriding royalties, net profits interests, production payments, reversionary interests, calls on production, preferential purchase rights and other burdens on or deductions from the proceeds of production, that do not secure Debt for borrowed money and that are taken into account in computing the net revenue interests and working interests of the Borrower warranted in the Collateral Documents.

                  (g) Operating agreements, unitization and pooling agreements and orders, farmout agreements, gas balancing agreements and other agreements, in each case that are customary in the oil, gas and mineral production business in the general area of such property and that are entered into in the ordinary course of business in good faith. [For the avoidance of doubt, it is acknowledged that this covenant is separate and independent of the Event of Default under Section 8.1(n).]

                  (h) Judgment Liens arising in the ordinary course of business (provided the litigation is actively being contested in good faith and by appropriate proceedings) and which do not constitute an Event of Default under Section 8.1(j).

                  (i) Liens resulting from good faith deposits to secure payments of workmen's compensation or other social security programs (excluding Liens under Section 4068 of ERISA) or to secure the performance of bids, tenders, statutory obligations, surety and appeal bonds, contracts (other than for payment of debt) or operating leases, in each case made in the ordinary course of business.

                  (j) The PVOG Production Payment (non-recourse to the Borrower except as provided in the definition thereof).

                  (k) Liens securing Qualified Subordinated Debt, fully subordinated to the Liens securing the Secured Liabilities under an Intercreditor Agreement satisfactory to the Agent.

The inclusion of this Section 6.2 shall not constitute in any way an acknowledgment by the Agent and the Banks of the validity, legality, enforceability or binding effect on the Agent and the Banks of such Liens, the sole purpose of this provision being to provide that the existence of any such permitted Liens shall not in and of itself constitute an Event of Default under this Agreement.

                  Section 6.3 Investments, Loans and Advances. The Borrower will not (directly or indirectly through any Subsidiary), and will not allow or suffer any Subsidiary to, make or permit to remain outstanding any loans or advances or extensions of credit to, or purchases or other acquisitions of capital stock or ownership (direct or beneficial) interests or obligations of, or other investments in, any Person (including without limitation any Subsidiary), except for:

                  (a) Investments in readily marketable direct obligations of the United States of America or any agency thereof.

                  (b) Investments in either certificates of deposit of maturities less than one year issued by the Agent or any Bank, or, if no Bank is substantially competitive (in terms of its certificate of deposit interest rate for comparable amounts) with other banks (having a credit rating equal or better than the

                           Banks), then certificates of deposit of maturities less than one year issued by one or more of such other banks.

                  (c) Investments in commercial paper of maturities less than one year with the best rating by Standard & Poors, Moody's Investors Service, Inc., or any other rating agency satisfactory to the Agent.

                  (d) Routine advances to employees made in the ordinary course of business, and that do not exceed historical levels in a material manner.

                  (e) Advances pursuant to operating agreements, unitization and pooling agreements and orders, farmout agreements and gas balancing agreements, in each case that are customary in the oil, gas and mineral production business and that are entered into in the ordinary course of business.

                  (f) Accounts receivable created or acquired in the ordinary course of business and upon terms common in the industry for such accounts.

                  (g) The Borrower's ownership of equity interests in Endeavor, and in Diamond, provided that the total amount of the Borrower's investment (both debt and equity) in Diamond at any one time (i) shall not exceed a maximum limit of fifteen million ($15,000,000.00) dollars and (ii) shall not consist of more than 50% equity.

                  (h) Loans and advances made by the Borrower to its Subsidiaries in the ordinary course of business to be used in normal business operations of such Subsidiary, provided that with respect to any loan to Diamond, (i) such loans by the Borrower to Diamond shall not violate the limit in paragraph (g) of this Section, (ii) all loan advances by the Borrower to Diamond are evidenced by the Diamond Note issued by Diamond to the Borrower, and secured by a security interest in Diamond's drilling rigs, which Diamond Note and security agreement shall be subject to a first priority pledge by the Borrower to the Agent, and (iii) such loan is otherwise in compliance with Section 5.20.

For the avoidance of doubt, pursuant to the foregoing the Borrower shall not establish, acquire or otherwise own any new Subsidiary after the Closing Date, without in each case the prior written consent of the Agent and the Required Banks.

                  Section 6.4 Nature of Business. The Borrower will not permit any material change to be made in the character of its business as carried on at the date hereof.

                  Section 6.5 Mergers and Consolidations. The Borrower will not, and will not allow or suffer any Subsidiary to, acquire, merge with or consolidate with any Person or acquire by purchase, lease or otherwise all or substantially all of the assets of any Person (whether or not such acquisition, merger or consolidation requires any capital expenditures on the part of the Borrower).

                  Section 6.6 ERISA Compliance. The Borrower will not at any time permit any Plan maintained by it to engage in any "prohibited transaction" as such term is defined in Section 4975 of the Code; incur any "accumulated funding deficiency" as such term is defined in Section 302 of ERISA; or terminate any such Plan in a manner which could result in the imposition of a Lien on the property of the Borrower pursuant to Section 4068 of ERISA.

                  Section 6.7 Changes. Each Company will not without 30 days prior notice to the Agent change the location of any of its Collateral, or change the location of its state of organization or chief executive office or change its name.

                  Section 6.8 Sales. The Borrower will not, and will not allow or suffer any Subsidiary to, sell, assign, transfer by bond for deed, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its property (whether now owned or hereafter acquired) to any Person. The Borrower will not, and will not allow or suffer any Subsidiary to, sell, assign, transfer by bond for deed, lease or otherwise dispose (including by any sale-leaseback transaction) of any of its Collateral or any material portion of its other property, business, or assets, including without limitation any producing mineral properties or equity interests in a Subsidiary, except for sales of production (in compliance with the terms of the Collateral Documents and this Agreement), collection of its accounts, sales of items of equipment which are obsolete or otherwise no longer useful for such Person's operations, and sales of items of equipment to the extent the proceeds of such sale are promptly reinvested in the acquisition of replacement equipment, in each case in the ordinary course of business. For purposes of the preceding sentence, "material" means asset sales which exceed in the aggregate $100,000.00 during any one fiscal year.

                  Section 6.9 Agreements. Each Company will not enter into or be a party to any contract or agreement for the purchase of materials, supplies or other property or services if such contract or agreement shall require that such Company make payment for such materials, supplies or other property irrespective of whether delivery thereof is made or whether such services are rendered. Except in the ordinary course of business, each Company will not enter into any arrangement with any gas pipeline company or any other purchaser of hydrocarbons regarding the Collateral whereby the Company agrees that said gas pipeline company or purchaser may set off any claim against the Company by withholding payment for any hydrocarbons actually delivered.

                  Section 6.10 Distributions or Redemption. The Borrower will not (i) pay or declare any dividend on any shares of any class of its stock (other than stock dividends), (ii) make any other distribution or other shareholder expenditure on account of any shares of any class of its stock, nor set aside any funds for such purpose, nor (iii) otherwise make or agree to pay for or make, directly or indirectly, any other distribution with respect to any shares of any class of its stock, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such shares or any option, warrants or other right to acquire any such shares, except that if at the time thereof and immediately after giving effect thereto no Default or Event of Default shall have occurred and be continuing (or be created), and no Loan Excess shall then exist, the Borrower may declare, and agree to declare and pay, dividends (interest expense) in cash to the holders of Qualified Redeemable Preferred Equity, and the Borrower may make and pay such cash dividends so declared within thirty (30) days of such declaration. For the avoidance of doubt, shares of Qualified Redeemable Preferred Equity are Borrower's stock for purposes of clauses (i), (ii) and (iii) above, and the Borrower shall not elect (or agree to elect) any option to redeem any Qualified Redeemable Preferred Equity without the prior written consent of the Required Banks.

                  Section 6.11 Subordinated Financings. (a) The Borrower shall not make any cash or other payment or transfer of property (i) on account of any Qualified Subordinated Debt except as expressly permitted under the Intercreditor Agreement pertaining thereto and (ii) on account of any Qualified Redeemable Preferred Equity except as expressly permitted under Section 6.10 hereof.

                  (b) The Borrower shall not enter into the initial closing and funding of any Qualified Subordinated Debt or Qualified Redeemable Preferred Equity without the Agent's prior written approval as to the form and substance of the documentation pertaining thereto, based upon the Agent's receipt of a certificate of an officer of the Borrower attaching true, correct and complete copies thereof (including without limitation a copy of the prospectus for any Qualified Redeemable Preferred Equity). The Borrower shall not enter into or agree to any amendment, modification or waiver of any term or condition of, or any of its rights under, the documents pertaining to any issued Qualified Subordinated Debt or any issued Qualified Redeemable Preferred Equity, which amendment, modification or waiver could, in the reasonable opinion of the Agent, materially and adversely affect the interests of the Banks.

                  Section 6.12 Management. The Borrower will not permit or suffer a change in the key management of the Borrower and its Affiliates to occur. For purposes of this Section, key management shall mean the continued active full time employment of each of Ken Kenworthy, Jr. (as CEO and President) and Ken Kenworthy Sr. (as CFO and EVP); provided, however, that the cessation of active employment of one such officer due to death or disability or the retirement of Ken Kenworthy Sr. (as CFO and EVP) shall not be a Default hereunder so long as the Borrower hires or promotes a replacement officer with experience and qualifications reasonably acceptable to the Agent and the Required Banks within four (4) months of the former officer's cessation of activity.

                  Section 6.13 Change of Ownership or Control. (a) No Person or group (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934), other than existing management of Borrower as of the Closing Date, shall become the beneficial owner of more than 33% of the total voting power of the capital stock of the Borrower then outstanding.

                  (b) A majority of the members of the Board of Directors of the Borrower shall not cease to be Continuing Directors. For purposes of this Section, the term "Continuing Directors" of a Person means any member of such Person's Board of Directors who: (x) was a member of such Person's Board of Directors on the Closing Date; or (y) was nominated for election or elected with the approval of a majority of the Continuing Directors who were then members of such Person's Board of Directors (but excluding any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Continuing Directors).

                  Section 6.14 Transactions with Affiliates. The Borrower will not sell, transfer, lease or otherwise dispose of (including pursuant to any merger) any property or assets to, or purchase, lease or otherwise acquire (including pursuant to a merger) any property or assets from, or otherwise engage in any other transactions with, any Affiliates, except in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower as could be obtained on an arms-length basis from unrelated third persons in a comparable transaction.

                  Section 6.15 Subsidiaries. The Borrower will not allow or suffer any changes to be made in the ownership structure of each Subsidiary, and shall not own and control directly or indirectly less than one hundred (100%) percent of the ownership and voting rights in each Subsidiary. The Borrower will not create, incur, assume or permit to exist any Lien on its equity interest in any Subsidiary, other than in favor of the Agent.

                  Section 6.16 Restrictive Agreements. The Borrower will not directly or indirectly enter into, incur or permit to exist, or permit any Subsidiary so to do, any agreement or other arrangement that (i) prohibits, restricts or imposes any condition upon the ability of a Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets or (ii) prohibits, restricts or imposes any condition upon the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its equity securities or other ownership interest or to repay to the Borrower any loans or advances, provided that (x) the foregoing shall not apply to restrictions and conditions imposed by corporate law or by this Agreement and (y) clause (i) of this Section shall not apply to customary provisions in leases restricting the transfer thereof.


                                    ARTICLE 7

                              CONDITIONS OF LENDING

                  Section 7.1 Conditions of Lending. The obligation of the Banks to make the Loan (or the Issuing Bank to issue a standby letter of credit) is subject to the accuracy of each and every representation and warranty of the Borrower contained in this Agreement, the absence of a Default or an Event of Default, and to the receipt of the following on or before the Closing Date by the Agent (and the receipt by each Bank of a counterpart of this Agreement and its respective Note):

                  (a) Agreement. A duly executed counterpart of this Agreement signed by all the parties hereto.

                  (b) Notes. The duly executed Notes signed by the Borrower.

                  (c) Good Standing. Certificates of good standing of the Companies issued by the Secretaries of State of Oklahoma, Texas, Louisiana and New Mexico.

                  (d) Corporate Certificates. A certificate of the secretary of each Company (i) setting forth resolutions of its board of directors in form and substance satisfactory to the Agent and Agent's counsel with respect to the unanimous authorization of this Agreement, the Notes and the Collateral Documents to which it is a party, (ii) attaching the articles of incorporation and bylaws of such Company, and (iii) setting forth the officers authorized to sign such instruments.

                  (e)      Fees. The fees required by Subsections 2.5(a) and
                           (d).

                  (f) Collateral Documents. Duly executed restatements of, or supplements to, mortgages or deeds of trust, security agreements, and guaranty agreement.

                  (g) Stock Certificates. The original stock certificates held by the Borrower for its shares in Endeavor, duly endorsed in blank and delivered to the Agent with executed stock powers.

                  (h) Lien Searches. UCC lien searches satisfactory to the Agent from Oklahoma, Texas and other pertinent states pertaining to the Companies.

                  (i) Legal Opinion. Legal Opinion from the Borrower's counsel (Crowe & Dunlevy) in form, scope and substance satisfactory to the Agent and Agent's counsel.

                  (j) Legal Fees. Payment of the reasonable legal fees and expenses incurred by the Agent in accordance with
                           Section 5.7.

                  (k) Termination. After giving effect to the application of proceeds of the Advances on the Closing Date, the Indebtedness under the Prior Loan Agreement shall have been fully repaid.

In the event that the Agent and the Required Banks in their sole and absolute discretion waive the receipt of any items set forth above, the Borrower agrees that it nonetheless will promptly deliver such item to the Agent and the Banks upon request within the time period reasonably specified by the Agent. Until such conditions are satisfied, Section 11.3 shall apply.

                  Section 7.2 Certification. The obligation of the Banks to make the Loan is further subject to the certification by the Borrower, which the Borrower hereby makes, that no Default or Event of Default exists, and that no material adverse change (in the Agent's and the Required Banks' sole determination) in the Collateral or other assets, liabilities, financial condition, business operations, affairs or circumstances of the Companies or other facts, circumstances or conditions (financial or otherwise) upon which Agent and the Banks has relied or utilized in making its decision to make this Loan have occurred from those reflected in the most recent financial statements furnished to the Agent prior to the Closing Date or otherwise existing at the time of the issuance of Agent's commitment letter.

                  Section 7.3 Post-Closing Items. (a) The Borrower will furnish the Agent no later than August 8, 2006, with (i) an executed supplement to the Texas Deed of Trust, (ii) an executed New Mexico mortgage or deed of trust, and
(iii) title opinions and title opinion updates, in each case covering the Borrower's interest in producing wells drilled after the Closing Date under the Prior Loan Agreement (or otherwise not previously mortgaged as Collateral), and in each case in form, scope and substance satisfactory to Agent and Agent's counsel, and indicating that Borrower has good and marketable title to the interest in such new Collateral subject to no Liens other than the Collateral Documents and those accepted by Agent in writing.

                  (b) Certain properties included within the Borrowing Base from time to time at zero or low value may not be covered by title opinions at the time of their inclusion in the Borrowing Base. The Borrower acknowledges and agrees that the Agent has the right under the terms of this Agreement to require title opinions on such Borrowing Base properties in the future at the time of a material increase in the value attributed to such property in the Borrowing Base, and Borrower agrees promptly to deliver such title opinions and acknowledges that in the absence thereof such properties may be excluded by the Agent from the Borrowing Base (as provided in the definition of Borrowing Base).

                  Section 7.4 Each Additional Advance. The obligation of the Banks to make additional Advances on the line of credit or the Issuing Bank to issue standby letters of credit is subject to the satisfaction of each of the following conditions:

                  (a) Each of the representations and warranties of the Companies contained in this Agreement and the Collateral Documents shall be true and correct on and as of the date of each subsequent Advance or issuance, both before and after giving effect to the proposed Advance or issuance and to the application of the proceeds therefrom, as though made on and as of such date, except as such representations and warranties relate to matters that are changed as permitted by this Agreement, or except to the extent such representations and warranties by their terms specifically refer and relate to an earlier date, in which case such representations and warranties shall have been true and correct on and as of such earlier date.

                  (b) At the time of such Advance, no Default shall have occurred and be continuing.

                  (c) There shall have occurred no material adverse change (in the Agent's and the Required Banks' sole determination), either individually or in the aggregate, in the assets, liabilities, financial condition, business operations, affairs or circumstances of the Borrower and the Subsidiaries taken as a whole, except to the extent that such changes are permitted by this Agreement.

                  (d) If reasonably required by Agent, a bringdown title search report by a landman or land title service in the appropriate states, confirming the absence of Lien filings against the Borrower since the effective date of the preceding bringdown search.

                  Section 7.5 Title Opinions. It is expressly acknowledged by the Borrower that the waiver by the Borrower (on the basis of the Borrower's business judgment) of any title requirements contained in any title opinions delivered to the Agent from time to time in connection with this Agreement, and funding by the Banks of Advances, shall not constitute a waiver by the Agent and the Banks of any of the representations or warranties of the Borrower contained herein.

                                    ARTICLE 8

                                     DEFAULT

                  Section 8.1 Events of Default. Any of the following events shall be considered an "Event of Default" as that term is used herein:

                  (a) Principal and Interest Payments. The Borrower fails to make payment (x) when due of any principal or interest installment on any Note, any unused facility fee, any commitment fee, engineering fee or any other Indebtedness incurred pursuant to this Agreement to the Agent or any Bank, and such failure continues unremedied for a period of three (3) Business Days after the earlier of (i) notice thereof being given by the Agent to the Borrower or (ii) such default otherwise becoming known to the president or chief financial officer of the Borrower or (y) when due of any mandatory prepayment under Subsection 2.4(b) or Subsection 2.4(c).

                  (b) Representations and Warranties. Any representation or warranty made by or on behalf of any Company contained in this Agreement, the Notes or any of the Collateral Documents proves to have been incorrect in any material respect as of the date thereof; or any representation, statement (including financial statements), certificate or data furnished or made to the Agent and the Banks by any Person under this Agreement, the Notes or any of the Collateral Documents proves to have been untrue in any material adverse respect as of the date as of which the facts therein set forth were stated or certified. For purposes of this paragraph, to the extent such representation or warranty pertains to individual properties, "material" shall mean two hundred thousand ($200,000.00) dollars or amount of property with an equivalent value.

                  (c) Specific Covenants. The Borrower fails to observe or perform at any time any covenant or agreement contained in Section 5.6, Section 5.8, Section 5.15,
                           Section 5.16, Section 5.17, or Article 6 of this Agreement.

                  (d) Covenants. The Borrower or other Person (other than the Agent and the Banks) defaults in the observance or performance of any of the covenants or agreements contained in this Agreement, the Notes or any of the Collateral Documents to be kept or performed by the Borrower or such Person (other than a default under Subsections (a) through (c) hereof), and such default continues unremedied for a period of 30 days after the earlier of (i) notice thereof being given by the Agent to the Borrower or such Person, as applicable, or (ii) such default (and the fact that it is a default) otherwise becoming known to the president or chief financial officer of the Borrower or other Person, as applicable.

                  (e) Other Debt to Agent or Bank. The Borrower or any other Company defaults in the payment of any amounts due to the Agent or any Bank not covered under Subsection (a) above or in the observance or performance of any of the covenants, or agreements contained in any loan agreements, notes, leases, collateral or other documents relating to any other Debt of the Borrower to the Agent or any Bank (including without limitation any Permitted Hedge Obligations or other Hedge Agreements) other than the Indebtedness, and any grace period applicable to such default has elapsed.

                  (f)      Other Debt to Other Lenders. The Borrower defaults
                           (x) under the PVOG Production Payment, (y) under any Qualified Subordinate Debt, or (z) in the payment of any amounts due to any Person (other than the Agent and the Banks) or in the observance or performance of any of the covenants or agreements contained in any credit agreements, notes, leases, collateral or other documents relating to any Debt of the Borrower to any Person (other than the Agent or any Bank) which is not Indebtedness (including without limitation any Hedging Obligations) in excess of $50,000.00, and in each case of clause (x), (y) or (z) any grace period applicable to such default has elapsed or if the effect of such default is to cause, or permit the holder of such obligation to be able to cause (whether or not so done), such obligation to become due prior to its stated maturity.

                  (g) Involuntary Bankruptcy or Receivership Proceedings. A receiver, conservator, liquidator or trustee of any Company, or of any of its respective Collateral, is appointed by order or decree of any court or agency or supervisory authority having jurisdiction; or an order for relief is entered against any Company under the Federal Bankruptcy Code; or any Company is adjudicated bankrupt or insolvent; or any material portion of the property of is sequestered by court order and such order remains in effect for more than 30 days after such party obtains knowledge thereof; or a petition is filed against any Company under any reorganization, arrangement, insolvency, readjustment of debt, dissolution, liquidation or receivership law of any jurisdiction, whether now or hereafter in effect, and such petition is not dismissed within 60 days.

                  (h) Voluntary Petitions. Any Company files a case under the Federal Bankruptcy Code or seeking relief under any provision of any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, or consents to the filing of any case or petition against it under any such law.

                  (i) Assignments for Benefit of Creditors. Any Company makes an assignment for the benefit of its creditors, or admits in writing its inability to pay its debts generally as they become due, or consents to the appointment of a receiver, trustee or liquidator of any Company or of all or any part of its property.

                  (j) Undischarged Judgments. Judgment for the payment of money in excess of $50,000.00 (which is not covered by insurance) is rendered by any court or other governmental body against any Company, and such Company does not discharge the same or provide for its discharge in accordance with its terms, or procure a stay of execution thereof within 30 days from the date of entry thereof, and within said 30-day period or such longer period during which execution of such judgment shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal while providing such reserves therefor as may be required under generally accepted accounting principles.

                  (k) Attachment. A writ or warrant of attachment or any similar process shall be issued by any court against all or any material portion of the property of any Company, and such writ or warrant of attachment or any similar process is not released or bonded within 30 days after its entry.

                  (l) Condemnation. The Collateral, or any substantial portion thereof, is condemned or expropriated under power of eminent domain by any legally constituted governmental authority.

                  (m) Invalidity. Any Company shall assert in writing that any material provision of this Agreement, any Note or any of the Collateral Documents shall for any reason be or cease to be valid and binding on such Company after the Closing Date.

                  (n) Debt to Operator. On the last day of any calendar month the Borrower has owed any Operator (not counting the PVOG Production Payment) the cumulative amount of $200,000.00 or greater for more than forty-five consecutive days without the Agent's and the Required Banks' written consent; provided, however, such Debt shall not be an Event of Default and such Company shall not be required to pay any such account if the amount or validity thereof shall currently be contested in good faith by appropriate proceedings diligently conducted and if such Company shall have set up reserves therefore adequate under generally accepted accounting principles (provided that such reserves may be set up under generally accepted accounting principles) and so long as such contest proceedings conclusively operate to stay and prevent the set off or withholding of monies by such Operator and the sale or seizure of any property subject to any Lien held by such Operator to satisfy such account.

                  (o) Qualified Redeemable Preferred Equity. The Borrower defaults in the payment of any amounts due under or in the observance or performance of any of the covenants or agreements contained in any documents pertaining to any Qualified Redeemable Preferred Equity, and any grace period applicable to such default has elapsed; or any shares of Qualified Redeemable Preferred Equity shall for any reason become subject to mandatory redemption by the Borrower before the fifth anniversary of the date on which such shares are issued; or any judgment for redemption of any shares of Qualified Redeemable Preferred Equity is rendered by any court or other governmental body; or if any event or condition occurs that results in any shares of Qualified Redeemable Preferred Equity becoming redeemable or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder of any shares of any Qualified Redeemable Preferred Equity to cause any shares of any Qualified Redeemable Preferred Equity to be redeemable or to require the redemption thereof by the Borrower (in each case after giving effect to any applicable cure period).

                  Section 8.2 Remedies. (a) Upon the happening of any Event of Default specified in the preceding Section (other than Subsections (g) or (h) thereof), (i) all obligations, if any, of the Banks to make Advances to the Borrower or issue letters of credit at the request of the Borrower shall immediately cease and terminate, and (ii) the Agent shall at the direction, or may with the consent, of the Required Banks by written notice to the Borrower declare the entire principal amount of all Indebtedness then outstanding including interest accrued thereon to be immediately due and payable without presentment, demand, protest, notice of protest or dishonor or other notice of default of any kind, all of which are hereby expressly waived by the Borrower.

                  (b) Upon the happening of any Event of Default specified in Subsections (g) or (h) of the preceding Section, (i) all obligations, if any, of the Banks to make Advances to the Borrower or issue letters of credit at the request of the Borrower shall immediately cease and terminate, and (ii) the entire principal amount of all obligations then outstanding including interest accrued thereon shall, without notice or action by the Agent and the Banks, be immediately due and payable without presentment, demand, protest, notice of protest or dishonor or other notice of default of any kind, all of which are hereby expressly waived by the Borrower.

                  (c) In addition to the foregoing, the Agent may exercise any of the rights and remedies established in the Collateral Documents or avail itself of any other rights and remedies provided by applicable law, including without limitation completing and sending the letters described in Subsection 3.1(a)(x). In the event the Agent sends such letters, the Agent agrees that it shall request such purchasers of production to remit any proceeds net of lease operating expenses and production taxes. However, the Agent may accept any gross payments made despite such requests without liability thereunder.

                  (d) In furtherance of the foregoing, to the extent that any standby letters of credit are outstanding upon the occurrence of any Event of Default, the Agent may be written notice to the Borrower require the Borrower to pay to the Agent immediately on such demand the full undisbursed amount of such letters of credit to be held by the Agent as collateral for the payment of such letters of credit. Such amount shall bear interest from demand until paid at the Default Rate notwithstanding any interest rate provision to the contrary in any letter of credit application or agreement between the Borrower and the Issuing Bank, even if executed after this Agreement.

                  Section 8.3 Set-Off. Upon the occurrence of any Event of Default, the Agent and the Banks shall have the right to set-off any funds of the Borrower or any Company in the possession of the Agent or such Bank (including without limitation funds in the accounts provided for in Article 5) against any amounts then due by the Borrower to the Agent or such Bank pursuant to the Agreement (but the Borrower acknowledges that the Agent may apply funds in such accounts against any interest, fee or mandatory principal prepayment amounts then due and payable by the Borrower even without the occurrence of an Event of Default). The Borrower agrees that any holder of a participation in any Note may exercise any and all rights of counter-claim, set-off, banker's lien and other liens with respect to any and all monies owing by Borrower to such holder as fully as if such holder of a participation were a holder of a note in the amount of such participation.

                  Section 8.4 Marshaling. The Companies shall not in any time hereafter assert any right under any law pertaining to marshaling (whether of assets or liens) and the Borrower expressly agrees that the Agent may execute or foreclose upon the Collateral Documents in such order and manner as the Agent, in its sole discretion, deems appropriate.

                                    ARTICLE 9

                                    THE AGENT

                  Section 9.1 Appointment and Authorization. (a) Each Bank irrevocably appoints and authorizes the Agent to receive all payments of principal, interest, fees and other amounts payable by the Borrower under this Agreement and to remit same that is payable to the Banks promptly to the Banks, to disburse the Advances from the Banks, and to take such action and to exercise such powers under this Agreement, the Notes, and the Collateral Documents as are delegated to the Agent by the Banks from time to time. The Agent shall promptly distribute to the Banks upon receipt all payments and prepayments of principal, interest, fees (except for those fees which by their express terms are payable on another basis) and other amounts paid by the Borrower under this Agreement that are payable to the Banks, in proportion to the Banks' Commitments. Similarly, the Banks shall be obligated to fund Advances in proportion to their Commitments. If the Agent receives a payment in immediately available funds by 11:00 a.m. (Central Time), the Agent will make available to each Bank on the same date, by wire transfer of immediately available funds, such Bank's ratable share of such payment, and if such payment is received after 11:00 a.m. (Central
Time) or in other than immediately available funds, the Agent will make available to each Bank its ratable share of such payment by wire transfer of immediately available funds on the next succeeding Business Day (or in the case of uncollected funds, as soon as practicable after collected). If the Agent shall not have made a required distribution to the Banks as required by the preceding sentence after receiving a payment for the account of such Banks, the Agent shall pay to each such Bank, on demand, its ratable share of such payment with interest thereon at the Federal Funds Rate (as defined in the next sentence) for each day from the date such amount was required to be disbursed by the Agent until the date repaid to such Bank. The Federal Funds Rate shall mean, for any day, an interest rate per annum (expressed as a decimal, rounded upwards, if necessary, to the next higher 1/100 of 1%) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. (Central Time) on such day on such transactions received by the Agent from three federal funds brokers of recognized standing selected by the Agent.

                  (b) The Agent or the Issuing Bank may resign at any time by written notice to the Banks and the Borrower. The Agent or the Issuing Bank may be removed at any time with or without cause by the Required Banks. The successor Agent or successor Issuing Bank shall be selected by the Required Banks from among the remaining Banks. If no successor Agent or successor Issuing Bank has been so appointed by the Required Banks (and approved by the Borrower as provided below) and has accepted such appointment within thirty (30) days after such notice of resignation or removal, then the retiring Agent or retiring Issuing Bank may, on behalf of the Banks and the Borrower, appoint a successor Agent or successor Issuing Bank from among the remaining Banks. Any successor Agent or successor Issuing Bank must be approved by the Borrower, which approval will not be unreasonably withheld, delayed or conditioned. Upon the acceptance of any appointment as Agent or Issuing Bank by a successor Agent or successor Issuing Bank, such successor Agent or successor Issuing Bank shall thereupon succeed to and become vested with all the rights, powers, privileges, and duties of the retiring Agent or retiring Issuing Bank, and the retiring Agent or retiring Issuing Bank shall be discharged from its duties and obligations under this Agreement and the Collateral Documents, except that the retiring Issuing Bank shall remain the Issuing Bank with respect to any letters of credit outstanding hereunder on the effective date of its resignation or removal and the provisions affecting the Issuing Bank with respect to such letters of credit shall inure to the benefit of the retiring Issuing Bank until the termination of all such letters of credit. After any retiring Agent's or retiring Issuing Bank's resignation or removal hereunder as Agent or Issuing Bank, the provisions of this Article 9 shall inure to its benefit as to any actions taken or omitted to be taken while it was acting as Agent or Issuing Bank.

                  (c) Each Bank irrevocably appoints and authorizes the Agent to hold this Agreement and the Collateral Documents (but not the Notes, which will be held by the respective Banks), and to take such action and exercise such powers under this Agreement, the Notes and the Collateral Documents as are delegated to the Agent by the Banks from time to time. Any requests by the Borrower for consent by the Banks or waiver or amendment of provisions of this

Agreement shall be delivered by the Borrower to the Agent, but favorable action on such requests shall require the approval of the Required Banks or all of the Banks, as the case may be.

                  Section 9.2 Agent's Reliance. Neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it under or in connection with this Agreement, the Notes or the Collateral Documents, except for its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, the Agent:
(i) may treat the payee of any of the Notes as the holder thereof until the Agent receives written notice of the assignment or transfer thereof, signed by such payee and in form satisfactory to the Agent; (ii) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Bank and shall not be responsible to any Bank for any statements, warranties or representations made in or in connection with this Agreement, the Notes and the Collateral Documents; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement, the Notes or the Collateral Documents (except receipt of items expressly required to be delivered to the Agent hereunder), or to inspect any property (including the books and records) of the Borrower; (v) shall not be responsible to any Bank for the due execution, legality, validity, enforce ability, genuineness, sufficiency or value of this Agreement, the Notes or the Collateral Documents; and (vi) shall incur no liability under or in respect to this Agreement, the Notes or the Collateral Documents by acting upon any notice, consent, certificate or other instrument or writing (which may be by facsimile, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties. The Agent shall not have a fiduciary relationship in respect of any Bank by reason of this Agreement. The Agent shall not have any implied duties to the Banks, or any obligation to the Banks to take any action under this Agreement, the Notes, the Collateral Documents or the Intercreditor Agreement except any actions specifically provided by such documents to be taken by it.

                  Section 9.3 Acts by Agent after Default, etc. In the event that the Agent shall have been notified in writing by any of the Borrower or the Banks of any Event of Default (or in the event that the officer of the Agent responsible for the Borrower' account obtains actual knowledge of an Event of Default), the Agent (i) shall immediately notify the Banks; (ii) shall take such action and assert such rights under this Agreement as it is expressly required to do pursuant to the terms of this Agreement with the consent of or direction by the Required Banks; (iii) may take such other actions and assert such other rights as it deems advisable, in its discretion, for the protection of the interests of the Banks pursuant to applicable laws with the consent of the Required Banks; and (iv) shall inform all the Banks of the taking of action or assertion of rights pursuant to this Section. Each Bank agrees with the Agent and the other Banks that the decisions and determinations of the Required Banks in enforcing this Agreement, the Notes and the Collateral Documents and guiding the Agent in those matters shall be binding upon all the Banks, including without limitation authorizing the Agent at the pro rata expense of all the Banks (to the extent not reimbursed by the Borrower) to retain attorneys to seek judgment on this Agreement, the Notes and the Collateral Documents. Each Bank agrees with the other Banks that it will not, without the consent of all the other Banks, separately seek to institute any legal action with respect to the Loan. The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any Collateral Document or the Intercreditor Agreement in accordance with written instructions signed by the Required Banks (or, where required, all the Banks), and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Banks and on all of the holders of Notes, provided, however, that the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement or the Intercreditor Agreement or applicable law.

                  Section 9.4 Bank Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank and based on the financial statements referred to herein and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement, the Notes and the Collateral Documents. No representation or warranty, express or implied, is made by the Agent as to the accuracy or completeness of information provided by the Borrower to the Banks, and the Agent assumes no responsibility for its accuracy or completeness.

                  Section 9.5 Agent. The Agent shall have the same rights and powers under this Agreement, the Notes and the Collateral Documents as any other Bank and may exercise the same as though it were not the Agent; and the term "Bank" or "Banks" shall, unless otherwise expressly indicated, include Agent in its individual capacity. The Agent may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with Borrower and its Subsidiaries as if the Agent were not the Agent and without any duty to account therefor to the Banks. The Banks acknowledge that
Section 3.4 shall govern the relationship among the Secured Parties with respect to the Secured Liabilities. The Banks acknowledge that the Intercreditor Agreement shall govern the relationship between the Agent and the Banks and the Subordinated Holders with respect to loans made by the Subordinated Holders to the Borrower.

                  Section 9.6 Assignments and Participations. (a) No Bank may assign to any other Person any portion of its interests, rights and obligations under this Agreement (including, without limitation, any portion of its Commitment or the Loan at the time owing to it and Note held by it) unless each of the following conditions is or has been satisfied: (i) the Agent has given its prior written consent (which consent will not be unreasonably withheld),
(ii) the Borrower has given its prior written consent (which consent will not be unreasonably withheld, and shall not be required upon the occurrence and during the continuance of an Event of Default), (iii) each such assignment is of a constant, and not a varying, percentage of all the assigning Bank's rights and obligations under this Agreement, (iv) the assignment is for a

Commitment of $5,000,000.00 or more, (v) the parties to such assignment have executed and delivered to the Agent an Assignment and Acceptance, substantially in the form of Exhibit B hereto (the "Assignment and Acceptance"), together with any Note subject to such assignment, one or more signature pages to this Agreement containing the signature of the assignee, one or more signature pages to the Intercreditor Agreement (if in effect) containing the signature of the assignee, and (following the Effective Date, as defined in the applicable Assignment and Acceptance) payment by the assignee to the Agent for its own account of an assignment administration fee in the amount of $3,500.00, (vi) either the assignor or assignee shall have paid the Agent's reasonable costs and expenses (including without limitation attorneys' fees and expenses) in connection with the assignment, (vii) the Agent shall have delivered to the Borrower a fully executed copy of such Assignment and Acceptance, and (viii) the assignee is (A) a state or national commercial bank located in the United States or (B) a bank organized under a jurisdiction other than the United States, provided that such foreign bank has provided the Agent and the Borrower with accurate and complete signed original forms prescribed by the Internal Revenue Service certifying as to such Bank's status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to such Bank hereunder, and provided further that such foreign bank shall not transfer its interests, rights and obligations under this Agreement to any Affiliate of such foreign bank unless such Affiliate provides the Agent and the Borrower with the aforesaid tax forms. Upon satisfaction of each of the foregoing conditions and upon acceptance and notation by the Agent, from and after the Effective Date specified in each Assignment and Acceptance, which Effective Date shall be at least five (5) Business Days after the execution thereof, (x) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Bank, and (y) the assigning Bank shall, to the extent provided in such assignment, be released from its obligations under this Agreement. Notwithstanding the foregoing, the restrictions contained above in this Subsection 9.6(a) shall not apply to assignments to any Federal Reserve Bank, and the conditions set forth in clauses (i) and (ii) above shall not apply to assignments by any Bank to any Person which controls, is controlled by, or is under common control with, or is otherwise substantially affiliated with that Bank.

                  (b) Upon its receipt of an Assignment and Acceptance executed by the parties to such assignment together with any Note subject to such assignment and the written consent of the Agent and the Borrower to such assignment, the Agent shall give prompt notice thereof to the Borrower and the Banks. Within five (5) Business Days after receipt of such notice, the Borrower at its own expense, shall execute and deliver to the Agent, in exchange for the surrendered Note, a new Note to the order of such assignee(s) in an amount equal to the amount assumed by such assignee(s) pursuant to such Assignment and Acceptance and, if the assigning Bank has retained some portion of its obligations hereunder, a new Note to the order of the assigning Bank in an amount equal to the amount retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Note, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in the form of the assigned Note. The surrendered Note shall be canceled and returned to the Borrower. The Agent shall have the right to substitute a revised
Schedule 1 hereto to reflect the respective Commitments following each such assignment.

                  (c) Each Bank, without the consent of the Agent or the other Banks but with the prior written consent of the Borrower (which consent will not be unreasonably withheld, and shall not be required during the existence and continuance of an Event of Default), may sell participations to one or more banks or other financial institutions (and such bank or banks or financial institution or financial institutions shall be bound by the terms of this Agreement, including without limitation this Section 9.6) in all or a portion of the Loan (including its Commitment) under this Agreement; provided, that the selling Bank shall retain the sole right and responsibility to enforce the obligations of the Borrower relating to the Loan and that the only rights granted to the participant pursuant to such participation arrangements with respect to waivers, amendments or modifications of this Agreement shall be the right to approve waivers, amendments, or modifications which require the consent of all of the Banks as provided in Section 10.4 hereof. Notwithstanding the foregoing, the Borrower's consent shall not be required for any participation granted to any Federal Reserve Bank.

                  Section 9.7 Indemnification of the Agent and Issuing Bank. The Banks ratably (computed by reference to each Bank's respective Commitment) shall indemnify the Agent, its respective Affiliates, the Issuing Bank, its respective Affiliates, and the respective shareholders, directors, officers, employees, agents and counsel of the foregoing (each an "Agent Indemnitee") and hold each Agent Indemnitee harmless from and against any and all claims (whether groundless or otherwise), liabilities, losses, damages, costs and expenses of any kind (including, without limitation, (i) the reasonable fees and disbursements of counsel and (ii) any expenses for which the Agent has not been reimbursed by the Borrower as required by this Agreement) which may be incurred by such Agent Indemnitee arising out of or related to this Agreement or the transactions contemplated hereby, or the Agent's actions taken hereunder (including the Agent Indemnitee's own negligence); provided, that no Agent Indemnitee shall have the right to be indemnified hereunder for such Agent Indemnitee's own gross negligence or willful misconduct, as determined by a court of competent jurisdiction, or to the extent that such claim relates to the breach by such Agent Indemnitee of its obligations under this Agreement. The foregoing shall survive the termination of this Agreement.


                                   ARTICLE 10

                                  MISCELLANEOUS

                  Section 10.1 Notices. Any notice or demand which by provision of this Agreement or any Collateral Document referencing this provision, is required or permitted to be given by one party to the other party hereunder shall be given by (i) deposit, postage prepaid, in the mail, registered or certified mail, or (ii) delivery to a recognized express courier service, or
(iii) delivery by hand, or (iv) by facsimile, in each case addressed (until another address or addresses is given in writing by such party to the other party) as follows:

                  If to Borrower:   GMX Resources Inc.
                                    9400 North Broadway, Suite 600
                                    Oklahoma City, Oklahoma 73114

                                    Attention: Chief Financial Officer

                                    Facsimile Number:  (405) 600-0600

                  If to Agent:      Capital One, National Association
                                    5718 Westheimer, Suite 600
                                    Houston, Texas 77057

                                    Attention:  David R. Reid

                                    Facsimile Number: (713) 435-5106

                  If to Bank:       At the addresses set forth on Schedule 1
                                    hereto.


All notices sent by facsimile transmission shall be deemed received by the addressee upon the transmitter's receipt of acknowledgment of receipt from the offices of such addressee (if before 5:00 p.m. on a Business Day; if later, then on the next Business Day).

                  Section 10.2 Entire Agreement. This Agreement, the Notes and the Collateral Documents together with the letter agreement referred to in Subsection 2.5(d) set forth the entire agreement between the Borrower and the Agent and the Banks with respect to the Indebtedness, and supersede all prior written or oral understandings with respect thereto; provided, however, that all written representations, warranties and certifications made by the Borrower to the Agent and the Banks with respect to the Indebtedness and the security therefor shall survive the execution of this Agreement. The Borrower is not relying on any representation by the Agent or any Bank, and no representation has been made, that the Agent or any Bank will, at the time of a Default or at any other time, waive, negotiate, discuss, or take or refrain from taking any action with respect to such Default.

                  Section 10.3 Renewal, Extension or Rearrangement. All provisions of this Agreement relating to the Notes shall apply with equal force and effect to each and all promissory notes or security instruments hereinafter executed which in whole or in part represent a renewal, extension for any period, increase or rearrangement of any part of the Notes.

                  Section 10.4 Amendment. No amendment or waiver of any provision of this Agreement or consent to any departure therefrom by the Borrower or the Banks shall be effective unless the same shall be in writing and signed by the Borrower, the Agent and the Required

Banks; provided, that without the written consent of all of the Banks, no amendment or waiver to this Agreement, any Note or any Collateral Document shall
(i) change the scheduled payment dates or maturity of the Loan, or (ii) change the principal of or decrease the rate or change the time of payment of interest or fees or decrease any premium payable with respect to any Note, or change the currency in which the Loan is to be paid, or (iii) increase the Commitments, or permit the Borrower to assign its rights hereunder, or add additional borrowers hereunder, or (iv) release the Borrower, or affect the time, amount or allocation of any required prepayments, or (v) effect the release of any Collateral (other than as expressly permitted in the Collateral Documents or this Agreement) or subordinate the rights of the Agent and the Banks with respect to Collateral, or (vi) reduce the proportion of the Banks required to agree on each determination of the Borrowing Base, or on which portion of the Collateral is Shared Collateral under Section 3.4 or (vii) reduce the proportion of the Banks or the Required Banks (as applicable) required with respect to any consent, waiver, determination or change made hereunder, (viii) change the definition of Required Banks or amend this Section 10.4, or (ix) change any provisions hereof in a manner that would alter the pro rata sharing of payments required by Section 2.9 and Section 2.10. No amendment of any provision of this Agreement relating to the Agent shall be effective without the written consent of the Agent, and no amendment of any provision of this Agreement relating to the Issuing Bank issuing letters of credit shall be effective without the written consent of such Issuing Bank. However, the Agent may waive or reduce payment of its own fee required under Section 2.5(d) or clause (v) of Subsection 9.6(a) without obtaining the consent of any of the Banks. The Borrower, the Agent and the Banks agree that no Bank will receive compensation from the Borrower in order to obtain such Bank's consent to an amendment or waiver in a greater proportion than that received by any other Bank for the same matter (but this provision does not restrict fees to the agents for their services in connection with this Agreement).

                  Section 10.5 Invalidity. In the event that any one or more of the provisions contained in this Agreement, the Notes, or the Collateral Documents shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, the Notes or the Collateral Documents.

                  Section 10.6 Survival of Agreements. All representations and warranties of the Borrower herein, and all covenants and agreements herein not fully performed before the effective date of this Agreement, shall survive such date.

                  Section 10.7 Waivers. No course of dealing on the part of the Agent, any Bank, its respective officers, employees, consultants or agents, nor any failure or delay by the Agent or any Bank with respect to exercising any of its rights, powers or privileges under this Agreement, the Notes or the Collateral Documents, shall operate as a waiver thereof.

                  Section 10.8 Cumulative Rights. The rights and remedies of the Agent and the Banks under this Agreement, the Notes and the Collateral Documents shall be cumulative, and the exercise or partial exercise of any such right or remedy shall not preclude the exercise of any other right or remedy.

                  Section 10.9 Time of the Essence. Time shall be deemed of the essence with respect to the performance of all of the terms, provisions and conditions on the part of the Borrower, and the Agent and the Banks to be performed hereunder.

                  Section 10.10 Successors and Assigns; Participants. All covenants and agreements made by or on behalf of the Borrower in this Agreement, the Notes and the Collateral Documents shall bind its successors and assigns and shall inure to the benefit of the Agent and the Banks and their respective successors and assigns. The Borrower may not assign its rights or obligations under this Agreement.

                  Section 10.11 Relationship Between the Parties. The relationship between the Agent and the Banks, on the one hand, and the Borrower on the other, shall be solely that of lender and borrower, and such relationship shall not, under any circumstances whatsoever, be construed to be a joint venture, joint adventure, or partnership. Neither the Agent nor any Bank has a fiduciary obligation to the Borrower with respect to this Agreement or the transactions contemplated hereby.

                  Section 10.12 Limitation of Liability. This Agreement, the Notes and the Collateral Documents are executed by officers of the Agent and the Banks, and by acceptance of the Loan, the Borrower agrees that for the payment of any claim or the performance of any obligations hereunder resulting from any default by the Agent or any of the Banks, resort shall be had solely to the assets and property of the Agent or such Bank, and no shareholder, officer, employee or agent of the defaulting Agent or Bank shall be personally liable therefor.

                  Section 10.13 Titles of Articles, Sections and Subsections. All titles or headings to articles, sections, subsections or other divisions of this Agreement or the exhibits hereto are only for the convenience of the parties and shall not be construed to have any effect or meaning with respect to the other content of such articles, sections, subsections or other divisions, such other content being controlling as to the agreement between the parties hereto.

                  Section 10.14 Singular and Plural. Words used herein in the singular, where the context so permits, shall be deemed to include the plural and vice versa. The definitions of words in the singular herein shall apply to such words when used in the plural where the context so permits and vice versa.

                  SECTION 10.15 GOVERNING LAW. THIS AGREEMENT IS, AND THE NOTES WILL BE, CONTRACTS MADE UNDER AND SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE UNITED STATES OF AMERICA (INCLUDING FEDERAL LAW THAT PERMITS A BANK TO CHARGE INTEREST AT THE RATE ALLOWED BY THE LAWS OF THE STATE WHERE SUCH BANK IS LOCATED) AND THE STATE OF TEXAS. Without limiting the intent of the parties set forth above, (a) Chapter 346 of the Texas Finance Code, as amended (relating to revolving loans and revolving tri-party accounts (formerly Tex. Rev. Civ. Stat. Ann. Art. 5069, Ch. 15)), shall not apply to this Agreement, the Notes, or the transactions contemplated hereby and (b) to the extent that a Bank may be subject to Texas law limiting the amount of interest payable for its account, such Bank shall utilize the indicated (weekly) rate ceiling from time to time in effect, provided that such Bank may also rely, to the extent permitted by applicable laws including without limitation the laws of the United States, on alternative maximum rates of interest under other laws applicable to such Bank for calculation of the Maximum Rate if the application thereof results in a greater Maximum Rate.

                  Section 10.16 Counterparts. This Agreement may be executed in two or more counterparts, and it shall not be necessary that the signatures of all parties hereto be contained on any one counterpart hereof; each counterpart shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  Section 10.17 WAIVER OF JURY TRIAL; SUBMISSION TO JURISDICTION. (a) THE BORROWER, THE AGENT AND THE BANKS HEREBY IRREVOCABLY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH THE BORROWER, THE AGENT AND THE BANKS MAY BE PARTIES, ARISING OUT OF OR IN ANY WAY PERTAINING TO (i) THE NOTES, (ii) THIS AGREEMENT, (iii) THE COLLATERAL DOCUMENTS OR (iv) THE COLLATERAL. IT IS AGREED AND UNDERSTOOD THAT THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTIONS OR PROCEEDINGS, INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO THIS AGREEMENT. THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY THE BORROWER, THE AGENT AND THE BANKS, AND THE BORROWER, THE AGENT AND THE BANKS HEREBY REPRESENT THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY INDIVIDUAL TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. THE BORROWER, THE AGENT AND THE BANKS EACH FURTHER REPRESENT THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF ITS OWN FREE WILL, AND THAT IT HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

                  (b) THE BORROWER HEREBY IRREVOCABLY CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE COURTS OF LOUISIANA AND THE FEDERAL EASTERN DISTRICT COURT IN LOUISIANA, AND AGREES THAT ANY ACTION OR PROCEEDING ARISING OUT OF OR BROUGHT TO ENFORCE THE PROVISIONS OF THE NOTES, THIS AGREEMENT AND/OR THE COLLATERAL DOCUMENTS MAY BE BROUGHT IN ANY COURT HAVING SUBJECT MATTER JURISDICTION. THE BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTIONS THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION

OR PROCEEDING IN ANY SUCH COURT OR THAT ANY SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME. THE BORROWER AGREES THAT NOTHING HEREIN SHALL LIMIT THE AGENT'S AND THE BANKS' RIGHT TO SUE IN ANY OTHER JURISDICTION.

                  (c) THE BORROWER HEREBY AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL) POSTAGE PREPAID, TO THE BORROWER AT ITS ADDRESS SET FORTH IN SECTION 10.1 OR AT SUCH OTHER ADDRESS AS TO WHICH THE AGENT SHALL HAVE BEEN NOTIFIED PURSUANT THERETO. THE BORROWER AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

                  SECTION 10.18 AGREEMENT SUPERCEDES ALL PRIOR AGREEMENTS. THIS AGREEMENT, TOGETHER WITH THE NOTES, THE COLLATERAL DOCUMENTS, AND ANY OTHER WRITTEN INSTRUMENTS EXECUTED PURSUANT TO THIS AGREEMENT REPRESENT, COLLECTIVELY, THE FINAL AGREEMENT BETWEEN THE PARTIES HERETO WITH RESPECT TO THE SUBJECT HEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES AND SHALL SUPERSEDE ANY PRIOR AGREEMENT BETWEEN THE PARTIES HEREOF, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT HEREOF.

                  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                  Section 10.19 Imaging. The Borrower understands and agrees that the Agent's or a Bank's document retention policy may involve the imaging of executed loan documents and the destruction of the paper originals, and the Borrower waives any right that it may have to claim that the imaged copies of this Agreement and the Collateral Documents are not originals in any court proceedings pertaining thereto.

                  Section 10.20 Patriot Act. The Agent and the Banks each hereby notifies the Borrower that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Borrower and the other Companies, which information includes the name and address of the Borrower and other information that will allow the Agent and the Banks each to identify the Borrower in accordance with the Patriot Act.

                                   ARTICLE 11

                                     RENEWAL

                  Section 11.1 No Novation. The Borrower confirms that this Agreement has been given in renewal and extension of the Indebtedness to the Banks and the Issuing Bank under the Prior Loan Agreement described in the Preliminary Statement to this Agreement, and that nothing in this Agreement shall constitute the satisfaction or extinguishment of the amount owed thereunder, nor shall it be a novation of the amount owed thereunder.

                  Section 11.2 No Defenses. The Borrower represents and warrants that there is no defense, offset, compensation, counterclaim or reconventional demand with respect to amounts due under, or performance of the terms of, the prior Note or the Prior Loan Agreement; and to the extent any such defense, offset, compensation, counterclaim or reconventional demand or other causes of action might exist, known or unknown, such items are hereby waived by the Borrower.

                  Section 11.3 Transition. Until the conditions precedent in
Section 7.1 have been met, the terms of the Prior Loan Agreement shall remain in full force and effect, and the Borrower may borrow under the terms established thereunder (but only until and no later than June 30, 2006), so long as all of the conditions and requirements otherwise established in this Agreement are met. The Borrower, the Agent and the Banks acknowledge that certain provisions of the Prior Loan Agreement shall remain pertinent for a time after the effectiveness of this Agreement, such as the Percentage Outstanding under the Prior Loan Agreement being used for the determinations of the initial Applicable LIBO Rate Margin and Applicable Prime Rate Margin, the fee payable under Subsection 2.5(a) to the Initial Bank, and pertaining to letters of credit issued under the Prior Loan Agreement which remain outstanding on and after the Closing Date.

                  IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed as of the date first above written.

                  SECTIONS 2.8, 5.13 AND 5.14 CONTAIN AN INDEMNITY.


BORROWER:                         GMX RESOURCES INC.


                                  By: /s/ Ken L. Kenworthy, Sr.
                                     ------------------------------------
                                      Name:  Ken L. Kenworthy, Sr.
                                      Title: Executive Vice President and CFO



AGENT:                            CAPITAL ONE, NATIONAL ASSOCIATION


                                  By: /s/ Brian Kerrigan
                                     ------------------------------------
                                      Name:  Brian Kerrigan
                                      Title: Vice President



BANKS:                            CAPITAL ONE, NATIONAL ASSOCIATION,
                                      as a Bank


                                  By: /s/ Brian Kerrigan
                                     ------------------------------------
                                      Name:  Brian Kerrigan
                                      Title: Vice President


                                      UNION BANK OF CALIFORNIA, N.A.


                                  By: /s/ Jarrod Bourgeois
                                     ------------------------------------
                                      Name:  Jarrod Bourgeois
                                      Title: Vice President

                                LIST OF SCHEDULE



1.       Commitments of the Banks








                                 LIST OF ADDENDA

1.       LIBO Rate Provisions

2.       Subordination Terms
















                                LIST OF EXHIBITS


A.       Form of  Note

B.       Form of Assignment and Acceptance

                                   SCHEDULE 1

                             Effective June 7, 2006

                            Commitments of the Banks


Name and Address of Bank                                      Commitment of Bank


1.       Capital One, National Association                    $ 60,000,000.00
         5718 Westheimer, Suite 600
         Houston, Texas  77057

         Attention:  Mr. David R. Reid

         Facsimile Number: (713) 435-5106
         Telephone Number: (713) 435-5332


2.       Union Bank of California, N.A.                       $ 40,000,000.00
         500 North Akard, Suite 4200
         Dallas, Texas  75201
         Attention:  Mr. Jarrod Bourgeois

         Facsimile Number: (214) 922-4209
         Telephone Number: (214) 922-4200

                                   ADDENDUM I

                              LIBO RATE PROVISIONS

         1. The Agent shall determine the interest rate applicable to LIBO Rate Advances, and its determination shall be conclusive in the absence of manifest error. The Agent shall endeavor to notify the Borrower prior to the date on which an interest payment is due, provided that the failure of the Agent to provide such notice shall not affect the Borrower's obligation to pay interest on such date.

         2. If any applicable law or regulation, or the action of any applicable regulatory requirement increases the reserves or capital required to be maintained by any Bank or the Agent with respect to the Loan (including unfunded commitments and obligations on letter of credit), such Bank or the Agent shall promptly deliver a certificate to the Borrower specifying the additional amount as will compensate such Bank or the Agent for the additional costs, which certificate shall be conclusive in the absence of manifest error. The Borrower shall pay the amount specified in such certificate promptly upon receipt.

         3. If the Agent gives notice to the Borrower that no LIBO bid rate is quoted to the Agent (or otherwise that adequate and reasonable methods do not exist for ascertaining the LIBO Rate) for the applicable Interest Period or in the applicable amounts (which notice shall be conclusive and binding on the Borrower and the Banks absent manifest error), then (A) the obligation of the Agent and the Banks to make a LIBO Rate Advance and the ability of the Borrower to select the LIBO Rate for an Advance shall be suspended, and (B) the Borrower shall either prepay all LIBO Rate Advances for which an interest rate is to be determined on such date or the Loan shall thereafter bear interest at the Prime Rate.

         4. If any applicable domestic or foreign law, treaty, rule or regulation (whether now in effect or hereinafter enacted or promulgated, including Regulation D of the Board of Governors of the Federal Reserve System) or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law):

                  (i) changes the basis of taxation of payments to any Bank or the Agent or any principal, interest, or other amounts attributable to any LIBO Rate Advance (other than taxes imposed on the overall net income of such Bank or the Agent);

                  (ii) changes, imposes, modifies, applies or deems applicable any reserve, special deposit or similar requirements in respect of any such LIBO Rate Advance (excluding those for which such Bank or the Agent is fully compensated pursuant to adjustments made in the definition of LIBO Rate) or against assets of, deposits with or for the account of, or credit extended by, any Bank or the Agent; or

                                                                      ADDENDUM I
                                                                        PAGE -2-


                  (iii) imposes on any Bank or the Agent or the interbank eurocurrency deposit and transfer market any other condition or requirement affecting any such LIBO Rate Advance,

and the result of any of the foregoing is to increase the cost to such Bank or the Agent of funding or maintaining any such LIBO Rate Advance (other than costs for which such Bank or the Agent is fully compensated pursuant to adjustments made in the definition of LIBO Rate) or to reduce the amount of any sum receivable by such Bank or the Agent in respect of any such LIBO Rate advance by an amount deemed by such Bank or the Agent to be material, then such Bank or the Agent shall promptly notify the Borrower in writing of the happening of such event and (1) Borrower shall upon demand pay to such Bank or the Agent such additional amount or amounts as will compensate such Bank or the Agent for such additional cost or reduction and (2) Borrower may elect, by giving to the Agent not less than three Business Days' notice, to change the interest rate applicable to such Advance, and any other portion of the Loan bearing interest at the LIBO Rate, to the Prime Rate.

         5. Notwithstanding any other provision hereof, if any change in applicable laws, treaties, rules or regulations or in the interpretation or administration thereof of or in any jurisdiction whatsoever, domestic or foreign, shall make it unlawful or impracticable for any Bank to maintain Advances bearing interest at the LIBO Rate, or shall materially restrict the authority of any Bank to purchase, sell or take certificates of deposit or offshore deposits of dollars, then, upon notice by such Bank to Borrower and the Agent, such Bank's portion of all LIBO Rate Advances which are then outstanding and which cannot lawfully or practicably be maintained shall immediately cease to bear interest at the LIBO Rate and shall commence to bear interest at the Prime Rate. The Borrower agrees to indemnify each Bank and hold it harmless against all costs, expenses, claims, penalties, liabilities and damages which may result from any such change in law, treaty, rule, regulation, interpretation or administration. The Borrower hereby agrees promptly to pay the Agent for the account of such Bank, upon demand by such Bank, any additional amounts necessary to compensate such Bank for any costs incurred by such Bank in making any conversion in accordance with this Paragraph, including any interest or fees payable by such Bank to lenders of funds obtained by it in order to make or maintain hereunder its portion of the Loan accruing interest based on the LIBO Rate.

         6. The Borrower will indemnify the Agent and each Bank against, and reimburse the Agent and each Bank on demand for, any loss or expense incurred or sustained by the Agent and each Bank (including without limitation, any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by the Agent and each Bank to fund or maintain LIBO Rate Advances) as a result of (i) any payment or prepayment (whether authorized or required hereunder or otherwise) of all or a portion of any LIBO Rate Advance on a day other than the day on which the applicable Interest Period ends, (ii) any payment or prepayment, whether required hereunder or otherwise, of the LIBO Rate Advances made after the delivery, but before the effective date, of an election to have the LIBO Rate apply to LIBO

                                                                      ADDENDUM I
                                                                        PAGE -3-


Rate Advance, if such payment or prepayment prevents such election from becoming fully effective, or (iii) the failure of any LIBO Rate Advance to be made by the Agent and each Bank or of any such election to become effective due to any condition precedent to a LIBO Rate Advance not being satisfied or due to any other action or inaction of Borrower. For purposes of this section, funding losses arising by reason of liquidation or reemployment of deposits or other funds acquired by the Agent or any Bank to fund or maintain LIBO Rate Advances shall be calculated as the remainder obtained by subtracting: (1) the yield (reflecting both stated interest rate and discount, if any) to maturity of obligations of the United States Treasury as determined by the Agent or such Bank in an amount equal or comparable to such advance for the period of time commencing on the date of the payment, prepayment or change of rate as provided above and ending on the last day of the subject Interest Period, from (2) the LIBO Rate of the subject Interest Period, times the number of days from the date of payment, prepayment or change of rate to the last day of the subject Interest Period, divided by 360. Any payment due under this paragraph will be paid to the Agent or such Bank within five days after demand therefor by the Agent or such Bank.

         7.       The Borrower covenants and agrees that:

                  (i) The Borrower will pay, within five days after notice thereof from Agent (on behalf of itself or any Bank) and on an after-tax basis, all present and future income, stamp and other taxes, levies, costs and charges whatsoever imposed, assessed, levied or collected on or in respect of any LIBO Rate Advance whether or not legally or correctly imposed, assessed, levied or collected (excluding taxes, levies, costs or charges imposed on or measured by the overall net income of the Agent or any Bank) (all such non-excluded taxes, levies, costs and charges being collectively called "Reimbursable Taxes"). Promptly after the date on which payment of any Reimbursable Taxes is due pursuant to applicable law, the Borrower will, at the request of the Agent, furnish to the Agent evidence in form and substance satisfactory to the Agent that Borrower has met its obligation under this paragraph.

                  (ii) The Borrower will indemnify the Agent and each Bank against, and reimburse the Agent and each Bank on demand for, any Reimbursable Taxes paid by the Agent or such Bank and any loss, liability, claim or expense, including interest, penalties and legal fees, that the Agent and each Bank may incur at any time arising out of or in connection with the failure of Borrower to make any payment of Reimbursable Taxes when due, unless such failure is due to Agent or such Bank's failure to give notice to Borrower of Borrower's obligation to pay such Reimbursable Taxes at least five days prior to the date when they are due. Any payment due under this subsection will be paid to the Agent or such Bank within five days after demand therefor by the Agent or such Bank.

                                                                      ADDENDUM I
                                                                        PAGE -4-


                  (iii) All payments on account of the principal of, and interest on, LIBO Rate Advances and all other amounts payable by Borrower to the Agent and the Banks hereunder shall be made free and clear of and without reduction by reason of any Reimbursable Taxes.

                  (iv) If Borrower is ever required to pay any Reimbursable Taxes with respect to any LIBO Rate Advance, Borrower may elect, by giving to the Agent not less than three (3) Business Days' notice, to change the interest rate applicable to any such advance from the LIBO Rate to the Prime Rate, but such election shall not diminish Borrower's obligation to pay all Reimbursable Taxes therefore imposed, assessed, levied or collected.

                                   ADDENDUM II

                          APPROVED SUBORDINATION TERMS
                          ----------------------------

         Reference is made to the Amended and Restated Loan Agreement, dated as of June 7, 2006, by and among GMX Resources Inc., as Borrower, the Banks party thereto, and Capital One, National Association, as Agent (the "Loan Agreement"). Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Loan Agreement. In the event that the subordination terms are in connection with a guaranty, the term "Guarantor" shall be substituted for the term "Borrower".

         Following are the subordination terms to be applicable to Indebtedness or Guarantees permitted pursuant to Section 6.1(h) of the Loan Agreement.


                                   DEFINITIONS
                                   -----------

         "Insolvency Event" means any event with respect to the Borrower described in Sections 8.1(g), 8.1(h) or 8.1(i) of the Loan Agreement.

         "Junior Creditors" means any holder of, or obligee under or in respect of, any Junior Obligations.

         "Junior Documents" means (i) [IDENTIFY THE DOCUMENTS CREATING THE SUBORDINATED INDEBTEDNESS OR SUBORDINATED GUARANTEES], (ii) each agreement, instrument or other document executed or delivered in connection with the refinancing of any Junior Obligations, and (iii) each agreement, instrument or other document executed or delivered in connection with any of the foregoing.

         "Junior Liens" means any Liens securing all or any portion of the Junior Obligations.

         "Lien" means any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on jurisprudence, statute or contract, and including without limitation the lien or security interest arising from a mortgage, pledge, security agreement, production payment, conditional sale, bond for deed or trust receipt or a lease, consignment or bailment for security purposes. For the purposes of this definition, the Borrower shall be deemed to be the owner of any property which it has accrued or holds subject to a conditional sale agreement, financing lease or other arrangement pursuant to which title to the property has been retained by or vested in some other Person for security purposes.

         "Junior Obligations" means all of the obligations and liabilities of the Borrower under the Junior Documents, whether fixed, contingent, now existing or hereafter arising, created, assumed or incurred, and including any obligation or liability in respect of any breach of any representation or warranty and in respect of any rights of repurchase, redemption or rescission.

                                                                     ADDENDUM II
                                                                        PAGE -2-


         "Remedies" means, with respect to any debt (including without limitation the Junior Obligations) (i) the acceleration of the maturity of any such debt, (ii) the exercise of any put right or other similar right to require the Borrower or any Subsidiary to repurchase any such debt prior to the stated maturity thereof, (iii) the collection or commencement of proceedings against the Borrower, any Subsidiary or any other Person obligated on such debt or any of their respective property, to enforce or collect any such debt, (iv) taking possession of or foreclosing upon (whether by judicial proceedings or otherwise) any Liens, or causing a marshaling of any property of the Borrower or any Subsidiary, (v) the making of a demand and respect of any guaranty given by any Person of such debt, (vi) exercising any other remedies with respect to such debt or any claim with respect thereto, or (vii) the taking of any action against the Borrower, any Subsidiary or any other Person obligated on or for such debt, or any of their respective assets, pertaining to the terms of the agreements governing such debt (including documents regarding the Junior Liens).

         "Senior Agent" means the Agent.

         "Senior Creditors" means any holder of, or obligee under or in respect of, any Senior Obligations.

         "Senior Documents" means (i) the Loan Agreement, (ii) each agreement, instrument or other document executed or delivered in connection with refinancing of Senior Obligations, (iii) any Secured Hedge Agreement, and (iv) each agreement, instrument or other document executed or delivered in connection with any of the foregoing.

         "Senior Liens" means any Liens securing all or any portion of the Senior Obligations.

         "Senior Obligations" means all of the obligations and liabilities of the Borrower under the Senior Documents, whether fixed, contingent, now existing or hereafter arising, created, assumed or incurred, and including (i) any obligation or liability in respect of any breach of any representation or warranty and in respect of any rights of redemption or rescission and (ii) all post-petition interest and make-whole premiums, whether or not allowed as a secured claim or as an unsecured claim in any proceeding, including any proceeding arising under Title 11 of the United States Code, arising in connection with an Insolvency Event.

                               PAYMENT PROVISIONS
                               ------------------

                  1. Payment Defaults. No payment of Junior Obligations may be made by the Borrower in the event that the principal of, or interest on, or any other amount payable in respect of, the Senior Obligations is not paid when due, whether at maturity or at a date fixed for prepayment or by declaration or otherwise (a "Payment Default"), unless and until such Payment Default has been cured or waived or otherwise has ceased to exist.

                                                                     ADDENDUM II
                                                                        PAGE -3-


                  2. Non-Payment Defaults. No payment of Junior Obligations may be made by the Borrower in the event that an Event of Default other than a Payment Default (a "Non-Payment Default") has occurred, and has not been cured or waived, provided that the Senior Agent delivers written notice (a "Blockage Notice") to the Borrower and to the Junior Creditors directing the Borrower not to make payment of the Junior Obligations. Notwithstanding the foregoing, unless
(i) the Senior Obligations have been declared due and payable in their entirety within ninety (90) days after the Blockage Notice is given as set forth above (the "Blockage Period") and (ii) such declaration has not been rescinded or waived upon expiration of the Blockage Period, the Borrower will be required to pay to the Junior Creditors all sums not paid to the Junior Creditors during the Blockage Period due to the prohibitions of this paragraph (and upon the making of such payments any acceleration of the Borrower's obligations with regard to the Junior Obligations which was declared during the Blockage Period because of the Borrower's failure to make payments due to the prohibitions in this paragraph will be of no further force or effect) and to resume all other payments due under the Junior Obligations as and when they are due. Not more than one Blockage Notice may be given in any consecutive 365 day period, irrespective of the number of defaults with respect to Senior Obligations that may occur during such period. In no event may the number of days during which any Blockage Period is, or Blockage Periods are, in effect exceed 180 days in the aggregate during any consecutive 365 day period.

                  3. Insolvency Events. Upon any distribution of assets of the Borrower as a result of any dissolution, winding up, liquidation or reorganization (including as a result of an Insolvency Event), all Senior Obligations must be paid in full in cash before any payment is made on account of the Junior Obligations.

                  4. Turn-Over. If the Junior Creditors receive any payments in respect of the Junior Obligations which they are not entitled to receive pursuant to the applicable subordination terms, such payment must be delivered to the Senior Agent on behalf of the holders of the Senior Obligations as their interests may appear.

                                 LIEN PROVISIONS
                                 ---------------

                  5. Priority. The Senior Liens shall be senior and superior to the Junior Liens. The foregoing priority shall remain irrespective of modifications, amendments, renewals or extensions of the Senior Obligations, and irrespective of any advances made by either party to preserve the collateral or the priority of their Liens in the Collateral.

                  6. No Contest. The Junior Creditors shall not contest the validity, perfection, priority or enforceability of any Lien granted to the Senior Creditors by the Borrower or its affiliates. The Junior Creditors shall not contest Remedies actions taken by the Senior Creditors.

                  7. Standstill. The Junior Creditors shall not exercise any Remedies in respect of the Junior Liens until ninety (90) days after the first to occur of (i) the date the Agent receives

                                                                     ADDENDUM II
                                                                        PAGE -4-


notice from the Junior Creditors of the occurrence of an Event of Default under the Junior Obligations or (ii) the Borrower files or consents by answer or otherwise to the filing against it of a petition for relief or reorganization or other partition in bankruptcy.

                  8. Release of Collateral. The Junior Creditors shall agree and consent in advance to the automatic release of the Junior Liens on any collateral upon a sale thereof in compliance with the asset sale covenant in the Senior Documents.


                                OTHER PROVISIONS
                                ----------------

                  9. Maturity. The maturity of the Junior Obligations shall be at least one year after the Maturity Date.

                  10. Maximum Amount. The maximum aggregate principal amount of the Junior Obligations outstanding at any time and from time to time, when added to the total amount of Qualified Redeemable Preferred Equity issued by the Borrower, shall not exceed twenty five million ($25,000,000.00) dollars.

                  11. No Cross Default. No Default under the Senior Obligations shall result in a default under the Junior Obligations, except for a Payment Default on the Maturity Date. Cross acceleration is permitted.

                  12. Filing Claims. The Senior Agent shall be irrevocably authorized to file any required proof of claim if the Junior Creditors fail to do so in a timely manner.

                  13. Bankruptcy. The Junior Creditors shall agree and give advance consent with respect to any of the following actions in any bankruptcy proceedings of the Borrower: (i) any use of cash collateral approved by the Senior Creditors, (ii) any court-approved asset sale that is also approved by the Senior Creditors, so long as the Junior Liens attach to the proceeds of the sale in accordance with the Lien priorities agreed to in the Intercreditor Agreement, and (iii) debtor-in-possession financings under which the Liens securing such debtor-in-possession financing rank prior or equal to the Liens securing the Senior Obligations.

                  14. Amendments. No amendment to the subordination provisions is permitted without the consent of the Senior Agent.

                                    EXHIBIT A
                                    ---------

                                  FORM OF NOTE

                               LINE OF CREDIT NOTE



Borrower:                                               Bank:
--------                                                ----

GMX Resources Inc.                                      ________________________
9400 North Broadway, Suite 600                          ________________________
Oklahoma City, Oklahoma  73114                          ________________________
                                                        ________________________


________________________________________________________________________________

Principal Amount:          Maturity Date of Note:             Date of Note
U.S. $____________             July 29, 2008                  June __, 2006


PROMISE TO PAY. GMX RESOURCES INC. ("Borrower"), an Oklahoma corporation, promises to pay to the order of ("Bank") at the main office in New Orleans, Louisiana (313 Carondelet Street) of Capital One, National Association ("Agent"), in lawful money of the United States of America, the sum of and 00/100 dollars (U.S. $ ), or such other or lesser amount as from time to time equals the aggregate unpaid principal balance of loan advances made to Borrower by Bank on a revolving line of credit basis as provided below, together with simple interest assessed on the variable rate(s) basis provided below, with interest being assessed on the unpaid principal balance of this Note as outstanding from time to time, commencing on the date hereof and continuing until this Note is paid in full. Interest on Base Rate Advances under this Note shall be calculated on the basis of a 365 (or in a leap year 366) day year and the actual number of days elapsed, and on LIBO Rate Advances under this Note shall be calculated on a 365/360 simple interest basis, that is, by applying the ratio of the annual interest rate over a year of 360 days, times the outstanding principal balance, times the actual number of days the principal balance is outstanding.

LOAN AGREEMENT. This Note is a Note referred to in and executed pursuant to that certain amended and restated loan agreement dated as of June 7, 2006 among Borrower, Agent and the banks from time to time party thereto (as amended, renewed or restated from time to time, the "Loan Agreement"), and is entitled to the benefits thereof. Unless otherwise defined herein, each capitalized term used herein shall have the same meaning set forth in the Loan Agreement. Reference is made to the Loan Agreement for provisions for the acceleration of the maturity

                                                                       EXHIBIT A
                                                                        PAGE -2-


hereof on the occurrence of certain events specified therein, for mandatory prepayments required of the Borrower in certain circumstances, and for all other pertinent provisions.

LINE OF CREDIT. This Note evidences revolving line of credit advances that may be made from time to time to Borrower under the Loan Agreement (including loan advances arising from draws on standby letters of credit issued thereunder). Borrower agrees to be liable for all sums either (a) advanced in accordance with the instructions of an authorized person as specified in the Loan Agreement or
(b) credited pursuant to the Loan Agreement to any of Borrower's deposit accounts with Agent. The unpaid principal balance owing on this Note at any time may be evidenced by endorsements on this Note or by Agent's or Bank's internal records, including daily computer print-outs. Advances shall only be made in accordance with the terms and conditions of the Loan Agreement.

PAYMENT. Borrower will pay interest on Base Rate Advances at the Base Rate monthly in arrears on the last day of each successive calendar month, but in no event greater than the Maximum Rate (as such term is defined in the Loan Agreement). Borrower will pay interest on LIBO Rate Advances at the applicable LIBO Rate on the last day of each applicable LIBO Rate Interest Period for each LIBO Rate Advance, but in no event greater than the Maximum Rate. Borrower will pay the balance of all outstanding principal on this Note, together with all accrued but unpaid interest, at the Maturity Date. Borrower will pay Bank at Agent's address shown above or at such other place as Bank may designate in writing. All payments and prepayments made by Borrower hereunder shall be made to Bank, in immediately available funds, before 11:00 a.m. (Central Time) on the day that such payment is required, or otherwise is, to be made. Any payment received and accepted by Bank after such time shall be considered for all purposes (including the calculation of interest to the extent permitted by law) as having been made on the next following Business Day. Whenever any payment to be made hereunder falls on a day other than a Business Day, then unless otherwise provided in the Loan Agreement such payment shall be made on the next succeeding Business Day (without penalty or default), and such extension of time shall in each case be included in the calculation of interest. Unless otherwise agreed or required by applicable law, payments will be applied first to accrued unpaid interest, then to principal, and any remaining amount to any unpaid collection costs and late charges.

VARIABLE INTEREST RATES. This Note bears interest on and after the date hereof to and including the Maturity Date at the variable rate(s) per annum equal to the Base Rate or LIBO Rate, as selected by Borrower in accordance with the Loan Agreement, but in no event greater than the Maximum Rate. The interest rate on this Note is subject to change from time to time based on changes in the Prime Rate and the LIBO Rate. If the index rate used in determining the Prime Rate becomes unavailable during the term of this Note, Agent may designate a substitute index after notice to Borrower. Agent will tell Borrower the Prime Rate upon Borrower's request. Borrower understands that Bank may make loans based on other rates as well. The interest rate change will not occur more than once each day. Under no circumstances will the interest rate on this Note be more than the Maximum Rate allowed by applicable law. The

                                                                       EXHIBIT A
                                                                        PAGE -3-


unpaid principal balance of this Note shall bear interest from and after an Event of Default or the Maturity Date until paid at the Default Rate from time to time in effect.

PREPAYMENT. Borrower may prepay this Note in full or in part at any time by paying the then unpaid principal balance of this Note, plus accrued simple interest and any unpaid late charges through date of prepayment, subject to restrictions regarding permitted timing and advance notice set forth in the Loan Agreement, but without penalty or premium. Borrower may be required to prepay this Note from time to time in accordance with the Loan Agreement. If Borrower prepays this Note in full, or if Bank accelerates payment, Borrower understands that, unless otherwise required by law, any prepaid fees or charges will not be subject to rebate and will be earned by Bank at the time this Note is signed.

LATE CHARGE. If Borrower fails to pay any payment under this Note in full within ten (10) days of when due, Borrower agrees to pay Bank a late payment fee in an amount equal to 5.000% of the delinquent interest due. Late charges will not be assessed following declaration of default and acceleration of maturity of this Note.

DEFAULT. If any Event of Default occurs, Agent and Bank shall have all the rights and remedies (including acceleration of the Maturity Date of this Note) available to them pursuant to the Loan Agreement or applicable law.

ATTORNEYS' FEES. If Bank refers this Note to an attorney for collection, or files suit against Borrower to collect this Note, or if Borrower files for bankruptcy or other relief from creditors, Borrower agrees to pay Agent's and Bank's reasonable attorneys' fees.

DEPOSIT ACCOUNTS. As collateral security for repayment of this Note and all renewals and extensions, as well as to secure any and all Indebtedness that Borrower may now or in the future owe to Agent or any Bank in connection with the Loan Agreement, Borrower hereby grants Agent for itself and the ratable benefit of the Banks a continuing security interest in any and all funds that Borrower may now and in the future have on deposit with Agent or in certificates of deposit or other deposit accounts as to which Borrower is an account holder (with the exception of IRA, pension, and other tax-deferred deposits).

COLLATERAL. This Note is secured by the Collateral and Collateral Documents as provided in the Loan Agreement.

WAIVERS. Borrower and each guarantor of this Note hereby waive presentment for payment, protest, notice of protest and notice of nonpayment, and all pleas of division and discussion, and severally agree that their obligations and liabilities to Bank hereunder shall be on a "solidary" or "joint and several" basis. Borrower and each guarantor further severally agree that discharge or release of any party who is or may be liable to Bank for the indebtedness represented hereby, or the release of any collateral directly or indirectly securing repayment hereof, shall not have the effect of releasing any other party or parties, who shall remain liable to Bank, or of releasing any

                                                                       EXHIBIT A
                                                                        PAGE -4-


other collateral that is not expressly released by Bank. Borrower and each guarantor additionally agree that Bank's acceptance of payment other than in accordance with the terms of this Note, or Bank's subsequent agreement to extend or modify such repayment terms, or Bank's failure or delay in exercising any rights or remedies granted to Bank, shall likewise not have the effect of releasing Borrower or any other party or parties from their respective obligations to Bank, or of releasing any collateral that directly or indirectly secures repayment hereof. In addition, any failure or delay on the part of Bank to exercise any of the rights and remedies granted to Bank shall not have the effect of waiving any of Bank's rights and remedies. Any partial exercise of any rights and/or remedies granted to Bank shall furthermore not be construed as a waiver of any other rights and remedies; it being Borrower's intent and agreement that Bank's rights and remedies shall be cumulative in nature. A waiver or forbearance on the part of Bank as to one event of default shall not be construed as a waiver or forbearance as to any other default. Borrower and each guarantor of this Note further agrees that any late charges provided for under this Note will not be charges for deferral of time for payment and will not and are not intended to compensate Bank for a grace or cure period, and no such deferral, grace or cure period has been or will be granted to Borrower in return for the imposition of any late charge. Borrower recognizes that Borrower's failure to make timely payment of amounts due under this Note will result in damages to Bank, including but not limited to Bank's loss of the use of amounts due, and Borrower agrees that any late charges imposed by Bank hereunder will represent reasonable compensation to Bank for such damages. Failure to pay in full any installment or payment timely when due under this Note, whether or not a late charge is assessed, will remain and shall constitute an event of default hereunder.

SUCCESSORS AND ASSIGNS LIABLE. Borrower's and each guarantor's obligations and agreements under this Note shall be binding upon Borrower's and each guarantor's respective successors, heirs, legatees, devisees, administrators, executors and assigns. The rights and remedies granted to Bank under this Note shall inure to the benefit of Bank's successors and assigns, as well as to any subsequent holder or holders of this Note.

CAPTION HEADINGS. Caption headings of the sections of this Note are for convenience purposes only and are not to be used to interpret or to define their provisions. In this Note, whenever the context so requires, the singular includes the plural and the plural also includes the singular.

WAIVER OF JURY TRIAL. BANK AND BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE THE RIGHT TO ANY JURY TRIAL IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM BROUGHT BY EITHER BANK OR BORROWER AGAINST THE OTHER.

GOVERNING LAW. THIS NOTE IS A CONTRACT MADE UNDER AND SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE UNITED STATES OF AMERICA (INCLUDING FEDERAL LAW THAT PERMITS

                                                                       EXHIBIT A
                                                                        PAGE -5-


BANK TO CHARGE INTEREST AT THE RATE ALLOWED BY THE LAWS OF THE STATE WHERE BANK IS LOCATED) AND THE STATE OF TEXAS. Without limiting the intent of the parties set forth above, Chapter 346 of the Texas Finance Code, as amended (relating to revolving loans and revolving tri-party accounts (formerly Tex. Rev. Civ. Stat. Ann. Art. 5069, Ch. 15)), shall not apply to this Note, or the transactions contemplated hereby.

AGREEMENT SUPERSEDES ALL PRIOR AGREEMENTS. THIS NOTE, AND THE LOAN AGREEMENT AND THE COLLATERAL DOCUMENTS REPRESENT, COLLECTIVELY, THE FINAL AGREEMENT BETWEEN THE PARTIES HERETO WITH RESPECT TO THE SUBJECT HEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES, AND SHALL SUPERSEDE ANY PRIOR AGREEMENT BETWEEN THE PARTIES HEREOF, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT HEREOF.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

SEVERABILITY. If any provision of this Note is held to be invalid, illegal or unenforceable by any court, that provision shall be deleted from this Note and the balance of this Note shall be interpreted as if the deleted provision never existed.

RENEWAL. This Note is given in renewal of Indebtedness under a prior promissory note, and nothing in this Note shall constitute the satisfaction or extinguishment of such Indebtedness, nor shall it be a novation of the amount owed by Borrower under the Loan Agreement prior to its restatement; rather this Note merely evidences a replacement of the amounts available to be borrowed by Borrower from Bank under the Loan Agreement.

USURY SAVINGS. The usury savings provisions set forth in the Loan Agreement (including the provisions of subparts (iii) and (iv) of Section 2.13 of the Loan Agreement), are hereby incorporated into this Note by this reference.

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS. BORROWER AGREES TO THE TERMS OF THE NOTE AND ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THE NOTE.


BORROWER:                             GMX RESOURCES INC.



                                      By: _____________________________________
                                          Name:  Ken L. Kenworthy, Sr.
                                          Title: Executive Vice President & CFO

                                                                       EXHIBIT A
                                                                        PAGE -6-



STATE OF OKLAHOMA    )
                     )
                     ) SS:
                     )
COUNTY OF OKLAHOMA   )



                  BEFORE ME, the undersigned Notary Public duly commissioned qualified and sworn within and for the State and County written above, personally came and appeared Ken L. Kenworthy, Sr., to me personally known, and who being by me duly sworn, did say that he is the authorized Executive Vice President & CFO of GMX Resources Inc., whose name is subscribed to the foregoing Line of Credit Note and that he executed the foregoing Line of Credit Note by authority of said corporation's board of directors on behalf of said corporation.

                  THUS DONE AND SIGNED before me and the two undersigned witnesses in the County and State aforesaid, on this ____ day of June, 2006. Witness my hand and official seal.

WITNESSES:


_____________________                        ___________________________________
Name:                                        Name:   Ken L. Kenworthy, Sr.


_____________________
Name:


                       ___________________________________
                                  NOTARY PUBLIC


                                      Seal

                       My Commission expires:_____________
                       Commission number: ________________

                                    EXHIBIT B
                                    ---------

                        FORM OF ASSIGNMENT AND ACCEPTANCE

                        Dated Effective ____________, 200



                  Reference is made to the Amended and Restated Loan Agreement dated effective as of June 7, 2006, as the same may be amended, modified or supplemented from time to time (as so amended, modified or supplemented from time to time, the "Agreement"), among GMX Resources Inc., as Borrower, Capital One, National Association, as Agent, and the banks party thereto (the "Banks"). Capitalized terms which are used herein without definition and which are defined in the Agreement shall have the same meanings herein as in the Agreement.

                  __________________(the "Assignor") and ___________________(the
"Assignee") agree as follows:

                  1. Assignment. The Assignor hereby sells and assigns, without recourse, to the Assignee, and the Assignee hereby purchases and assumes, without recourse, from the Assignor, as of the Effective Date (as hereinafter defined) a ___% interest in and to all the Assignor's rights and obligations under the Agreement (including, without limitation, its Commitment, the Loan currently owing to it and the Note held by it and the related participations in respect of issued letters of credit).

                  2. Concerning the Assignor. The Assignor (i) represents that as of the date hereof, its Commitment percentage (without giving effect to assignments thereof which have not yet become effective) is ___%, and the outstanding balance of its Loan (unreduced by any assignments thereof which have not yet become effective) is $_____________; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Agreement or any other instrument or document furnished pursuant thereto, other than that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under the Agreement, the Note, or any Collateral Document or any other instrument or document furnished pursuant thereto; and (iv) attaches the Note delivered to it under the Agreement and requests that the Borrower exchange such Note for a new Note payable to each of the Assignor and the Assignee as follows:

                                                                       EXHIBIT B
                                                                        PAGE -2-


                  Notes Payable to
                  the Order of:                           Amount of Note
                  ----------------                        --------------

                  [Name of Assignor]                      [Note ($    )]

                  [Name of Assignee]                      [Note ($    )]


                  3. Concerning the Assignee. The Assignee (i) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (ii) confirms that it has received a copy of the Agreement, together with copies of the financial statements referred to therein and the most recent financial statements delivered pursuant thereto and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (iii) agrees that it will, independently and without reliance upon the Assignor, the Agent or any other Banks and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Agreement; (iv) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Agreement and the Note as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all the obligations which the Agreement, the Note, and the Collateral Documents require are to be performed by it as a Bank; and (vi) attaches any U.S. Internal Revenue Service forms required under Section 9.6(a)(viii)(B) of the Loan Agreement.

                  4. Substitution. The Assignee shall deliver to the Agent one or more signature pages to the Loan Agreement, and one or more signatures to the Intercreditor Agreement (if in effect), in each case containing the signature of the Assignee. The Assignee's address for notices to be given under the Loan Agreement, and to be noted on the revised Schedule 1 to the Loan Agreement, is:

                              _____________________

                              _____________________

                              _____________________

                              Facsimile Number:_____________________


                  5. Effective Date. The effective date for this Assignment and Acceptance shall be __________________ (the "Effective Date") (which Effective Date shall be at least five (5) Business Days after the execution of this Assignment and Acceptance). Following the execution of this Assignment and Acceptance, it will be delivered to the Agent for acceptance together with the Agent's fee and reasonable expenses as required by Loan Agreement Section 9.6(a)(v) and (vi).

                                                                       EXHIBIT B
                                                                        PAGE -3-



                  6. Obligations. Upon such acceptance and recording, from and after the Effective Date, (i) the Assignee shall be a party to the Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Bank thereunder, and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Agreement, other than confidentiality requirements.

                  7. Payments. Upon such acceptance and recording, from and after the Effective Date, the Agent shall make all payments in respect of the interest assigned hereby (including payments of principal, interest and other amounts) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments for periods prior to the Effective Date (such as accrued interest and fees up to but excluding the Effective Date) or with respect to the making of this assignment directly between themselves.

                  8. GOVERNING LAW. THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.





               THE REST OF THIS PAGE IS LEFT BLANK INTENTIONALLY.

                                                                       EXHIBIT B
                                                                        PAGE -4-



                  9. Counterparts. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed taken together shall constitute one and the same instrument.


                                     [NAME OF ASSIGNOR]


                                     By:
                                        ------------------------------------
                                         Name:
                                         Title:
                                         Date:


                                     [NAME OF ASSIGNEE]


                                     By:
                                        ------------------------------------
                                         Name:
                                         Title:
                                         Date:


                  Each of the undersigned hereby consents to the assignment contemplated by this Assignment and Acceptance.


                                     GMX RESOURCES INC.


                                     By:
                                        ------------------------------------
                                         Name:
                                         Title:
                                         Date:


                                     CAPITAL ONE, NATIONAL ASSOCIATION,
                                     as Agent


                                     By:
                                        ------------------------------------
                                         Name:
                                         Title:
                                         Date: